As filed with the Securities and Exchange Commission on February 21, 2017
Registration No. 333-215057

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)
Wisconsin (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	47-0871001 (I.R.S. Employer Identification No.)
111 North Washington Street
Green Bay, Wisconsin 54301
(920) 430-1400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Robert B. Atwell
Chairman, President, and Chief Executive Officer
Nicolet Bankshares, Inc.
111 North Washington Street
Green Bay, Wisconsin 54301
(920) 430-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Robert D. Klingler, Esq. Bryan Cave LLP 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3488 (404) 572-6600	John T. Reichert, Esq. Reinhart Boerner Van Deuren, s.c. 1000 North Water Street, Ste. 1700 Milwaukee, Wisconsin 53202 (414) 298-1000
Approximate Date of Commencement of Proposed Sale of the Securities to the Public:   As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement-prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement-prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Preliminary — Subject to Completion Dated February 21, 2017

PROXY STATEMENT OF First Menasha Bancshares, Inc.	PROSPECTUS OF NICOLET BANKSHARES, INC.
PROPOSED MERGER — YOUR VOTE IS VERY IMPORTANT
The boards of directors of First Menasha Bancshares, Inc. (“First Menasha”) and Nicolet Bankshares, Inc. (“Nicolet”) have each unanimously approved a transaction that will result in the merger of First Menasha with and into Nicolet. Nicolet will be the surviving bank holding company in the merger. If the merger is completed, First Menasha shareholders will receive, at the election of each holder, cash of $131.50 per share of First Menasha common stock or 3.411 shares of Nicolet common stock for each share of First Menasha common stock (the “exchange ratio”), subject to proration procedures such that no less than 146,800 shares and no more than 234,900 shares (or approximately 25% to 40% of the issued shares) of First Menasha common stock shall be exchanged for cash and the remaining shares shall be exchanged for Nicolet common stock or cancelled pursuant to the merger agreement. Further, the exchange ratio may fluctuate in the event that the Nicolet Common Stock Price, as defined in the merger agreement, is (a) greater than $43.55, in which case the exchange ratio would become floating at the quotient of  $148.55 divided by the Nicolet Common Stock Price, or (b) less than $33.55, in which case the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price. As a result of these adjustments to the exchange ratio, the value of the Nicolet common stock received per share of First Menasha common stock will not be greater than $148.55 per share or less than $114.44 per share. After the merger is completed, we expect that current First Menasha shareholders will own between 12% and 14% of the outstanding shares of common stock of Nicolet, depending on the aggregate merger consideration elections and assuming no adjustment to the exchange ratio.
Nicolet’s common stock trades on the Nasdaq Capital Market under the symbol “NCBS.” The closing price of Nicolet common stock was $38.09 per share on November 3, 2016, the last trading day before public announcement of the merger. The closing price of Nicolet common stock was $49.18 per share on February 17, 2017, the last trading day before the date of this proxy statement/prospectus. First Menasha’s common stock is quoted on the OTCQX under the symbol “FMBJ.” The last known trade of First Menasha common stock prior to public announcement of the merger was $77.00 per share on September 29, 2016. The shares of Nicolet common stock issued pursuant to the merger will be registered under the Securities Act of 1933, as amended, and will trade on the Nasdaq Capital Market.
We cannot complete the merger unless we obtain the necessary governmental approvals and unless the shareholders of First Menasha approve the merger agreement and the transactions contemplated thereby. First Menasha is asking its shareholders to consider and vote on this merger proposal at First Menasha’s special meeting of shareholders. Whether or not you plan to attend the special meeting, please take the time to vote by following the voting instructions included in the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote FOR the merger agreement and the transactions contemplated thereby. If you do not vote your shares as instructed in the enclosed proxy card, or if you do not instruct your broker how to vote any shares held for you in “street name,” the effect will be a vote against the merger.
The special meeting will be held on April 3, 2017 at 5:30 p.m., at the Butte des Morts Country Club, Inc., 3600 W. Prospect Avenue, Appleton, WI 54914.
This document contains a more complete description of the special meeting and the terms of the merger. We urge you to review this entire document carefully. You may also obtain additional information about Nicolet from documents that Nicolet has filed with the Securities and Exchange Commission.
The First Menasha board of directors recommends that First Menasha shareholders vote FOR approval of the merger agreement and the transactions contemplated thereby.

Peter J. Prickett Chairman of the Board, President and Chief Executive Officer First Menasha Bancshares, Inc.
You should read this entire proxy statement-prospectus carefully because it contains important information about the merger. In particular, you should read carefully the information under the section entitled “Risk Factors,” beginning on page 9.
Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the securities to be issued in the merger or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.
The shares of Nicolet common stock to be issued in the merger are not deposits or savings accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
This proxy statement-prospectus is dated February 23, 2017, and is first being mailed to First Menasha’s shareholders on or about February 28, 2017.

PLEASE NOTE
We have not authorized anyone to provide you with any information other than the information included in this proxy statement-prospectus and the documents to which we refer you herein. If someone provides you with other information, please do not rely on it as being authorized by us.
This proxy statement–prospectus has been prepared as of the date on the cover page. There may be changes since that date in the affairs of First Menasha or Nicolet that are not reflected in this document.
As used in this proxy statement-prospectus, the terms “First Menasha” and “Nicolet” refer to First Menasha Bancshares, Inc. and Nicolet Bankshares, Inc., respectively. Where the context requires, “First Menasha” may refer to First Menasha Bancshares, Inc. and its subsidiaries, including The First National Bank – Fox Valley. Similarly, “Nicolet” may refer to Nicolet Bankshares, Inc. and its subsidiaries, including Nicolet National Bank.
Unless the context indicates otherwise, all references to the “merger agreement” refer to the Agreement and Plan of Merger dated November 3, 2016, between Nicolet and First Menasha, which is included in its entirety at Appendix A.

First Menasha Bancshares, Inc.
550 South Green Bay Road
Neenah, Wisconsin 54956

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 3, 2017

To the Shareholders of First Menasha Bancshares, Inc.:
First Menasha Bancshares, Inc. will hold a special meeting of shareholders at the Butte des Morts Country Club, Inc., 3600 W. Prospect Avenue, Appleton, WI 54914, on April 3, 2017, at 5:30 p.m., local time, for the following purposes:
1.   Merger.   To authorize, approve and adopt the Agreement and Plan of Merger by and between First Menasha Bancshares, Inc. and Nicolet Bankshares, Inc., pursuant to which First Menasha will merge with and into Nicolet, and the other transactions contemplated by the merger agreement. A copy of the merger agreement is attached to the accompanying proxy statement-prospectus as Appendix A.
2.   Other business.   To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.
3.   Adjournment.   To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.
Only shareholders of record at the close of business on February 17, 2017, the record date, are entitled to notice of and to vote at the special meeting or any adjournments or postponements of the special meeting. The approval of the merger agreement requires the affirmative vote of at least a majority of the shares of First Menasha common stock outstanding on the record date.
After careful consideration, the First Menasha board of directors supports the merger and unanimously recommends that you vote FOR approval of the Agreement and Plan of Merger and the transactions contemplated thereby and FOR the adjournment proposal.
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by following the instructions in the enclosed proxy card. You may revoke your proxy at any time before it is voted by giving written notice of revocation to First Menasha’s Corporate Secretary or by filing a properly executed proxy card of a later date with First Menasha’s Corporate Secretary at or before the meeting. You may also revoke your proxy by attending the meeting, giving oral notice of your revocation, and voting your shares in person at the meeting.
First Menasha shareholders have dissenters’ rights with respect to the merger under Wisconsin law. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Subchapter XIII of the Wisconsin Business Corporation Law will be entitled to receive payment of the fair value of their shares in cash in accordance with Wisconsin law. A copy of Subchapter XIII of the Wisconsin Business Corporation Law is attached as Appendix C to the proxy statement-prospectus.
We do not know of any other matters to be presented at the special meeting, but if other matters are properly presented, the persons named as proxies will vote on such matters at their discretion.
By Order of the Board of Directors
Peter J. Prickett
Chairman of the Board, President and Chief Executive Officer
Neenah, Wisconsin
February 23, 2017

QUESTIONS AND ANSWERS
Q:
On what am I being asked to vote?

A:
You are being asked to approve the Agreement and Plan of Merger by and between Nicolet and First Menasha, which we may refer to as the merger agreement, which provides for the merger of First Menasha with and into Nicolet, and the other transactions contemplated thereby. You are also being asked to approve a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.

Q:
How does the board of directors recommend I vote on the merger agreement?

A:
The board of directors of First Menasha has unanimously approved and adopted the merger agreement and recommends that First Menasha shareholders vote “FOR” approval of the merger agreement and the transactions contemplated thereby, and “FOR” approval of the adjournment proposal.

Q:
What will happen to The First National Bank – Fox Valley as a result of the merger?

A:
If the merger occurs, The First National Bank – Fox Valley, which is a wholly owned subsidiary of First Menasha, will be merged with and into Nicolet National Bank, which is a wholly owned subsidiary of Nicolet. We may refer to this transaction as the “bank merger.” Nicolet National Bank will be the surviving entity in the bank merger.

Q:
What vote is required to approve the merger agreement and the transactions contemplated thereby?

A:
The merger cannot be completed unless a majority of the outstanding shares of First Menasha vote to approve the merger agreement and the transactions contemplated thereby.

Q:
What will I receive in the merger?

A:
If the merger is completed, each share of First Menasha common stock (excluding treasury shares, shares held directly or indirectly by Nicolet (other than in a fiduciary capacity or in connection with debts previously contracted), shares underlying restricted stock awards, and dissenting shares; all such shares are referred to herein as the “cancelled shares”) will be converted into the right to receive, at the holder’s election and subject to the proration and the exceptions explained further below, 3.411 shares of Nicolet common stock (the “per share stock consideration”) or cash of  $131.50 per share of First Menasha common stock (the “per share cash consideration”).

Merger Consideration Election Procedures
Each First Menasha shareholder may make an election to exchange their First Menasha shares for Nicolet common stock (“stock election shares”), cash (“cash election shares”), or a mix of both. Nicolet or Computershare Trust Company, N.A. (the “exchange agent”) will mail to all shareholders an election form and customary transmittal materials following the mailing of the proxy statement. Completed election forms will be due five business days prior to the closing of the merger (the “election deadline”). At this time, we expect the election deadline to be 5:00 p.m. Eastern Time on April 21, 2017. Any shares for which a completed election form is not received by the election deadline will be treated as shares not making an election preference for cash or stock (“no-election shares”).
Merger Consideration Proration and Allocation Procedures
The total number of shares of First Menasha common stock that will be converted into the cash consideration shall be no less than 146,800 shares (the “Cash Election Minimum Threshold,” equal to approximately 25% of the issued shares of First Menasha common stock) and no more than 234,900 shares (the “Cash Election Maximum Threshold,” equal to approximately 40% of the issued shares of First Menasha common stock), with the remaining shares being converted into the stock consideration. As a result, the total consideration to be paid in respect of First Menasha common
i

stock shall consist of between approximately 25% and 40% cash, with the remaining shares being exchanged for Nicolet common stock or cancelled. Any cash payments in respect of cancelled shares, including shares underlying restricted stock awards and dissenting shares, and cash in lieu of fractional shares, will not be counted in determining either of the Cash Election Minimum Threshold or the Cash Election Maximum Threshold.
If the number of shares electing to receive the cash consideration is between the Cash Election Minimum Threshold and the Cash Election Maximum Threshold, each shareholder who elected a form of merger consideration will receive the merger consideration requested, with no proration, and no-election shares will be exchanged for the stock consideration. However, if cash is undersubscribed, certain stock election shares may be exchanged for the cash consideration. Alternatively, if cash is oversubscribed, certain cash election shares may be exchanged for the stock consideration. Generally, no-election shares will be reallocated to receive the form of merger consideration that is undersubscribed. See page 31 of this proxy statement-prospectus for a complete description of the allocation procedures, including examples.
Adjustment of Exchange Ratio
The merger agreement provides that the exchange ratio is fixed unless the Nicolet Common Stock Price (defined in the agreement as the volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period ending on the third trading day prior to the closing date) is (a) greater than $43.55, to which the exchange ratio would become floating at the quotient of  $148.55 divided by the Nicolet Common Stock Price, or (b) less than $33.55, to which the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price. See page 33 of this proxy statement-prospectus for a complete description of the potential adjustment of the exchange ratio, including examples.
Under no circumstances shall the number of shares of Nicolet common stock to be issued in the merger equal or exceed 20% of the number of outstanding shares of Nicolet common stock such that Nasdaq rules would require approval of the merger by Nicolet’s shareholders. The parties agree to reduce the number of shares of Nicolet common stock to be issued and to increase the cash to be issued pro rata to avoid such a shareholder vote.
Cash in Lieu of Fractional Shares
In lieu of any fractional shares of Nicolet common stock, First Menasha shareholders will receive an amount in cash (without interest and rounded to the nearest whole cent) as determined by multiplying the Nicolet Common Stock Price by the fractional share of Nicolet common stock to which such holder would otherwise be entitled.
Dividends of First Menasha
The merger agreement allows First Menasha to continue paying its regular quarterly dividends of $0.35 per share prior to consummation of the merger in the ordinary course of business. Though First Menasha’s board of directors currently expects to pay its regular quarterly dividends, the payment of such dividends is not guaranteed, nor is it a condition to the closing of the merger.
Relative Ownership of Nicolet following Closing
After the merger is completed, we expect that current Nicolet shareholders will own between 86% and 88% of the outstanding shares of common stock of the combined company, and current First Menasha shareholders will own between 12% and 14% of the outstanding shares of common stock of the combined company, depending on the aggregate merger consideration elections made by First Menasha shareholders and assuming no adjustment to the exchange ratio.
Q:
What are the federal income tax consequences of the merger to me?

A:
Bryan Cave LLP has issued an opinion, which it will confirm as of the effective date of the merger, that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). First Menasha shareholders receiving solely stock consideration in the merger will not recognize gain for U.S. federal income tax purposes as a result of the surrender of First Menasha common stock for receipt of Nicolet common stock. However, First Menasha shareholders exchanging First Menasha common stock solely for cash in the merger, whether as a result of a valid election to receive the per share cash consideration, exercising dissenters’ rights, state-restricted shares, cash-out shares or otherwise, will generally recognize gain or loss in an amount equal to the difference between the amount of cash received and the First Menasha shareholder’s aggregate tax basis in its First Menasha common stock surrendered in exchange thereof. First Menasha shareholders exchanging First Menasha common stock for a combination of Nicolet common stock and cash will generally recognize gain (but not loss) in an amount equal to the lesser of  (i) the amount of cash received in the merger and (ii) the excess, if any, of   (A) the sum of the amount of cash and the fair market value of shares of Nicolet common stock received in the merger over (B) the First Menasha shareholder’s aggregate tax basis in the First Menasha common stock surrendered in exchange for Nicolet common stock. Each holder of First Menasha common stock who contemplates making a valid election to receive the per share cash consideration or exercising statutory dissenters’ or appraisal rights should consult its tax advisor as to the possibility that all or a portion of the payment received pursuant to either the election or the exercise of such rights will be treated as dividend income. First Menasha shareholders may also recognize gain for U.S. federal income tax purposes with respect to any cash received in lieu of fractional shares. Your tax treatment will depend on your specific situation and many variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.
Q:
When do you expect the merger to be completed?

A:
We are working to complete the merger on April 28, 2017, assuming First Menasha shareholders and the applicable bank regulatory agencies approve the merger and other conditions to closing are met. We could experience delays in meeting these conditions or be unable to meet them at all. See “Risk Factors” beginning on page 9 for a discussion of these and other risks relating to the merger.

Q:
Will I be able to sell any shares of Nicolet common stock I receive pursuant to the merger?

A:
Yes. The Nicolet common stock issued pursuant to the merger will be registered under the Securities Act of 1933, as amended, and Nicolet will cause the shares to be issued in the merger to be listed on the Nasdaq Capital Market. All shares of Nicolet common stock that you receive pursuant to the merger will be freely transferable unless you are deemed an affiliate of Nicolet. Affiliates of Nicolet will be able to sell the shares they receive pursuant to the merger subject to applicable securities regulations. See “Resale of Nicolet Common Stock” on page 34.

Q:
What should I do now?

A:
After carefully reading and considering the information in this proxy statement-prospectus, follow the voting instructions included in the enclosed proxy card in order to vote your shares as soon as possible, so that your shares will be represented at the special meeting.

NOTE: If you sign and send in your proxy card and do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to approve the merger agreement and the transactions contemplated thereby, and “FOR” the adjournment proposal.
Q:
What if I do not vote?

A:
If you do not vote, it will have the same effect as voting your shares against the merger.

Q:
If my shares are held in “street name” by my broker, will my broker automatically vote my shares for me?

A:
No. Your broker will vote your shares of stock on the merger agreement only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker, and your broker submits an unvoted proxy, the resulting broker nonvote will not be counted toward a quorum and your shares will not be voted at your company’s special meeting, which will have the same effect as voting your shares against the merger.

Q:
Can I change my vote after I deliver my proxy?

A:
Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in three ways. First, you can revoke your proxy by giving written notice of revocation to First Menasha’s Corporate Secretary. Second, you can submit a new properly executed proxy with a later date to First Menasha’s Corporate Secretary at or before the special meeting. The latest proxy actually received before the meeting will be counted, and any earlier proxies will be revoked. Third, you can attend First Menasha’s special meeting, give oral notice of your revocation, and vote your shares in person. Any earlier proxy will be thereby revoked. However, simply attending the meeting without voting will not revoke your proxy. If you hold shares in “street name,” you must contact your broker prior to the special meeting if you wish to revoke your proxy or change your vote.

Q:
Should I send in my stock certificates now?

A:
No. Following the mailing of the proxy statement and the proxy, Nicolet or Nicolet’s exchange agent will send an election form, letter of transmittal and other customary transmittal materials providing written instructions for making an election as to the form of merger consideration to be received and for exchanging First Menasha common stock certificates for the merger consideration in accordance with the merger agreement. In any event, do not send your stock certificates with your proxy card. If you hold your shares in “street name” or “book-entry form” through a broker, the broker will provide separate instructions for voting and for surrendering and exchanging your shares.

Q:
Who can help answer my questions?

A:
If you would like additional copies of this document, or if you would like to ask any questions about the merger and related matters, you should contact:

Michael Boettcher
Senior Vice President and Chief Financial Officer, The First National Bank – Fox Valley
550 South Green Bay Road
Neenah, WI 54956
(920) 729-6944
mboettcher@fnbfoxvalley.com

SUMMARY
We have prepared this summary of certain material information to assist you in your review of this proxy statement-prospectus. It is necessarily general and abbreviated, and it is not intended to be a complete explanation of all of the matters covered in this proxy statement-prospectus. To understand the merger and the issuance of cash and shares of Nicolet common stock in the merger, please see the more complete and detailed information in the sections that follow this summary, as well as the financial statements and appendices included in this proxy statement-prospectus by reference. For more information about Nicolet, please see the section entitled “Where You Can Find Additional Information.” We urge you to read all of these documents in their entirety prior to returning your proxy or voting at the special meeting of your company’s shareholders.
Each item in this summary refers to the page of this document on which that subject is discussed in more detail.
The Companies
Nicolet Bankshares, Inc.
111 North Washington Street
Green Bay, Wisconsin 54301
(920) 430-1400
Nicolet is a Wisconsin corporation and was incorporated as Green Bay Financial Corporation, a Wisconsin corporation, on April 5, 2000, to serve as the holding company for and the sole shareholder of Nicolet National Bank. It amended and restated its articles of incorporation and changed its name to Nicolet Bankshares, Inc. on March 14, 2002. It subsequently became the holding company for Nicolet National Bank upon completion of Nicolet National Bank’s reorganization into a holding company structure on June 6, 2002.
Nicolet is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. It conducts operations through its wholly owned subsidiary, Nicolet National Bank, which was organized in 2000 as a national bank under the laws of the United States and opened for business on November 1, 2000. Nicolet National Bank provides a full range of traditional banking services throughout northeastern Wisconsin and the upper peninsula of Michigan. Nicolet offers commercial, retail and wealth management services through 42 branch locations in Wisconsin and Menominee, Michigan, as of September 30, 2016.
As of September 30, 2016, Nicolet had consolidated total assets of approximately $2.27 billion, consolidated total gross loans of approximately $1.55 billion, consolidated total deposits of approximately $1.93 billion, and consolidated shareholders’ equity of approximately $277 million. At September 30, 2016, Nicolet had 8,632,240 shares of common stock issued and 8,582,425 shares outstanding, held by approximately 2,300 shareholders of record.
First Menasha Bancshares, Inc.
550 South Green Bay Road
Neenah, Wisconsin 54956
(920) 729-6900
First Menasha Bancshares, Inc. is a registered bank holding company headquartered in Neenah, Wisconsin. The First National Bank – Fox Valley (“FNB – Fox Valley”), First Menasha’s wholly owned banking subsidiary, is a national bank chartered under the laws of the United States. FNB – Fox Valley offers a full range of traditional banking services, including commercial and retail, through five retail banking locations throughout the Fox Valley region of Wisconsin.
As of September 30, 2016, First Menasha had consolidated total assets of approximately $476 million, consolidated total gross loans of approximately $376 million, consolidated total deposits of approximately $391 million and consolidated shareholders’ equity of approximately $47 million. At September 30, 2016, First Menasha had 587,297 shares of common stock issued, held by approximately 170 shareholders of record.

The Merger Agreement
(See page 37)
Under the terms of the merger agreement, First Menasha will merge with and into Nicolet, with Nicolet being the surviving corporation. Following the merger of First Menasha with and into Nicolet, FNB – Fox Valley will merge with and into Nicolet National Bank, with Nicolet National Bank being the surviving bank. Both Nicolet and Nicolet National Bank will continue their existence under Wisconsin law and the laws of the United States, respectively, while First Menasha and FNB – Fox Valley will cease to exist. The merger agreement is attached to this document as Appendix A and is incorporated into this proxy statement-prospectus by reference. We encourage you to read the entire merger agreement carefully, as it is the legal document that governs the proposed merger.
What You Will Receive in the Merger
(See page 37)
If the merger is completed, each share of First Menasha common stock (excluding treasury shares, shares held directly or indirectly by Nicolet (other than in a fiduciary capacity or in connection with debts previously contracted), shares underlying restricted stock awards, and dissenting shares; all such shares are referred to herein as the “cancelled shares”) will be converted into the right to receive, at the holder’s election and subject to proration and the exceptions explained further below, either the per share stock consideration of 3.411 shares of Nicolet common stock or the per share cash consideration of  $131.50 per share of First Menasha common stock.
Merger Consideration Election Procedures
Each First Menasha shareholder may make an election to exchange their First Menasha shares for Nicolet common stock, cash, or a mix of both. Nicolet or Nicolet’s exchange agent will mail to all shareholders an election form and customary transmittal materials following the mailing of the proxy statement. Completed election forms will be due five business days prior to the closing of the merger (the “election deadline”). Any shares for which a completed election form is not received by the election deadline will be treated as shares not making an election preference for cash or stock (“no-election shares”). The exchange agent is responsible for completing the allocation of the merger consideration as soon as practicable after the election deadline.
Merger Consideration Proration and Allocation Procedures
The total number of shares of First Menasha common stock that will be converted into the cash consideration shall be no less than 146,800 shares (the “Cash Election Minimum Threshold,” equal to approximately 25% of the issued shares of First Menasha common stock) and no more than 234,900 shares (the “Cash Election Maximum Threshold,” equal to approximately 40% of the issued shares of First Menasha common stock), with the remaining shares being converted into the stock consideration or cancelled.
To the extent that the aggregate number of cash election shares falls outside these limits, shareholders who elected the form of consideration that has been oversubscribed will receive a mixture of both cash and stock consideration in accordance with the following proration procedures:
•
If the number of cash election shares is less than the Cash Election Minimum Threshold, the merger consideration will be allocated as follows:

•
all cash election shares will be exchanged for the cash consideration;

•
to the extent necessary to reach the Cash Election Minimum Threshold, no-election shares will be exchanged for the cash consideration (on a pro rata basis if excess shares are available); and

•
if additional cash elections are required to meet the Cash Election Minimum Threshold, stock election shares will be allocated to receive the cash consideration on a pro rata basis until the number of shares being exchanged for the cash consideration equals the Cash Election Minimum Threshold.

•
If the number of cash election shares is greater than the Cash Election Maximum Threshold, the merger consideration will be allocated as follows:

•
stock election shares and no-election shares will be exchanged for the stock consideration; and

•
cash election shares will be allocated the stock consideration on a pro rata basis until the number of shares being exchanged for the cash consideration equals the Cash Election Maximum Threshold.

•
If the number of shares electing to receive the cash consideration is between the Cash Election Minimum Threshold and the Cash Election Maximum Threshold:

•
cash election shares will be exchanged for the cash consideration; and

•
stock election shares and no-election shares will be exchanged for the stock consideration.

Adjustment of Exchange Ratio
Further, the merger agreement provides that the exchange ratio is fixed unless the Nicolet Common Stock Price (defined in the agreement as the volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period ending on the third trading day prior to the closing date) is (a) greater than $43.55, to which the exchange ratio would become floating at the quotient of  $148.55 divided by the Nicolet Common Stock Price, or (b) less than $33.55, to which the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price. As a result of these adjustments to the exchange ratio, the value of the Nicolet common stock received per share of First Menasha common stock will not be greater than $148.55 per share or less than $114.44 per share.
Under no circumstances shall the number of shares of Nicolet common stock to be issued in the merger equal or exceed 20% of the number of outstanding shares of Nicolet common stock such that Nasdaq rules would require approval of the merger by Nicolet’s shareholders. The parties agree to reduce the number of shares of Nicolet common stock to be issued and to increase the cash to be issued pro rata to avoid such a shareholder vote.
Cash in Lieu of Fractional Shares
In lieu of any fractional shares of Nicolet common stock, First Menasha shareholders will receive an amount in cash (without interest and rounded to the nearest whole cent) as determined by multiplying the Nicolet Common Stock Price by the fractional share of Nicolet common stock to which such holder would otherwise be entitled.
Dividends of First Menasha
The merger agreement allows First Menasha to continue paying its regular quarterly dividends of $0.35 per share prior to consummation of the merger in the ordinary course of business. Though First Menasha’s board of directors currently expects to pay its regular quarterly dividends, the payment of such dividends is not guaranteed, nor is it a condition to the closing of the merger.
Relative Ownership of Nicolet following Closing
After the merger is completed, we expect that current Nicolet shareholders will own between 86% and 88% of the outstanding shares of common stock of the combined company, and current First Menasha shareholders will own between 12% and 14% of the outstanding shares of common stock of the combined company, depending on the aggregate merger consideration elections made by First Menasha shareholders and assuming no adjustment to the exchange ratio.
Effect of the Merger on First Menasha Restricted Stock Awards
(See page 39)
As of September 30, 2016, there were 1,939 shares of First Menasha common stock underlying outstanding restricted stock awards. Pursuant to the merger agreement, each First Menasha restricted stock award outstanding immediately prior to the effective date shall be cancelled in exchange for a cash payment equal to the number of shares of First Menasha common stock underlying such restricted stock award times the per share cash consideration of  $131.50. These shares are included in the number of issued shares of First Menasha common stock and do not count towards the Cash Election Minimum Threshold or the Cash Election Maximum Threshold.
Dissenters’ Rights
(See page 60)
If the merger is completed, First Menasha shareholders who do not vote for the merger and who follow certain procedures as required by Wisconsin law and described in this proxy statement-prospectus will be entitled to exercise dissenters’ rights and receive the “fair value” of their shares in cash under Wisconsin law. If you assert and perfect your dissenters’ rights, you will not receive any merger consideration but will be entitled to receive the “fair value” of your shares of stock in cash as determined in accordance with Wisconsin law. The “fair value” of your shares may be more or less than the consideration to be paid in the merger. Appendix C includes the relevant provisions of Wisconsin law regarding these rights. See “Dissenters’ Rights” beginning on page 60 of this proxy statement-prospectus.
Your Expected Tax Treatment as a Result of the Merger
(See page 49)
We expect that the merger will qualify as a reorganization under Section 368(a) of the Internal Revenue Code and that First Menasha shareholders will not recognize gain for U.S. federal income tax purposes as a result of the surrender of First Menasha common stock solely for receipt of Nicolet common stock. First Menasha shareholders exchanging First Menasha common stock solely for cash in the merger, whether as a result of a valid election to receive the per share cash consideration, exercising dissenter’s rights, state-restricted shares, cash-out shares, or otherwise, will generally recognize gain or loss in an amount equal to the difference between the amount of cash received and the First Menasha shareholder’s aggregate tax basis in its First Menasha common stock surrendered in exchange thereof. First Menasha shareholders exchanging First Menasha common stock for a combination of Nicolet common stock and cash will recognize gain (but not loss) in an amount equal to the lesser of   (i) the amount of cash received in the merger and (ii) the excess, if any, of   (A) the sum of the amount of cash and the fair market value of shares of Nicolet common stock received in the merger over (B) the First Menasha shareholder’s aggregate tax basis in the First Menasha common stock surrendered in exchange for Nicolet common stock. Each holder of First Menasha common stock who contemplates making a valid election to receive the per share cash consideration or exercising statutory dissenters’ or appraisal rights should consult its tax advisor as to the possibility that all or a portion of the payment received pursuant to either the election or the exercise of such rights will be treated as dividend income. First Menasha shareholders may also recognize gain for U.S. federal income tax purposes with respect to any cash received in lieu of fractional shares.
The completion of the merger is conditioned on receipt of a tax opinion from Bryan Cave LLP that the merger qualifies as a tax-free reorganization under Section 368(a) of the Internal Revenue. The opinion will not bind the Internal Revenue Service, which could take a different view.
See “Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the tax consequences of the merger. Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax treatment will depend on your specific situation and many variables not within our control. For these reasons, we recommend that you consult your tax advisor concerning the federal and any applicable state, local or other tax consequences of the merger to you.
Comparative Stock Prices
(See page 66 for Nicolet and page 66 for First Menasha)
Nicolet. Nicolet common stock currently trades on the Nasdaq Capital Market under the ticker “NCBS.” The closing price of Nicolet common stock was $38.09 per share on November 3, 2016, the last trading day before public announcement of the merger. The closing price of Nicolet common stock was $49.18 per share on February 17, 2017, the last trading day before the date of this proxy statement/prospectus.

First Menasha.   First Menasha’s common stock is quoted on the OTCQX under the symbol “FMBJ.” The last trading price of First Menasha common stock prior to public announcement of the merger was $77.00 per share, which occurred on September 29, 2016. The last sale price for a share of First Menasha common stock prior to the date of this proxy statement/prospectus was $142.50 on February 14, 2017.
The First Menasha Board of Directors Recommends Shareholder Approval of the Merger
(See page 16)
The board of directors of First Menasha has unanimously approved the merger agreement and believes that the merger is in the best interests of First Menasha’s shareholders. The board unanimously recommends that you vote FOR approval of the merger proposal and FOR the adjournment proposal.
In deciding to engage in the merger transaction with Nicolet, First Menasha’s board of directors consulted with its management, as well as its legal counsel and financial advisor, and considered numerous factors, including the following:
•
the board’s belief that the combined company and combined bank will each have a strong management team with the experience and qualifications necessary to navigate a larger banking organization;

•
the complementary aspects of the First Menasha and Nicolet businesses, including customer focus, geographic coverage, business orientation, core operating systems and compatibility of the companies’ management and operating styles;

•
the potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company’s earnings and the fact that the nature of the merger consideration allows First Menasha shareholders to liquidate their investment or participate as Nicolet shareholders in the benefits of such savings opportunities and the future performance of the combined company generally;

•
the respective presentations by management and financial advisors concerning the operations, financial condition and prospects of First Menasha and the expected financial impact of the merger on the combined company;

•
the terms of the merger agreement, and the presentation by First Menasha’s outside legal advisors regarding the merger and merger agreement;

•
the belief that First Menasha and Nicolet share a similar strategic vision and a similar community banking philosophy;

•
the financial structure, results of operations, and prospects of First Menasha and Nicolet, the capital adequacy of the resulting holding company and the outlook for the organizations in the rapidly changing financial services industry;

•
the relationship of the consideration to be paid in the merger to market prices and the book value and earnings per share of First Menasha and Nicolet;

•
the fact that the merger will create a significantly larger financial institution that will have capabilities to offer a wider array of financial products and services;

•
the combined resources of the two holding companies are expected to improve the efficiencies associated with the development of new products and services to be offered by Nicolet and its subsidiary bank;

•
the size and capital structure of the resulting holding company following the merger, which are expected to provide greater opportunities and flexibility in responding to the rapidly changing industry for financial service providers;

•
the enhanced ability of the combined organization to take advantage of current and emerging opportunities for growth and profitability;

•
discussions with the Wipfli LLP accounting firm regarding tax aspects of the merger; and

•
the receipt by First Menasha’s board of directors of the Stephens Inc. opinion (discussed below) concerning the fairness, from a financial point of view, of the merger to holders of First Menasha common stock.

Opinion of Stephens Inc.
(See page 22)
In deciding to approve the merger, the board of directors of First Menasha considered the opinion of its financial advisor, Stephens Inc., an investment banking and financial advisory firm. Stephens Inc. has given a fairness opinion to the First Menasha board of directors that, as of the date thereof, the merger consideration is fair, from a financial point of view, to the holders of First Menasha common stock. The opinion is based on and subject to the procedures, matters and limitations described in the opinion and other matters that Stephens Inc. considered relevant. The fairness opinion is attached to this proxy statement-prospectus as Appendix B. We urge all shareholders of First Menasha to read the entire opinion, which describes the procedures followed, matters considered and limitations on the review undertaken by Stephens Inc. in providing its opinion.
Information About the Special Shareholders’ Meeting
(See page 14)
A special meeting of the shareholders of First Menasha will be held on April 3, 2017, at 5:30 p.m., local time. The meeting will be held at the Butte des Morts Country Club, Inc., 3600 W. Prospect Avenue, Appleton, WI 54914. At the meeting, the shareholders of First Menasha will vote on the merger agreement described herein and in the notice for the meeting. If First Menasha’s shareholders approve the merger agreement and the other conditions to completing the merger are satisfied, we expect to complete the merger on April 28, 2017.
Quorum and Vote Required at the Meeting
(See page 14)
Shareholders who own First Menasha common stock at the close of business on February 17, 2017, the record date, will be entitled to vote at the special shareholders’ meeting. A majority of the outstanding shares of First Menasha common stock as of the record date for the meeting must be present in person or by proxy at the meeting in order for a quorum to be present. If a quorum is not present at the meeting, the meeting will be adjourned, and no vote will be taken until and unless a quorum is present.
Approval of the merger proposal requires the affirmative vote of a majority of the shares of First Menasha common stock outstanding on the record date. Abstentions, shares not voted, and broker nonvotes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires that the votes cast for the proposal exceed the votes cast against the proposal.
Share Ownership of Management
(See page 14)
As of the record date for the special meeting, directors and executive officers of First Menasha had or shared voting or dispositive power over approximately 32% of the outstanding shares of First Menasha common stock. It is anticipated that these individuals will vote their shares of First Menasha common stock in favor of the merger agreement. Certain of these individuals have entered into a written agreement with Nicolet providing that they will vote the shares over which they have voting power in favor of the merger agreement. A copy of the form of such agreement is included as an exhibit to the merger agreement.
As of the record date for the meeting, directors and executive officers of Nicolet had or shared no voting or dispositive power over any of the outstanding shares of First Menasha common stock. Nicolet had voting and dispositive power over approximately 3.3% of the issued shares of First Menasha common stock as of the record date.

Structure of the Merger
(See page 18)
•
First Menasha Bancshares, Inc. and FNB – Fox Valley will cease to exist after the merger.

•
Subsequent to the bank merger, the business of FNB – Fox Valley will be conducted through Nicolet National Bank.

•
Upon consummation of the merger and the bank merger, two current members of the First Menasha board of directors will be appointed to the boards of directors of Nicolet and Nicolet National Bank.

We Must Obtain Regulatory Approval to Complete the Merger
(See page 35)
We cannot complete the merger unless we receive the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Office of the Comptroller of the Currency (“OCC”) and the Wisconsin Department of Financial Institutions (the “WDFI”). All regulatory applications and notices required to be filed prior to the merger have been filed, and the approval of the OCC has been received. Although we do not know of any reason why we could not obtain the remaining regulatory approvals in a timely manner, we cannot be certain whether or when we will obtain them.
We Must Meet Several Conditions to Complete the Merger
(See page 40)
In addition to the required regulatory approvals, the merger will be completed only if certain conditions are met or waived, including the following:
•
approval by First Menasha’s shareholders of the merger agreement by the required vote;

•
receipt by First Menasha and Nicolet of an opinion from Bryan Cave LLP that the merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

•
First Menasha maintaining tangible common equity equal to at least $46 million; and

•
each party’s certification to the other as to the continued accuracy of the representations and warranties contained in the merger agreement, compliance with covenants and closing conditions, and the satisfaction of all other matters applicable to the transaction.

If all regulatory approvals are received and the other conditions to completion are satisfied, Nicolet and First Menasha contemplate that they will complete the merger on April 28, 2017.
Termination and Termination Fee
(See page 46)
The merger agreement may be terminated, either before or after shareholder approval, under certain circumstances described in detail later in this proxy statement-prospectus. If Nicolet terminates the merger agreement because First Menasha’s board withdraws or changes its recommendation of the merger agreement, if First Menasha terminates the agreement to accept an Acquisition Proposal it deems a Superior Proposal, as each term is defined in the merger agreement, or if either party terminates the merger agreement under certain circumstances and within twelve months of such termination First Menasha enters into a definitive agreement with respect to an Acquisition Proposal, then First Menasha (or its successor) must pay Nicolet a termination fee of  $3.25 million.
First Menasha’s Directors and Executive Officers Have Interests in the Merger that Differ from its Shareholders’ Interests
(See page 30)
The executive officers and directors of First Menasha have interests in the merger in addition to their interests as shareholders of First Menasha generally. The members of the First Menasha board of directors knew about these additional interests and considered them when they adopted the merger agreement. Such interests include, among others:

•
the potential continuation of employee benefits;

•
the potential payments for unvested restricted stock awards;

•
the potential payment of certain change in control benefits pursuant to the terms of employment agreements;

•
provisions in the merger agreement relating to director and officer liability insurance and the indemnification of officers and directors of First Menasha for certain liabilities; and

•
the appointment of two current First Menasha directors to the boards of directors of Nicolet and Nicolet National Bank.

These interests are more fully described in this proxy statement-prospectus under the heading “The Merger — Interests of Certain Persons in the Merger” at page 30.
Employee Benefits of First Menasha Employees after the Merger
(See page 45)
Nicolet has agreed to offer to all current employees of First Menasha and FNB – Fox Valley who become Nicolet employees as a result of the merger substantially similar employee benefits to those that Nicolet offers to its employees in similar positions.
Differences in Rights of First Menasha’s Shareholders after the Merger
(See page 54)
To the extent that they receive Nicolet common stock as merger consideration, First Menasha shareholders will become Nicolet shareholders as a result of the merger. Their rights as shareholders after the merger will be governed by Nicolet’s articles of incorporation and bylaws. The rights of Nicolet shareholders are different in certain respects from the rights of First Menasha’s shareholders. The material differences are described later in this proxy statement-prospectus.
Accounting Treatment
(See page 36)
Nicolet is required to account for the merger as a purchase transaction for accounting and financial reporting purposes under accounting principles generally accepted in the United States of America (“GAAP”). Under purchase accounting, the assets (including any identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Menasha at the effective time of the merger will be recorded at their respective fair values and added to those of Nicolet. Any excess of purchase price over the fair values is recorded as goodwill. Any excess of the fair values over the purchase price is recorded in earnings as a bargain purchase gain. Consolidated financial statements of Nicolet issued after the merger would reflect those fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of First Menasha.

RISK FACTORS
In addition to the other information included in this proxy statement-prospectus, you should carefully consider the matters described below in determining whether to adopt and approve the merger agreement.
Risk Relating to the Merger
Because the market price of Nicolet common stock will fluctuate, First Menasha shareholders cannot be sure of the exact value of the merger consideration they will receive.
Upon completion of the merger, each share of First Menasha common stock issued and outstanding immediately prior to closing of the merger (excluding cancelled shares) will be converted into the right to receive the merger consideration, which shall consist of either cash in the amount of  $131.50 or 3.411 shares of Nicolet common stock, at the election of each holder and subject to proration as described elsewhere in this proxy statement-prospectus. The value of such shares of Nicolet common stock to be received will depend on the price per share of Nicolet common stock at the time the shares are actually received by a First Menasha shareholder. The value of Nicolet common stock may fluctuate from the date the merger agreement was signed and publicly announced to the date this proxy statement-prospectus was prepared, the date of the First Menasha special shareholders’ meeting, the date each holder elects a form of merger consideration, and the date immediately prior to the closing of the merger. Accordingly, First Menasha shareholders will not know or be able to calculate the value of any Nicolet common stock they are to receive in the merger at the time they submit their proxy or at the time of the special shareholders’ meeting. Stock price changes may result from a variety of factors, including but not limited to general market and economic conditions, changes in Nicolet’s businesses, operations and prospects, and regulatory considerations, among other things. Many of these factors are beyond the control of Nicolet.
Further, the exchange ratio may adjust in the event that the Nicolet Common Stock Price (defined in the agreement as the volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period ending on the third trading day prior to the closing date) is greater than $43.55 or less than $33.55. In the event that the Nicolet Common Stock Price is greater than $43.55, the exchange ratio will decrease and First Menasha shareholders will receive fewer than 3.411 shares of Nicolet common stock for each share of First Menasha common stock exchanged for the per share stock consideration, such that the economic value of the shares of Nicolet common stock shall not exceed $148.55 per share of First Menasha common stock.
Because First Menasha common stock is traded infrequently, it is difficult to determine how the fair value of First Menasha common stock compares with the merger consideration.
First Menasha common stock is traded on the OTCQX market of the OTC Markets Group, Inc. The market for First Menasha common stock has been illiquid and irregular. This lack of liquidity makes it difficult to determine the fair value of First Menasha common stock.
First Menasha shareholders may receive a form of consideration different from what they elect.
While each First Menasha shareholder may elect to receive cash or Nicolet common stock in exchange for each share of First Menasha common stock that it holds, the total number of shares of First Menasha common stock that will be converted into the cash consideration is fixed between 146,800 and 234,900 shares, and the remaining shares of First Menasha common stock will be converted into the stock consideration (excluding cancelled shares). As a result, if you choose an election that is oversubscribed, you may receive a portion of your consideration in the form you did not elect.
Nicolet’s integration of First Menasha may be more difficult, costly, or time-consuming than we expect.
Nicolet and First Menasha have operated, and, until completion of the merger, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees or disruption of each company’s ongoing business or inconsistencies in standards, procedures and policies, each of which would adversely affect the ability to maintain relationships with clients and employees or to achieve the anticipated benefits of the merger. If Nicolet experiences difficulties with the integration process, Nicolet might not achieve the economic benefits expected to result from the merger. As with any merger of banking institutions, there also may be business disruptions that cause the combined entity to lose customers or cause customers to take their deposits out of our banks and move their business to other financial institutions.
First Menasha and Nicolet will be subject to business uncertainties while the merger is pending, which could adversely affect their respective businesses.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on First Menasha and Nicolet and consequently on the business and stock price of Nicolet after the merger. Although the parties intend to take steps to reduce any adverse effects, these uncertainties may impair their ability to attract, retain, and motivate key personnel until the merger is consummated and for a period of time thereafter, and such uncertainties could cause customers and others that deal with First Menasha or Nicolet to seek to change their existing business relationships. Employee retention could be particularly challenging during the merger, as employees may experience uncertainty about their roles in the combined company following the merger. If key employees depart because of issues relating to the perceived uncertainty and difficulty of integration or a desire not to remain with the combined company, the combined company’s business following the merger could be harmed and the market price of its common stock could decrease.
Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated.
The merger must be approved by the Federal Reserve, the OCC and the WDFI. The Federal Reserve, the OCC and the WDFI will consider, among other factors, the competitive impact of the merger, our financial and managerial resources and the convenience and needs of the communities to be served. As part of that consideration, we expect that the Federal Reserve, the OCC and the WDFI will review the capital position, safety and soundness, and legal and regulatory compliance matters and Community Reinvestment Act (“CRA”) matters. There can be no assurance as to whether other necessary approvals will be received, the timing of those approvals, or whether any conditions will be imposed.
The market price of Nicolet common stock after the merger may be affected by factors different from those currently affecting the market price of First Menasha.
The businesses of Nicolet and First Menasha differ in some respects and, accordingly, the results of operations of Nicolet and the market price of Nicolet’s shares of common stock after the merger may be affected by factors different from those currently affecting First Menasha’s results of operations. For a discussion of the businesses of Nicolet and First Menasha and of certain factors to consider in connection with those businesses, see “The Companies” at page 1.
The merger agreement limits First Menasha’s ability to pursue alternatives to the merger.
The merger agreement contains provisions that limit First Menasha’s ability to discuss competing third-party proposals to acquire all or a significant part of either party or any of its subsidiaries. In addition, First Menasha has agreed to pay Nicolet a fee of  $3.25 million if Nicolet terminates the agreement after First Menasha’s board of directors withdraws or changes its recommendation of the merger agreement, if First Menasha terminates the merger agreement to accept an Acquisition Proposal that First Menasha’s board deems a Superior Proposal, as each term is defined in the merger agreement, or if either party terminates the merger agreement either because First Menasha’s shareholders did not approve the merger agreement or because the merger was not consummated on prior to November 3, 2017, and, within twelve months following such termination, First Menasha enters into a definitive agreement with respect to an Acquisition Proposal. These provisions might discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of First Menasha from considering or proposing that acquisition, even if it were prepared to pay consideration with a higher per share price than that proposed in the merger, or might result in a potential competing acquirer proposing to pay a lower per share price to acquire First Menasha than it might otherwise have proposed to pay.

Certain directors and executive officers of First Menasha have interests in the merger other than their interests as shareholders.
Certain directors and executive officers of First Menasha have interests in the merger other than their interests as shareholders. The board of directors of First Menasha was aware of these interests at the time it approved the merger. These interests may cause First Menasha’s directors and executive officers to view the merger proposal differently than you may view it. See “The Merger — Interests of Certain Persons in the Merger” at page 30.
Failure to complete the merger could negatively impact the stock price and future business and financial results of First Menasha.
If the merger is not completed for any reason, including as a result of First Menasha shareholders failing to approve the merger agreement and the merger, the ongoing business of First Menasha may be adversely affected and, without realizing any of the benefits of having completed the merger, First Menasha could be subject to a number of possible consequences, including the following:
•
First Menasha may be required, under certain circumstances, to pay a termination fee to Nicolet;

•
First Menasha is subject to certain restrictions on the conduct of business prior to completing the merger, which may adversely affect its ability to execute certain business strategies;

•
First Menasha may experience negative impacts on its stock price or from customers, regulators and employees;

•
First Menasha has incurred and will continue to incur certain costs and fees associated with the merger; and

•
matters related to the merger (including integration planning) may require substantial commitments of time and resources by the management and employees of First Menasha, which would otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to First Menasha as an independent company.

You will experience a substantial reduction in percentage ownership and voting power with respect to your shares as a result of the merger.
First Menasha shareholders will experience a substantial reduction in their respective percentage ownership interests and effective voting power through their stock ownership in Nicolet after the merger relative to their percentage ownership interest in First Menasha prior to the merger. If the merger is consummated, current First Menasha shareholders would own between 12 and 14% of Nicolet’s outstanding common stock, depending on the aggregate merger consideration elections and assuming no adjustment to the exchange ratio, while current Nicolet shareholders would own the remaining 86 to 88%. Consequently, First Menasha shareholders will have less voting power per share in Nicolet following the merger than they currently have in First Menasha as an independent entity. See “The Merger Agreement — What First Menasha Shareholders will Receive in the Merger” at page 37.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This proxy statement-prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “potential,” “predict,” “project,” “seek,” “should,” “will” and other similar words and expressions of future intent.
The ability of Nicolet and First Menasha to predict results or the actual effect of future plans or strategies is inherently uncertain. Although Nicolet and First Menasha believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results and performance to differ from those expressed in the forward-looking statements include, but are not limited to:
•
the businesses of Nicolet and First Menasha may not integrate successfully or the integration may be more difficult, time-consuming or costly than expected;

•
the expected growth opportunities and cost savings from the transaction may not be fully realized or may take longer to realize than expected;

•
revenues following the transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks;

•
deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected;

•
governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe;

•
the terms of the proposed transaction may need to be modified to satisfy such approvals or conditions;

•
First Menasha’s shareholders may fail to approve the transaction;

•
reputational risks and the reaction of the companies’ customers to the transaction;

•
diversion of management time on merger-related issues;

•
changes in asset quality and credit risk;

•
the cost and availability of capital;

•
customer acceptance of the combined company’s products and services;

•
customer borrowing, repayment, investment and deposit practices;

•
the introduction, withdrawal, success and timing of business initiatives;

•
the impact, extent, and timing of technological changes;

•
severe catastrophic events in our geographic area;

•
a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results;

•
the U.S. political, legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company;

•
the interest rate environment may compress margins and adversely affect net interest income; and

•
competition from other financial services companies in the companies’ markets could adversely affect operations.

The cautionary statements in the “Risk Factors” section and elsewhere in this proxy statement-prospectus, and other risks detailed in the parties’ press releases, shareholder communications and other SEC filings, including the Form 10-K filed by Nicolet for the year ended December 31, 2015, identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Nicolet and First Menasha do not intend to, and undertake no obligation to, update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

THE FIRST MENASHA SPECIAL SHAREHOLDERS’ MEETING
Purpose
First Menasha shareholders are receiving this proxy statement-prospectus because on February 17, 2017, the record date for a special meeting of shareholders to be held on April 3, 2017, at the Butte des Morts Country Club, Inc., 3600 W. Prospect Avenue, Appleton, WI 54914 at 5:30 p.m., they owned shares of the common stock of First Menasha, and the board of directors of First Menasha is soliciting proxies for the matters to be voted on at this special meeting, as described in more detail below. A copy of this proxy statement-prospectus was mailed to holders of First Menasha common stock on or about February 28, 2017, accompanied by a proxy card for use at the meeting and at any adjournment(s) of the meeting.
At the meeting, First Menasha shareholders will consider and vote upon the merger agreement and the transactions contemplated thereby and any other matters that are properly brought before the meeting or any adjournments(s) of the meeting.
When you sign the enclosed proxy card or otherwise vote pursuant to the instructions set forth on the proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, we ask that you instruct the proxies how to vote your shares in advance of the meeting just in case your plans change. In the event that other matters arise at the special meeting, the proxy holder will vote your shares according to his or her discretion.
If you have not already done so, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, postage paid envelope or otherwise vote pursuant to the instructions set forth on the proxy card. If you do not vote your shares as instructed on the proxy card, or if you do not attend and cast your vote at the special meeting, the effect will be a vote against the merger agreement.
Record Date; Quorum and Vote Required
The record date for the First Menasha special meeting is February 17, 2017. First Menasha’s shareholders of record as of the close of business on that day will receive notice of and will be entitled to vote at the special meeting. As of the record date, there were 587,249 shares of First Menasha common stock outstanding and entitled to vote at the meeting. The outstanding shares are held by approximately 200 holders of record.
The presence, in person or by proxy, of a majority of the shares of First Menasha common stock entitled to vote on the merger agreement is necessary to constitute a quorum at the meeting. Each share of First Menasha common stock outstanding on the record date entitles its holder to one vote on the merger agreement and any other proposal that may properly come before the meeting.
To determine the presence of a quorum at the meeting, First Menasha will also count as present at the meeting the shares of First Menasha common stock present in person but not voting, and the shares of common stock for which First Menasha has received proxies but with respect to which the holders of such shares have abstained or signed without providing instructions as described in “Solicitation and Revocation of Proxies” below. Based on the number of shares of First Menasha common stock outstanding as of the record date, at least 293,625 shares need to be present at the special meeting, whether in person or by proxy, to constitute a quorum.
Approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of First Menasha common stock as of the record date for the special meeting. Abstentions, shares not voted, and broker nonvotes will have the same effect as a vote against the merger proposal. Approval of the adjournment proposal requires that more votes be cast in favor of the adjournment proposal than against it; abstentions, shares not voted, and broker nonvotes will have no effect on this proposal.
As of the record date for the meeting, First Menasha’s directors and executive officers beneficially owned a total of 190,343 shares, or approximately 32% of the shares entitled to vote on the merger, of First Menasha common stock. We anticipate that these individuals will vote their shares in favor of the merger agreement. Certain of these individuals, representing approximately 50.46% of the shares entitled to vote on the merger, have entered into a written agreement with Nicolet that they will vote their shares in favor of the merger agreement, except as may be limited by any existing fiduciary obligations to beneficial owners of such shares. In addition, Nicolet had voting power over approximately 3.3% of the shares entitled to vote on the merger.
Solicitation and Revocation of Proxies
If you have delivered a signed proxy card for the First Menasha special meeting, you may revoke it at any time before it is voted by:
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attending the meeting, giving oral notice of your revocation, and voting in person;

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giving written notice revoking your proxy to First Menasha’s Corporate Secretary prior to the date of the meeting; or

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submitting a signed proxy card that is dated later than your initial proxy card to First Menasha’s Corporate Secretary.

The proxy holders will vote as directed on all valid proxies that are received at or prior to the meeting and that are not subsequently revoked. If you complete, date and sign your proxy card but do not provide instructions as to your vote, the proxy holders will vote your shares FOR approval of the merger proposal and FOR the adjournment proposal. If any other matters are properly presented at the meeting for consideration, the persons named in the proxy card will have discretionary authority to vote your shares on those matters. First Menasha’s board of directors is not aware of any matter to be presented at the meeting other than the merger proposal and the adjournment proposal.
If you hold shares in “street name” with a broker, bank, or other fiduciary, you will receive voting instructions from the holder of record of your shares. Under the rules of various national and regional securities exchanges, brokers, banks and other fiduciaries may generally vote your shares on routine matters, such as the ratification of an independent registered public accounting firm, even if you provide no instructions, but may not vote on non-routine matters, such as the matters being brought before the special meeting, unless you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as “broker nonvotes” and are not counted in the vote by shareholders, but will count for purposes of a quorum. As a result, any broker nonvotes will have the practical effect of a vote against the merger proposal but will not affect the adjournment proposal. We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the special meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. If you hold shares in “street name” and wish to change your vote at any time, you must contact your broker.
First Menasha will bear the cost of soliciting proxies from its shareholders. First Menasha will solicit shareholder votes by mail and may also solicit certain shareholders by other means of communication, including telephone or in person. If anyone solicits your vote in person, by telephone, or by other means of communication, they will receive no additional compensation for doing so. First Menasha will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to those beneficial owners.
How to Vote Your Shares
Shareholders of record (i.e., those who own shares in their own name) can vote by mail or in person as follows:
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Voting by Mail.   Complete, sign, date, and return the enclosed proxy card in the envelope provided.

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Voting at the Special Meeting.   If you decide to attend the special meeting and vote in person, you may deposit your proxy card with a representative of First Menasha at the special meeting registration desk. You may also complete a ballot that will be distributed at the meeting. Whether or not you plan to attend the special meeting, please submit your proxy promptly in the enclosed envelope.

“Street name” shareholders (i.e., those who own their shares in the name of a broker, bank, or other fiduciary) should refer to the information you receive from your broker to see which voting methods are available to you. Please note, if you are a street name shareholder and wish to vote in person at the special meeting, you must obtain a proxy executed in your favor from your broker to be able to vote at the special meeting.
You should not send any stock certificates with your proxy card. Following the mailing of the proxy, you will receive an election form and instructions for exchanging your stock certificates.
Dissenters’ Rights
First Menasha’s shareholders have dissenters’ rights with respect to the merger under Wisconsin law. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Subchapter XIII of the Wisconsin Business Corporation Law (“WBCL”) will be entitled to receive payment of the fair value of their shares in cash in accordance with Wisconsin law. For more information regarding the exercise of these rights, see, “Dissenters’ Rights,” at page 60.
Recommendation of the Board of Directors of First Menasha
First Menasha’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby, believes that the merger is in the best interests of First Menasha and its shareholders, and recommends that you vote FOR approval of the merger agreement and the transactions contemplated thereby and FOR the adjournment proposal.
For a discussion of the factors considered by the board of directors in reaching its conclusion, see “The Merger — Background of the Merger” at page 18 and “The Merger — Reasons for the Merger” at page 20.
Shareholders should note that First Menasha’s directors have certain interests in, and may derive benefits as a result of, the merger that are in addition to their interests as shareholders of First Menasha. See “The Merger — Interests of Certain Persons in the Merger” at page 30.

THE PROPOSALS
Proposal 1 — Approval of the Merger Agreement and the Merger
At the special meeting, shareholders of First Menasha will be asked to approve the merger proposal providing for the merger of First Menasha with and into Nicolet. Shareholders of First Menasha should read this proxy statement-prospectus carefully and in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement-prospectus as Appendix A.
After careful consideration, the First Menasha board of directors, by a unanimous vote of all directors, approved the merger agreement and the merger, and found them to be advisable and in the best interests of First Menasha and its shareholders. See “The Merger — Background of the Merger” and “The Merger — Reasons for the Merger” included elsewhere in this proxy statement-prospectus for a more detailed discussion of the First Menasha board’s recommendation.
THE FIRST MENASHA BOARD UNANIMOUSLY RECOMMENDS THAT
FIRST MENASHA SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL.
Proposal 2 — Adjournment of the Special Meeting
If First Menasha does not receive a sufficient number of votes to constitute a quorum of the common stock or approve the merger agreement and the transactions contemplated thereby, it may propose to adjourn the special meeting for the purpose of soliciting additional proxies to establish such quorum or approve the merger proposal. First Menasha does not currently intend to propose adjournment of the special meeting if there are sufficient votes to approve the merger agreement and the transactions contemplated thereby. If approval of the proposal to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to the First Menasha shareholders for approval, the approval requires the affirmative vote of the holders of a majority of the shares of common stock present, in person or by proxy, at the special meeting, whether or not a quorum is present.
THE FIRST MENASHA BOARD UNANIMOUSLY RECOMMENDS THAT
FIRST MENASHA SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE MERGER
Structure of the Merger
The merger agreement provides for the merger of First Menasha with and into Nicolet, with Nicolet being the surviving entity in the merger. After the merger, FNB – Fox Valley will merge with and into Nicolet National Bank, with Nicolet National Bank being the surviving bank. Each share of First Menasha common stock outstanding at the effective time of the merger, other than certain cancelled shares, will be converted, at the election of each holder thereof and subject to proration, into the right to receive merger consideration consisting of either $131.50 in cash or 3.411 shares of Nicolet common stock, with between approximately 25% and 40% of the issued shares of First Menasha to be exchanged for cash. The merger agreement outlines proration procedures if such cash election shares are under- or over-subscribed (that is, if less than 146,800 shares or more than 234,900 shares, respectively, of First Menasha common stock elect to receive cash). Further, the merger agreement provides that the exchange ratio is fixed unless the Nicolet Common Stock Price (as defined in the agreement) is (a) greater than $43.55, to which the exchange ratio would become floating at the quotient of  $148.55 divided by the Nicolet Common Stock Price, or (b) less than $33.55, to which the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price. At the effective time of the merger, Nicolet shall appoint two current First Menasha’s directors, to be selected by Nicolet, to the boards of Nicolet and Nicolet National Bank.
See “The Merger Agreement” on page 37 for additional details regarding the structure of the merger.
Background of the Merger
First Menasha’s board of directors and senior management regularly review and evaluate its business, strategic direction, performance, prospects and strategic alternatives as part of First Menasha’s ongoing efforts to strengthen its businesses and improve its operations and financial performance in order to create value for its shareholders, taking into account economic, regulatory, competitive and other conditions. In recent years, such strategic reviews have identified a growing desire for liquidity among the shareholders of First Menasha. At the same time, many of First Menasha’s shareholders have expressed a desire to retain their ownership in the local community bank and avoid the tax event that would be triggered by selling their shares. It is within this framework that the board of directors of First Menasha devoted significant time evaluating various strategic options. All of these options addressed only a handful of the intermediate and long-term challenges facing First Menasha and all similarly-situated community bank holding companies.
In addition to the desire to provide liquidity to shareholders, there have been an increasing number of burdens placed on banks in recent years which have resulted in a wave of consolidation. As banks get bigger, it is easier to absorb the increasing operational expenses associated with regulatory compliance and technology. Since passage of the Dodd-Frank Act by Congress in 2010, numerous new rules and regulations have made compliance, particularly by community banks, very costly. These rules have required banks to devote more resources to hiring compliance personnel, training, audit and so forth, all of which are resources taken from customer-facing, profit-generating endeavors. In addition to the regulatory costs, the technology requirements are rapidly evolving, both in terms of product offerings and security. These technology developments require substantial investment by banks, often using up capital which would otherwise be leveraged to originate income-generating loans or investments.
The result of these forces has been an increase in the number of community banks which have been acquired or merged with other banks. According to the FDIC, there were 6,186 FDIC-insured institutions at the end of 2015, which is down from more than 7,600 in 2010. The elimination of approximately 1,500 banks during that time is evidence of the challenges facing the banking industry. The trend continued through 2016.
The increased consolidation and the strategic opportunities arising therefrom were part of the reason that First Menasha raised approximately $18 million in capital in January of 2015. The board of directors of First Menasha believed the additional capital would position the company favorably if an attractive acquisition opportunity were to present itself. While many opportunities were considered throughout 2015, there were no viable transactions that would have made strategic sense for First Menasha to pursue. Accordingly, First Menasha used $6.5 million of the capital raised as a component of the $10 million paid in February 2016 to redeem the preferred shares which had been issued to the United States Department of the Treasury under the Small Business Lending Fund (the “SBLF Preferred Shares”). The SBLF Preferred Shares had been an attractive source of capital, but the dividend rate on the SBLF Preferred Shares was scheduled to increase from 1.0% to 9.0% on March 15, 2016. The board of directors of First Menasha had always intended to use a portion of the capital raised to redeem the SBLF Preferred Shares if an attractive strategic opportunity was not forthcoming.
Given the foregoing background, in July 2016, the board of directors of First Menasha began considering and evaluating investment banking firms. After significant discussion and analysis, the board decided that it would be in the best interests of the shareholders of First Menasha to conduct a formal, coordinated sale process and engaged Stephens Inc. to coordinate that effort. First Menasha’s management team and board of directors, in collaboration with Stephens Inc., identified and reviewed the universe of potential acquirers, and ultimately selected four potential partners to contact in the sale process. Those four parties were deemed to be the most credible and logical based on a review of many factors, including but not limited to their markets, size, financial resources and capacity to pay a premium for First Menasha, as well as the perceived ability of each institution to execute a strategic transaction of this type. After conducting its own due diligence, Stephens Inc., in conjunction with First Menasha’s management, prepared confidential offering materials and established a virtual data room. Stephens Inc. officially launched the sales effort on September 9, 2016. The four financial institutions previously identified were contacted, and each executed a confidentiality agreement and received confidential marketing materials with respect to First Menasha.
On September 20, 2016, the board of Nicolet met and discussed the potential transaction with First Menasha, as well as a proposed timeline.
On September 28, 2016, initial indications of interest were received from all four institutions.
On October 3, 2016, the board of directors of First Menasha, along with representatives from Stephens Inc. and counsel from Reinhart Boerner Van Deuren, s.c. (“Reinhart”) discussed and evaluated the indications of interest in detail. The board of directors of First Menasha determined that the proposal from Nicolet was the most attractive proposal received, as the other expressions of interest included a lower purchase price and other less desirable terms. The three other indications of interest, each of which was subject to further due diligence, ranged from approximately $101 to $120 per share of First Menasha common stock, below the $135.00 price expressed by Nicolet. The board of directors unanimously concluded that First Menasha should move forward with Nicolet to conduct additional due diligence and negotiate a final bid and merger agreement. The board of directors of First Menasha determined not to seek additional offers at that time because of the favorable terms of Nicolet’s proposal, First Menasha’s confidence in Nicolet’s management team and Stephens’ prior discussions with other possible transaction partners.
On October 4, 2016, Nicolet was informed that its bid was the preferred bid and the parties proceeded to conduct confirmatory due diligence and began negotiating a definitive merger agreement in earnest. On October 24, 2016, the board of directors of First Menasha once again met with Stephens Inc. and outside counsel. At this meeting, executives from Nicolet presented additional information regarding Nicolet and fielded questions regarding the bid. After the Nicolet executives departed, representatives from Stephens Inc. provided an in-depth analysis of the bid.
From October 4, 2016 through the beginning of November, Nicolet and First Menasha, along with their respective legal advisors, engaged in extensive due diligence, negotiated the terms of the merger agreement and voting agreement to be entered into by certain shareholders of First Menasha, and exchanged comments and revised drafts of the agreements. To account for potential fluctuations in the value of certain assets, as well as potential costs and expenses identified during the due diligence process, the parties agreed to adjust the per share cash consideration to $131.50 a share, with a corresponding reduction to the exchange ratio governing the per share amount of stock consideration. In addition, the parties implemented a cap-and-collar structure, so that the exchange ratio would be fixed within a range of trading prices of Nicolet Common Stock. Following the discussions that Stephens had with the three other financial institutions at the time indications of interest were submitted, the board of First Menasha concluded that the Nicolet terms, as revised, remained preferable to the other indications of interest.

On October 18, 2016, Nicolet management updated the Nicolet board on the progress of the negotiation of the definitive merger agreement.
On November 2, 2016, the board of First Menasha met again with its advisors from Stephens Inc. and Reinhart. Counsel reviewed the final draft of the definitive merger agreement and summarized the terms and conditions. Stephens Inc. issued its fairness opinion, from a financial point of view, after considering a draft of the definitive merger agreement and the revised merger consideration. After a thorough discussion, the board of First Menasha voted unanimously to proceed with the transaction.
On November 3, 2016, the board of Nicolet met with its legal counsel, Bryan Cave LLP. Management provided an in-depth analysis of the bid from a financial perspective. Counsel reviewed the final draft of the definitive merger agreement and summarized the terms and conditions. After a thorough discussion, the board of Nicolet voted unanimously to proceed with the transaction. Nicolet and First Menasha executed the merger agreement on November 3, 2016 and issued a joint press release announcing the execution of the merger agreement and the terms of the merger on November 4, 2016.
Reasons for the Merger
General
The financial and other terms of the merger agreement resulted from arm’s-length negotiations between Nicolet’s and First Menasha’s representatives. The following discussion of the information and factors considered by the Nicolet and First Menasha boards of directors is not intended to be exhaustive, but includes all of the material factors the respective boards considered in determining whether to enter into the merger agreement. In reaching their determinations to approve the merger and to recommend that their respective shareholders approve the merger, neither the Nicolet board of directors nor the First Menasha board of directors assigned any relative or specific weight to the following factors, and individual directors may have assigned different weight to different factors.
Nicolet
In deciding to pursue a merger with First Menasha, Nicolet’s management and board of directors considered, among other things, the following:
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the effectiveness of the merger in allowing Nicolet to expand its existing geographic footprint and competitive position into the Appleton market — which is one of the wealthiest and fastest growing MSAs in the state of Wisconsin;

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the fact that the merger will allow Nicolet to make a marked entry into the cities of Oshkosh, Neenah, and Menasha, as compared to establishing a de novo branch office;

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Nicolet’s belief that the greater Fox Valley region (which includes the Appleton and Oshkosh-Neenah MSAs) is an attractive and dynamic market, and collectively, is the third largest market by population in the state of Wisconsin;

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First Menasha’s strong reputation and successful track record of organic loan growth in the Fox Valley market and its management team’s long-term expertise in commercial lending;

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the fact that Nicolet will be able to offer its full suite of banking and wealth management services in these markets to complement its current locations in Appleton;

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the fact that certain members of Nicolet’s and First Menasha’s boards of directors have long standing professional relationships and Nicolet’s belief that First Menasha’s business values, cultures and philosophies seem to align with those of Nicolet;

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Nicolet’s expectation that Nicolet will retain its strong capital position and asset quality upon completion of the transaction; and

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Nicolet’s expectations that the merger will offer cost savings opportunities, opportunities for revenue growth through the ability to offer new products and services to First Menasha customers, and as a result, be accretive to earnings per share within the first full year.

The Nicolet board of directors approved the merger agreement after Nicolet’s senior management discussed with the Nicolet board of directors a number of factors, including those described above and the business, loan and deposit structure, assets, liabilities, results of operations, financial performance, and strategic direction of First Menasha. The foregoing discussion of the information and factors considered by the Nicolet board of directors is not exhaustive, but includes the material factors considered by the Nicolet board of directors. In view of the wide variety of factors considered by the Nicolet board of directors in connection with its evaluation of the merger, the Nicolet board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. The Nicolet board of directors viewed its position as being based on all of the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors. The explanation of Nicolet’s reasons for the merger includes statements that are forward-looking in nature and, therefore, should be read in light of the factors discussed above under “A Warning About Forward-Looking Statements.”
First Menasha
In deciding to pursue the merger transaction with Nicolet, First Menasha’s board of directors consulted with its management, as well as its legal counsel and financial advisor, and considered numerous factors, including the following:
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the board’s belief that the combined company and combined bank will each have a strong management team with the experience and qualifications necessary to navigate a larger banking organization;

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the complementary aspects of the First Menasha and Nicolet businesses, including customer focus, geographic coverage, business orientation, core operating systems and compatibility of the companies’ management and operating styles;

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the potential expense-saving and revenue-enhancing opportunities in connection with the merger, the related potential impact on the combined company’s earnings and the fact that the nature of the merger consideration allows First Menasha shareholders to liquidate their investment or participate as Nicolet shareholders in the benefits of such savings opportunities and the future performance of the combined company generally;

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the respective presentations by management and financial advisors concerning the operations, financial condition and prospects of First Menasha and the expected financial impact of the merger on the combined company;

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the terms of the merger agreement, and the presentation by First Menasha’s outside legal advisors regarding the merger and merger agreement;

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the belief that First Menasha and Nicolet share a similar strategic vision and a similar community banking philosophy;

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the financial structure, results of operations, and prospects of First Menasha and Nicolet, the capital adequacy of the resulting holding company and the outlook for the organizations in the rapidly changing financial services industry;

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the relationship of the consideration to be paid in the merger to market prices and the book value and earnings per share of First Menasha and Nicolet;

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the fact that the merger will create a significantly larger financial institution that will have capabilities to offer a wider array of financial products and services;

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the combined resources of the two holding companies are expected to improve the efficiencies associated with the development of new products and services to be offered by Nicolet and its subsidiary bank;

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the size and capital structure of the resulting holding company following the merger, which are expected to provide greater opportunities and flexibility in responding to the rapidly changing industry for financial service providers;

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the enhanced ability of the combined organization to take advantage of current and emerging opportunities for growth and profitability;

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discussions with the Wipfli LLP accounting firm regarding tax aspects of the merger; and

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the receipt by First Menasha’s board of directors of the Stephens Inc. opinion concerning the fairness, from a financial point of view, of the merger to holders of First Menasha common stock.

The board also considered certain potential risks associated with the merger, including the following:
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the significant time and costs to be undertaken by management in completing the merger and the effort that could cause in disrupting First Menasha normal business activities; and

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the conditions to closing set forth in the merger agreement and the likelihood such conditions will be satisfied, including the receipt of approvals from government agencies.

While each member of First Menasha’s board of directors evaluated each of the foregoing as well as other factors, the board of directors collectively did not assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The First Menasha board of directors collectively made its determination with respect to the merger based on its unanimous conclusion that the merger, in light of the factors which each of them individually considered appropriate, is in the best interest of First Menasha’s shareholders. All members of the board of directors voted to approve merger agreement and the merger.
Opinion of Stephens Inc.
First Menasha retained Stephens Inc. as financial advisor on August 8, 2016. Pursuant to that engagement, the First Menasha board of directors requested that Stephens Inc. evaluate the fairness, from a financial point of view, to the holders of First Menasha’s outstanding common stock of the merger consideration to be received by such holders pursuant to the merger agreement.
At the November 2, 2016 meeting of the First Menasha board of directors, representatives of Stephens Inc. rendered its oral opinion, which was subsequently confirmed by delivery of a written opinion to the board dated November 2, 2016, as to the fairness, as of such date, from a financial point of view, to the holders of First Menasha’s outstanding common stock of the merger consideration to be received by such holders in the transaction pursuant to the merger agreement, based upon and subject to the qualifications, assumptions and other matters considered in connection with the preparation of its opinion.
The full text of the written opinion of Stephens Inc. is attached as Appendix B to this document. The summary of the opinion of Stephens Inc. set forth in this document is qualified in its entirety by reference to the full text of such written opinion. Holders of First Menasha common stock are urged to read this opinion in its entirety.
Stephens Inc. provided its opinion for the information of the First Menasha board of directors (solely in its capacity as such) in connection with, and for purposes of, its consideration of the merger transaction and its opinion only addresses whether the merger consideration to be received by the holders of the common stock in the transaction pursuant to the merger agreement was fair, from a financial point of view, to such holders. The opinion of Stephens Inc. does not address any other term or aspect of the merger agreement or the merger transaction contemplated thereby. The Stephens Inc. opinion does not constitute a recommendation to the First Menasha board or to any holder of First Menasha common stock as to how the board, such stockholder or any other person should vote or otherwise act with respect to the merger transaction or any other matter. Stephens Inc. does not express any opinion as to the likely trading range of Nicolet common stock following the merger, which may vary depending on numerous factors that generally impact the price of securities or on the operations, financial condition or prospects of Nicolet at that time.
In connection with its review of the proposed merger transaction and the preparation of its opinion, Stephens Inc., among other things:
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reviewed the financial terms and conditions as stated in the version of the merger agreement by and among Nicolet and First Menasha provided to us as of November 1, 2016, which we refer to in this section as the “draft agreement;”

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reviewed certain information related to the historical, current and future operations, financial condition and prospects of First Menasha made available to Stephens Inc. by First Menasha, including, but not limited to: financial projections prepared by the management of First Menasha relating to First Menasha for the periods ending December 31, 2016 – 2022, as approved for Stephens Inc.’s use by First Menasha which we refer to in this section as the “projections;”

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reviewed First Menasha’s and Nicolet’s recent public filings and certain other publicly available information regarding First Menasha and Nicolet;

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reviewed financial, operating and other information regarding First Menasha and the industry in which it operates;

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reviewed the financial and operating performance of First Menasha and those of other selected public companies that Stephens Inc. deemed to be relevant;

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considered the publicly available financial terms of certain transactions that Stephens Inc. deemed to be relevant;

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reviewed the current and historical market prices and trading volume for First Menasha’s common stock, and then reviewed the current market prices of the publicly traded securities of certain other companies that Stephens Inc. deemed to be relevant;

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conducted such other financial studies, analyses and inquiries and considered such other information and factors as Stephens Inc. deemed appropriate; and

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discussed with members of the senior management of First Menasha certain information relating to the aforementioned and any other matters which Stephens Inc. deemed relevant to its inquiry.

With First Menasha’s consent, Stephens Inc. assumed and relied upon the accuracy and completeness of all information supplied by or on behalf of First Menasha, or otherwise reviewed by or discussed with Stephens Inc., and Stephens Inc. did not undertake any duty or responsibility to, nor did Stephens Inc., independently verify any of such information. Stephens Inc. did not make or obtain an independent appraisal of the assets or liabilities (contingent or otherwise) of First Menasha or Nicolet. With respect to the projections and any other information and data provided to or otherwise reviewed by or discussed with Stephens Inc., Stephens Inc., with First Menasha’s consent, assumed that the projections and such other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of First Menasha. Stephens Inc. relied upon First Menasha to advise Stephens Inc. promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. Stephens Inc. expressed no opinion with respect to the projections or the assumptions on which they were based. Based upon the terms specified in the merger agreement, Stephens Inc. assumed that the merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code. Stephens Inc. relied upon and assumed, without independent verification, that the final form of the merger agreement would be substantially similar to the draft agreement reviewed by Stephens Inc. in all respects material to its analysis, and that the merger transaction would be consummated in accordance with the terms of the draft agreement without any material waiver of or amendment to any of the conditions thereto. Furthermore, Stephens Inc. assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the draft agreement were true and correct and that each party will substantially perform all of the covenants and agreements required to be performed by it as contemplated under the draft agreement. Stephens Inc. also relied upon and assumed, without independent verification, that: (i) the merger transaction would be consummated in a manner that complies in all respects with all laws, rules and regulations; and (ii) all governmental, regulatory or other consents and approvals necessary for the consummation of the transaction would be obtained and that no delay, limitations, restrictions or conditions would be imposed or amendments, modifications or waivers made that would have an adverse effect on the merger consideration, the transaction or First Menasha that would be material to its analysis or opinion.
In formulating its opinion, Stephens Inc. considered only the merger consideration to be received by the holders of First Menasha common stock, and Stephens Inc. did not consider, and its opinion did not address, the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of First Menasha, or such class of persons, in connection with the merger transaction whether relative to the merger consideration or otherwise. Stephens Inc. was not requested to opine as to, and its opinion did not express an opinion as to or otherwise address, among other things: (1) the fairness of the merger transaction to the holders of any class of securities, creditors or other constituencies of First Menasha, or to any other party, except and only to the extent expressly set forth in the last sentence of its opinion; or (2) the fairness of the transaction to any one class or group of First Menasha’s or any other party’s security holders or other constituents vis-à-vis any other class or group of First Menasha’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration to be received in the transaction amongst or within such classes or groups of security holders or other constituents). Stephens Inc. expressed no opinion as to the impact of the merger transaction on the solvency or viability of First Menasha or Nicolet or the ability of First Menasha or Nicolet to pay their respective obligations when they come due.
Material Financial Analyses
The following summarizes the material financial analyses reviewed by Stephens Inc. with the First Menasha board of directors at its meeting on November 2, 2016, which material was considered by Stephens Inc. in rendering its opinion. No company or transaction used in the analyses described below is identical or directly comparable to First Menasha, Nicolet or the contemplated merger transaction.
Selected Public Companies Analysis.   Stephens Inc. analyzed the relative valuation multiples of 20 publicly-traded banks and thrifts headquartered in the Midwest (Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin) with assets between $400 million and $700 million, last twelve months (LTM) ROAA greater than 0.50%, and non-performing assets (excluding restructured loans) to total assets (NPAs/assets) ratio less than 1.0% that it deemed relevant, including:
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Fentura Financial, Inc.

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Blackhawk Bancorp, Inc.

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CSB Bancorp, Inc.

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Cortland Bancorp

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Southern Michigan Bancorp, Inc.

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ChoiceOne Financial Services, Inc.

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First Security, Inc.

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F.S. Bancorp

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Keweenaw Financial Corporation

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FCB Bancorp, Inc.

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Pontiac Bancorp, Inc.

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Killbuck Bancshares, Inc.

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Crystal Valley Financial Corp.

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Iowa First Bancshares Corp.

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First BancTrust Corporation

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Citizens First Corporation

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Minster Financial Corp.

•
CITBA Financial Corporation

•
United Bancorp, Inc.

•
FCN Banc Corp.

Stephens Inc. calculated various financial multiples for each company, including: (i) price per share compared to tangible book value (TBV) per share as of September 30, 2016 (or June 30, 2016 when September 30, 2016 data was unavailable); (ii) price per share compared to earnings per share for the most recent LTM ended September 30, 2016 (or June 30, 2016 when September 30, 2016 was unavailable). Stephens Inc. reviewed the median, 25th percentile and 75th percentile relative valuation multiples of the selected public companies and compared them to corresponding valuation multiples for First Menasha implied by the merger consideration. The results of the selected public companies analysis are summarized below:
	Price/TBV per share	Price/ LTM EPS
Median	112%	11.7x
25th Percentile	97%	10.8x
75th Percentile	123%	13.7x
Merger Consideration	163%	22.0x
Furthermore, Stephens Inc. applied the 25th percentile and 75th percentile relative valuation multiples for each of the metrics to First Menasha’s actual and projected financial results and determined the implied equity price per share of First Menasha common stock and then compared those implied equity values per share to the merger consideration of  $131.50 per share. The results of this are summarized below:
	Price/TBV per share	Price/ LTM EPS
25th Percentile	$78.23	$64.38
75th Percentile	$98.79	$81.75
Merger Consideration	$131.50	$131.50
Selected Transaction Analysis.   Stephens Inc. analyzed publicly available information relating to selected transactions announced since January 1, 2014 involving targets headquartered in the Midwest (Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin) with assets between $200 million and $1 billion, LTM ROAA greater than 0.5% and an NPAs/assets ratio less than 3.0%.
Stephens Inc. also analyzed publicly available information relating to selected transactions announced since January 1, 2014 involving nationwide targets headquartered in metropolitan statistical areas with total population between 250,000 and 750,000, projected population growth greater than 1.0% and median household income greater than $50,000; total transaction value less than $200 million; LTM ROAA greater than 0.5% and an NPAs/assets ratio less than 3.0%. Stephens Inc. prepared a summary of the relative valuation multiples paid in these transactions. The selected transactions used in the analysis included (public announcement date of transaction shown in parenthesis):
Regional:
•
Acquisition of Jefferson County Bancshares Inc. by Enterprise Financial Services (10/11/16)

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Acquisition of Commercial Bancshares Inc. by First Defiance Financial (8/23/16)

•
Acquisition of Liberty Bank NA by Middlefield Banc Corp. (7/28/16)

•
Acquisition of Birmingham Bloomfield Bancshares by Arbor Bancorp Inc. (7/20/16)

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Acquisition of Community State Bank by QCR Holdings Inc. (5/23/16)

•
Acquisition of First Clover Leaf Financial Corp. by First Mid-Illinois Bancshares (4/26/16)

•
Acquisition of LaPorte Bancorp Inc. by Horizon Bancorp (3/10/16)

•
Acquisition of Capac Bancorp Inc. by County Bank Corp. (2/18/16)

•
Acquisition of River Valley Bancorp by German American Bancorp Inc. (10/26/15)

•
Acquisition of Baylake Corp. by Nicolet Bankshares Inc. (9/8/15)

•
Acquisition of Peoples Bancorp Inc by Horizon Bancorp (2/19/15)

•
Acquisition of National Bancshares Corp by Farmers National Banc Corp. (1/27/15)

•
Acquisition of Southern Bancshares Corp. by Stupp Bros. Inc. (12/22/14)

•
Acquisition of Delavan Bancshares Inc. by Wintrust Financial Corp. (10/14/14)

•
Acquisition of NB&T Financial Group Inc. by Peoples Bancorp Inc. (8/4/14)

•
Acquisition of Founders Financial Corp. by Old National Bancorp (7/28/14)

•
Acquisition of Great lakes Financial Resources Inc by First Midwest Bancorp Inc. (7/8/14)

•
Acquisition of LSB Financial Corp. by Old National Bancorp (6/4/14)

•
Acquisition of Aslin Group Inc. by First Business Financial Services Inc (5/23/14)

•
Acquisition of MBT Bancorp by MainSource Financial Group (4/7/14)

•
Acquisition of Ohio Heritage Bancorp Inc. by Peoples Bancorp Inc. (4/4/14)

•
Acquisition of United Bancorp Inc. by Old National Bancorp (1/8/14)

National:
•
Acquisition of Founders Bancorp by Heartland Financial USA Inc. (10/31/16)

•
Acquisition of Community State Bank by QCR Holdings Inc. (5/23/16)

•
Acquisition of Bank of Princeton by Investors Bancorp Inc. (5/3/16)

•
Acquisition of River Valley Bancorp by German American Bancorp Inc. (10/26/15)

•
Acquisition of Parkway Bank by Citizens Bancshares of Batesville Inc. (10/14/15)

•
Acquisition of Hopewell Valley Community Bank by Northfield Bancorp Inc. (8/26/15)

•
Acquisition of Hampden Bancorp Inc. by Berkshire Hills Bancorp Inc. (11/4/14)

•
Acquisition of Delta Trust & Banking Corp. by Simmons First National Corporation (3/24/14)

•
Acquisition of Centrix Bank & Trust by Eastern Bank Corp. (3/4/14)

•
Acquisition of Teche Holding Company by IBERIABANK Corporation (1/13/14)

•
Acquisition of United Bancorp Inc. by Old National Bancorp (1/8/14)

Stephens Inc. examined valuation multiples of transaction value compared to the target companies’ most recent quarter (MRQ) TBV, LTM earnings and MRQ core deposits, where such information was publicly available. Core deposits are defined as total deposits less time deposits of  $100,000 or more. Stephens Inc. reviewed the median, 25th percentile and 75th percentile relative valuation multiples of the selected transactions and compared them to corresponding valuation multiples for First Menasha implied by the merger consideration. Furthermore, Stephens Inc. applied the median, 25th percentile and 75th percentile relative valuation multiples from the regional transactions and the median valuation multiples from the nationwide transactions to First Menasha’s MRQ TBV, LTM earnings and MRQ core deposits to determine the implied equity price per share and then compared those implied equity values per share to the merger consideration of  $131.50 per share. The results of the selected transactions analysis are summarized below:

	Transaction Value/ MRQ TBV	Implied Equity Price Per Share
Regional — Median	145%	$116.53
Regional — 25th Percentile	138%	$110.79
Regional — 75th Percentile	157%	$126.40
National — Median	155%	$124.45
Merger Consideration	163%	$131.50
	Transaction Value/ LTM Earnings	Implied Equity Price Per Share
Regional — Median	18.9x	$112.87
Regional — 25th Percentile	15.4x	$92.17
Regional — 75th Percentile	21.0x	$125.58
National — Median	17.9x	$107.04
Merger Consideration	22.0x	$131.50
	Premium to Core Deposits	Implied Equity Price Per Share
Regional — Median	6.2%	$114.03
Regional — 25th Percentile	5.1%	$108.15
Regional — 75th Percentile	8.1%	$124.26
National — Median	9.0%	$128.97
Merger Consideration	9.5%	$131.50
Discounted Cash Flow Analysis.   Stephens Inc. analyzed the discounted present value of First Menasha’s projected free cash flows for the quarter ended March 31, 2017 through the year ending December 31, 2021 on a standalone basis. Stephens Inc. used tangible-common-equity-to-tangible-assets in excess of a target ratio of 9.0% at the end of each projection period for free cash flow.
The discounted cash flow analysis was based on the projections as prepared by the management of First Menasha. Consistent with the periods included in the projections, Stephens Inc. used calendar year 2021 as the final year for the analysis and applied multiples, ranging from 11.0x to 13.0x, to calendar year 2022 net income in order to derive a range of terminal values for First Menasha in 2021.
The projected unleveraged free cash flows and terminal values were discounted using rates ranging from 14.0% to 15.0%. The resulting range of present equity values was divided by the number of diluted shares outstanding in order to arrive at a range of present values per First Menasha shares. Stephens Inc. reviewed the range of per share prices derived in the discounted cash flow analysis and compared them to the price per share for First Menasha implied by the merger consideration. The results of the discounted cash flow analysis are summarized below:
Equity Value/ Per Share
Minimum	$79.47
Maximum	$93.78
Merger Consideration	$131.50
Additional Considerations.   The preparation of a fairness opinion is a complex process and is not susceptible to a partial analysis or summary description. Stephens Inc. believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying its opinion. In addition, Stephens Inc. considered the results of all such analyses and did not assign relative weights to any of the analyses, but rather made qualitative judgements as to significance and relevance of each analysis and factor, so the ranges of valuations resulting from any particular analysis described above should not be taken to be the view of Stephens Inc. as to the actual value of First Menasha.

In performing its analyses, Stephens Inc. made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of First Menasha. The analyses performed by Stephens Inc. are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were provided to the First Menasha board of directors (solely in its capacity as such) and were prepared solely as part of the analysis of Stephens Inc. of the fairness, from a financial point of view, to the holders of First Menasha common stock of the merger consideration to be received by such holders in connection with the proposed merger transaction pursuant to the merger agreement. The analyses do not purport to be appraisals or to reflect the prices at which companies may actually be sold, and such estimates are inherently subject to uncertainty. The opinion of Stephens Inc. was one of many factors taken into account by the First Menasha board in making its determination to approve the merger transaction. Neither Stephens Inc.’s opinion nor the analyses described above should be viewed as determinative of the First Menasha board of directors’ or First Menasha management’s views with respect to First Menasha, Nicolet or the merger transaction. Stephens Inc. provided advice to First Menasha with respect to the proposed transaction. Stephens Inc. did not, however, recommend any specific amount of consideration to the First Menasha board or that any specific merger consideration constituted the only appropriate consideration for the merger transaction. First Menasha placed no limits on the scope of the analysis performed, or opinion expressed, by Stephens Inc.
The Stephens Inc. opinion was necessarily based upon market, economic, financial and other circumstances and conditions existing and disclosed to it on November 1, 2016, and any material change in such circumstances and conditions may affect the opinion of Stephens Inc., but Stephens Inc. does not have any obligation to update, revise or reaffirm that opinion. Stephens Inc. relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of First Menasha since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Stephens Inc. that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by Stephens Inc. incomplete or misleading in any material respect.
First Menasha has agreed to pay Stephens Inc. a fee equal to the greater of  $600,000 or 0.90% of the transaction value for advisory services in connection with the merger transaction upon the closing of the transaction. This fee will be reduced by a retainer fee in the amount of  $25,000 that First Menasha paid Stephens Inc. in connection with its engagement as First Menasha’s financial advisor and by a fee of $100,000 paid upon execution of the definitive merger agreement. In addition to these fees, First Menasha paid Stephens Inc. a fee of  $100,000 for services rendered in connection with the delivery of its opinion. First Menasha has also agreed to reimburse Stephens Inc. for its expenses incurred in connection with its services, including the fees and expenses of its counsel, and will indemnify Stephens Inc. against certain liabilities arising out of its engagement. Except as described above, First Menasha has paid Stephens Inc. no other fees or commissions for other services during the last two years.
Stephens Inc. is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the ordinary course of business, Stephens Inc. may trade in the securities of First Menasha and Nicolet for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. Stephens Inc. may provide investment banking, financial advisory and other financial services to First Menasha and/or Nicolet or other participants in the merger transaction in the future, for which Stephens Inc. may receive compensation.
Prospective Financial Information of First Menasha
First Menasha does not as a matter of course make public projections as to future sales, earnings, or other results. However, the management of First Menasha has prepared the prospective financial information set forth in this proxy statement-prospectus to present certain unaudited prospective financial information regarding First Menasha’s future operations for the years 2016 – 2022 (which we refer to in this proxy statement-prospectus as the “First Menasha projections”). The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the First Menasha’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of First Menasha. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results, and readers of this proxy statement-prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither First Menasha’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The First Menasha projections, which were prepared by management of First Menasha, were prepared solely for internal use and are subjective in many respects. The First Menasha projections reflect numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the business of First Menasha, all of which are difficult to predict and many of which are beyond the control of First Menasha. The First Menasha projections reflect assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. First Menasha can give no assurance that the First Menasha projections and the underlying estimates and assumptions will be realized. In addition, because the First Menasha projections cover multiple years, the information by its nature becomes less predictive with each successive year. Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the First Menasha projections not to be realized include, but are not limited to, risks and uncertainties relating to the business of First Menasha, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or policies. Other factors that could cause actual results to differ are further described in the sections of this proxy statement-prospectus entitled “Risk Factors” and “A Warning About Forward-Looking Statements,” beginning on page 9 and page 12, respectively.
Furthermore, the First Menasha projections do not take into account any circumstances or events occurring after the date they were prepared. First Menasha can give no assurance that, had the First Menasha projections been prepared as of the date of this proxy statement-prospectus, similar estimates and assumptions would be used. Neither Nicolet nor First Menasha intend to, and each disclaims any obligation to, make publicly available any update or other revision to the First Menasha projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions. The First Menasha projections do not give effect to the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect on First Menasha of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the First Menasha projections do not take into account the effect of any possible failure of the merger to occur. None of First Menasha, Nicolet or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any shareholder of First Menasha or Nicolet, or any other person, regarding Nicolet’s actual performance compared to the information contained in the First Menasha projections or that projected results will be achieved.
In light of the foregoing, and considering that the First Menasha special meeting will be held several months after the First Menasha projections were prepared, as well as the uncertainties inherent in any forecasted information, shareholders of First Menasha are cautioned not to place unwarranted reliance on such information in connection with their consideration of the merger.

First Menasha projected total assets to grow to $675 million at December 31, 2022 – a rate of approximately 7% annually. Both loans and deposits were projected to grow approximately 8% annually during this period. All projections are based solely on organic growth relying on greater market share penetration as the overall market is expected to grow at less than half of these levels. Net income was expected to grow approximately 7% annually based on projected balance sheet growth.
Interests of Certain Persons in the Merger
General
The directors and executive officers of First Menasha have interests in the transaction in addition to their interests generally as shareholders of First Menasha. These interests are described below. The board of directors of each of Nicolet and First Menasha was aware of these interests and considered them, in addition to other matters, in approving the merger agreement.
Appointment to the Boards of Directors of Nicolet and Nicolet National Bank.   The merger agreement provides that two current members of the First Menasha board will be appointed to the boards of Nicolet and Nicolet National Bank. For 2016, directors of Nicolet and Nicolet National Bank received fees of $1,200 per board meeting attended and $500 per committee meeting. The audit committee chairperson received an additional $10,000 annual retainer. Although directors are entitled to a separate fee for meetings of each of the boards of Nicolet and Nicolet National Bank, the boards typically meet jointly, and the directors are entitled to only one fee for such joint meetings.
Employment Agreements.   First Menasha has entered into separate employment agreements with each of the following First Menasha officers and employees: Peter J. Prickett, Michael W. Boettcher, Timothy J. Vogelsang, Brad Grant and Sarah Ziemba. (the “Employment Agreements”). Each Employment Agreement provides for severance benefits in the form of base salary continuation for a period of two years for Messrs. Prickett and Boettcher, eighteen months for Mr. Vogelsang and Ms. Ziemba, and twelve months for Mr. Grant, and reimbursement of the employer portion of health coverage for a period of eighteen months for Messrs. Prickett, Boettcher and Vogelsang and Ms. Ziemba and twelve months for Mr. Grant. Each officer has also agreed not to compete during employment and not to solicit employees or customers following termination of employment, regardless of cause. The Employment Agreements also include standard non-disclosure of confidential information provisions.
The following chart shows the potential contractual payments to First Menasha’s executive officers pursuant to such Employment Agreements in the event of their severance of employment following consummation of the merger.
Executive Officer	Severance Payment
Peter J. Prickett	$543,791.00
Michael W. Boettcher	$324,953.00
Payments in Respect of Restricted Stock Awards.   First Menasha has granted certain of its executive officers restricted stock awards under the First Menasha 2016 Equity Incentive Plan. The merger agreement provides that, immediately prior to the effective time of the merger, each restricted stock award shall be cancelled in exchange for a payment equal to the number of shares of First Menasha common stock underlying such restricted stock award times the per share cash consideration.
The following chart shows the potential cash payments to First Menasha’s executive officers pursuant to outstanding restricted stock awards.
Executive Officer	Payment
Peter J. Prickett	$144,650.00
Michael W. Boettcher	$30,639.50
Indemnification and Insurance.   The merger agreement provides that certain indemnification and insurance arrangements for First Menasha’s current officers and directors will be continued for six years after the completion of the transactions. For a summary of the indemnification provisions, see the section entitled “The Merger Agreement — Indemnification and Insurance.”

Trading Market for Nicolet Stock
The shares of Nicolet common stock issued pursuant to the merger will be registered under the Securities Act of 1933, as amended, and will be freely transferable under applicable securities laws, except to the extent of any limitations or restrictions applicable to any shares received by any shareholder who may be deemed an affiliate of Nicolet following completion of the merger. See “Resale of Nicolet Common Stock” at page 34.
Nicolet’s common stock is currently traded on the Nasdaq Capital Market, and the merger agreement requires that the shares issued in the merger also be eligible for trading on the Nasdaq Capital Market. The trading volume of Nicolet’s common stock is less than that of other larger financial services companies, and there is no guarantee that a liquid market for shares of Nicolet common stock will exist in the future.
Nicolet Dividends
The holders of Nicolet common stock receive dividends if and when declared by the Nicolet board of directors out of legally available funds. Nicolet’s board of directors has not declared a dividend since its inception in 2000. The board currently anticipates that all earnings, if any, will be used for working capital, to support Nicolet’s operations and to finance the growth and development of its business, including the merger and integration of First Menasha. Any future determination relating to dividend policy will be made at the discretion of Nicolet’s board of directors and will depend on a number of factors, including the company’s future earnings, capital requirements, financial condition, future prospects, regulatory restrictions, stock repurchase strategy and other factors that the board of directors may deem relevant.
Election and Proration of Merger Consideration
Each First Menasha shareholder may make an election to exchange their First Menasha shares for Nicolet common stock (“stock election shares”), cash (“cash election shares”), or a mix of both. Nicolet or Nicolet’s exchange agent, Computershare Trust Company, N.A. (the “exchange agent”), will mail to all shareholders an election form and customary transmittal materials following the mailing of the proxy statement. Completed election forms will be due five business days prior to the effective time (the “election deadline”). Any shares for which a completed election form is not received by to the election deadline will be treated as shares not making an election preference for cash or stock (“no-election shares”). If you hold your shares in “street name” through a broker, the broker will provide instructions for making an election with respect to your shares. Your broker may impose a deadline that is earlier than the election deadline. As soon as practicable after the election deadline, the exchange agent is responsible for completing the allocation of the merger consideration.
The total number of shares of First Menasha common stock that will be converted into the cash consideration shall be no less than 146,800 shares (the “Cash Election Minimum Threshold,” equal to approximately 25% of the issued shares of First Menasha common stock) and no more than 234,900 shares (the “Cash Election Maximum Threshold,” equal to approximately 40% of the issued shares of First Menasha common stock), with the remaining shares being converted into the stock consideration (except the cancelled shares).
If the number of shares electing to receive the cash consideration is between the Cash Election Minimum Threshold and the Cash Election Maximum Threshold:
•
cash election shares will be exchanged for the cash consideration; and

•
stock election shares and no-election shares will be exchanged for the stock consideration.

To the extent that aggregate number of cash election shares falls outside these limits, shareholders who elected the form of consideration that has been oversubscribed will receive a mixture of both cash and stock consideration in accordance with the following proration procedures:
•
If the number of cash election shares is less than the Cash Election Minimum Threshold, the merger consideration will be allocated as follows:

•
all cash election shares will be exchanged for the cash consideration;

•
to the extent necessary to reach the Cash Election Minimum Threshold, no-election shares will be exchanged for the cash consideration (on a pro rata basis if excess shares are available); and

•
if additional cash elections are required to meet the Cash Election Minimum Threshold, stock election shares will be allocated to receive the cash consideration on a pro rata basis until the number of shares being exchanged for the cash consideration equals the Cash Election Minimum Threshold.

•
If the number of cash election shares is greater than the Cash Election Maximum Threshold, the merger consideration will be allocated as follows:

•
stock election shares and no-election shares will be exchanged for the stock consideration; and

•
cash election shares will be allocated the stock consideration on a pro rata basis until the number of shares being exchanged for the cash consideration equals the Cash Election Maximum Threshold.

Illustrative Examples of Allocation of Merger Consideration.   For illustrative purposes only, the following examples describe the application of the allocation provisions of the merger agreement in the case of an oversubscription of stock election shares and in the case of an oversubscription of cash election shares. Solely for the purposes of these examples, it is assumed that:
•
there are 587,297 shares of First Menasha common stock issued, of which 21,447 (19,508 held by Nicolet and 1,939 underlying outstanding restricted stock awards) are cancelled, such that a total of 565,850 shares of First Menasha common stock will be converted into the right to receive the merger consideration;

•
there are no shares with respect to which dissenters’ rights have been properly exercised and perfected under Wisconsin law; and

•
the Nicolet Common Stock Price is $38.09; and

•
the exchange ratio is 3.411 (that is, it is not adjusted as a result of the Nicolet Common Stock Price being less than $33.55 or greater than $43.55).

Scenario 1 (Oversubscription of stock election shares; sufficient no-election shares to cover shortfall):   In the event that there are 100,000 cash election shares, 60,000 no-election shares, and 405,850 stock election shares:
•
All 100,000 cash election shares are converted into the right to receive the cash consideration;

•
All 408,850 stock election shares are converted into the right to receive the stock consideration; and

•
Of the 60,000 no-election shares, 46,800 shares are converted into the right to receive the cash consideration and the remaining 13,200 shares are converted into the right to receive the stock consideration. A First Menasha shareholder who makes no election as to 1,000 shares would have 780 shares converted into the right to receive $102,570.00 in cash (plus $16.00 cash in lieu of fractional shares of Nicolet common stock) and the remaining 220 shares converted into the right to receive stock consideration consisting of 750 shares of Nicolet common stock.

Scenario 2 (Oversubscription of stock election shares; insufficient no-election shares to cover shortfall):    In the event that there are 100,000 cash election shares, 20,000 no-election shares, and 445,850 stock election shares:
•
All 100,000 cash election shares are converted into the right to receive the cash consideration;

•
All 20,000 no-election shares are converted into the right to receive the cash consideration; and

•
Of the 445,850 stock election shares, 26,800 are converted into the right to receive the cash consideration and the remaining 419,050 are converted into the right to receive the stock consideration. A First Menasha shareholder who makes a stock election as to 1,000 shares would have 939.89 shares converted into stock consideration consisting of 3,205 shares of Nicolet common stock and the remaining 60.11 shares converted into the right to receive $7,904.47 in cash (plus $36.75 cash in lieu of fractional shares of Nicolet common stock).
Scenario 3 (Oversubscription of cash election shares):   In the event that there are 300,000 cash election shares, 100,000 no-election shares, and 165,850 stock election shares:
•
All 165,850 stock election shares are converted into the right to receive the stock consideration;

•
All 100,000 no-election shares are converted into the right to receive the stock consideration; and

•
Of the 300,000 cash election shares, 234,900 are converted into the right to receive the cash consideration and the remaining 65,100 are converted into the right to receive the stock consideration. A First Menasha shareholder who makes a cash election as to 1,000 shares would have 783 shares converted into the right to receive $102,964.50 in cash (plus $7.13 cash in lieu of fractional shares of Nicolet common stock) and the remaining 217 shares converted into the right to receive 740 shares of Nicolet common stock.

Potential Adjustment to Exchange Ratio
The merger agreement provides that the exchange ratio is fixed unless the Nicolet Common Stock Price (defined in the agreement as the volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period ending on the third trading day prior to the closing date) is (a) greater than $43.55, to which the exchange ratio would become floating at the quotient of  $148.55 divided by the Nicolet Common Stock Price, or (b) less than $33.55, to which the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price. As a result of these adjustments to the exchange ratio, the value of the Nicolet common stock received per share of First Menasha common stock will not be greater than $148.55 per share or less than $114.44 per share.
Under no circumstances shall the number of shares of Nicolet common stock to be issued in the merger equal or exceed 20% of the number of outstanding shares of Nicolet common stock such that Nasdaq rules would require approval of the merger by Nicolet’s shareholders. The parties agree to reduce the number of shares of Nicolet common stock to be issued and to increase the cash to be issued pro rata to avoid such a shareholder vote. Based on 8,582,425 shares of Nicolet common stock outstanding at September 30, 2016, an exchange ratio of 3.411 and the minimum number of cash election shares, the number of shares of Nicolet common stock to be issued in the merger would equal approximately 17% of Nicolet’s outstanding shares of common stock.
Illustrative Examples of Adjustment to Exchange Ratio.   For illustrative purposes only, the following examples describe the provisions of the merger agreement providing for the adjustment of the exchange ratio.
Scenario 1 (Nicolet Common Stock Price is $38.55):   Because the Nicolet Common Stock Price is between $33.55 and $43.55, the exchange ratio remains unchanged at 3.411. Subject to the election and proration procedures described above, 100 shares of First Menasha common stock entitled to receive stock consideration would be converted into the right to receive 341 shares of Nicolet common stock (plus $3.86 cash in lieu of fractional shares of Nicolet common stock).
Scenario 2 (Nicolet Common Stock Price is $47.66):   Because the Nicolet Common Stock Price exceeds $43.55, the exchange ratio is decreased to 3.117, which equals the quotient of  $148.55 divided by $47.66. Subject to the election and proration procedures described above, 100 shares of First Menasha common stock entitled to receive stock consideration would be converted into the right to receive 311 shares of Nicolet common stock (plus $32.74 cash in lieu of fractional shares of Nicolet common stock).
Scenario 3 (Nicolet Common Stock Price is $25.00):   Because the Nicolet Common Stock Price is less than $33.55, the exchange ratio is increased to 4.5776, which equals the quotient of  $114.44 divided by $25.00. Subject to the election and proration procedures described above, 100 shares of First Menasha common stock entitled to receive stock consideration would be converted into the right to receive 457 shares of Nicolet common stock (plus $19.00 cash in lieu of fractional shares of Nicolet common stock).

Depending on the number of cash and stock elections in this scenario, the total number of shares of Nicolet common stock to be issued in this scenario may be reduced such that the number of shares of Nicolet common stock issued does not exceed 20% of the number of shares outstanding at the effective time of the merger.
Surrender and Exchange of First Menasha Stock Certificates
At the effective time of the merger and to the extent that they receive merger consideration in the form of shares of Nicolet common stock, First Menasha shareholders will automatically become entitled to all of the rights and privileges afforded to Nicolet shareholders as of that time. However, the actual physical exchange of First Menasha common stock certificates for cash and certificates representing shares of Nicolet common stock will occur after the merger. If you hold your shares in “street name” or “book-entry form” through a broker, the broker will provide separate instructions for surrendering and exchanging your shares.
Following the mailing of the proxy statement and the proxy, Nicolet will send or cause to be sent to each of First Menasha’s shareholders an election form, letter of transmittal and other customary transmittal materials providing written instructions for making an election as to the form of merger consideration to be received and for exchanging First Menasha common stock certificates for the merger consideration in accordance with the merger agreement. If you hold your shares in “street name” through a broker, the broker will provide instructions for making an election with respect to your shares. Each First Menasha stock certificate outstanding immediately prior to the effective time of the merger will be deemed for all purposes to evidence the right to receive the merger consideration to which such holder is entitled, regardless of when they are actually exchanged.
Nicolet will delay paying former shareholders of First Menasha who become holders of Nicolet common stock pursuant to the merger any dividends or other distributions that may become payable to holders of record of Nicolet common stock following the effective time of the merger until they have surrendered their certificates evidencing their First Menasha common stock, at which time Nicolet will pay any such dividends or other distributions without interest.
You should not send in your First Menasha stock certificate(s) until you have received the election form and letter of transmittal and further written instructions after the effective date of the merger. Please do NOT send in your stock certificates with your proxy card.
Assuming the merger has been consummated, after the exchange agent receives your First Menasha certificate(s), together with a properly completed letter of transmittal, it will deliver to you the merger consideration to which you are entitled, consisting of Nicolet common stock (in certificated or book entry form, together with any withheld dividends or other distributions, but without interest thereon) and any cash due, without interest. Within five business days after consummation of the merger, the exchange agent will send a transmittal letter to all First Menasha shareholders who did not previously tender their shares.
Shareholders who cannot locate their stock certificates are urged to contact First Menasha’s transfer agent promptly:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Telephone Toll Free: (800) 937-5449
Telephone Local: (718) 821-8124
First Menasha will issue a new stock certificate to replace the lost certificate(s) only if the shareholder of First Menasha signs an affidavit certifying that his, her or its certificate(s) cannot be located and containing an agreement to indemnify First Menasha and Nicolet against any claim that may be made against First Menasha or Nicolet by the owner of the certificate(s) alleged to have been lost or destroyed. First Menasha or Nicolet may also require the shareholder to post a bond in an amount sufficient to support the shareholder’s agreement to indemnify First Menasha and Nicolet.
Resale of Nicolet Common Stock
The shares of Nicolet common stock to be issued in the merger will be registered under the Securities Act. First Menasha shareholders who are not affiliates of Nicolet may generally freely trade their Nicolet common stock upon completion of the merger. The term “affiliate” generally means each person who is an executive officer, director or 10% shareholder of Nicolet after the merger.
Those shareholders who are deemed to be affiliates of Nicolet may only sell their Nicolet common stock as provided by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. Rule 144 requires the availability of current public information about the issuer, a holding period for shares issued without registration with the SEC, volume limitations and other restrictions on the manner of sale of the shares.
Regulatory and Other Required Approvals
Federal Reserve
The Federal Reserve must approve the merger before it can be completed. Nicolet and First Menasha must then wait at least 30 days (which may be shortened to 15 days) after the date of Federal Reserve approval before they may complete the merger. During this waiting period, the U.S. Department of Justice may object to the merger on antitrust grounds. Nicolet filed an application for approval of the merger with the Federal Reserve on January 17, 2017. In reviewing that application, the Federal Reserve is required to consider the following:
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competitive factors, such as whether the merger will result in a monopoly or whether the benefits of the merger to the public in meeting the needs and convenience of the community clearly outweigh the merger’s anticompetitive effects or restraints on trade; and

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banking and community factors, which includes an evaluation of:

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the financial and managerial resources of Nicolet, including its subsidiaries, and of First Menasha, and the effect of the proposed transaction on these resources;

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management expertise;

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internal control and risk management systems;

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the capital of Nicolet;

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the convenience and needs of the communities to be served; and

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the effectiveness of Nicolet and First Menasha in combating money laundering activities.

The application process includes publication and opportunity for comment by the public. The Federal Reserve may receive, and must consider, properly filed comments and protests from community groups and others regarding (among other issues) each institution’s performance under the Community Reinvestment Act of 1977, as amended (the “CRA”). The Federal Reserve is also required to ensure that the proposed transaction would not violate Wisconsin law regarding the number of years a bank must be in operation before it can be acquired, deposit concentration limits, Wisconsin community reinvestment laws and any Wisconsin antitrust statutes.
OCC
The merger of FNB – Fox Valley with and into Nicolet National Bank requires the approval of the OCC. Nicolet filed an Interagency Bank Merger Application for approval of the bank merger with the OCC on December 22, 2016, and the OCC issued its approval on February 6, 2017. In evaluating the bank merger, the OCC must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the OCC from approving the bank merger if:
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it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or

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its effect in any section of the country could be to substantially lessen competition or to tend to create a monopoly, or if it would result in a restraint of trade in any other manner.

WDFI
In addition to the required approvals of the Federal Reserve and OCC discussed above, the merger also requires the approval of the WDFI. Nicolet filed an application with the WDFI on January 17, 2017 pursuant to Section 221.0901 of Wisconsin banking law. In evaluating the application, the WDFI must consider various aspects of the proposed transaction and the parties thereto, including, among others, the financial and managerial resources and future prospects of the institutions involved, the best interests of their shareholders and customers, safety and soundness considerations, and the CRA compliance status of each bank. The relevant statutes prohibit the WDFI from approving the transaction if, following consummation, the combined institution would control more than 30 percent of the deposits in the state.
In connection with or as a result of the merger, Nicolet or First Menasha may be required, pursuant to other laws and regulations, either to notify or obtain the consent of other regulatory authorities and organizations to which such companies or subsidiaries of either or both of them may be subject. The Nicolet common stock to be issued in exchange for First Menasha common stock in the merger has been registered with the SEC and will be issued pursuant to available exemptions from registration under state securities laws.
Status and Effect of Approvals
All regulatory applications and notices required to be filed prior to the merger have been filed, and OCC approval was granted on February 6, 2017. Nicolet and First Menasha contemplate that they will complete the merger on April 28, 2017, assuming the receipt of all required regulatory approvals, approval by First Menasha shareholders, and the satisfaction or waiver of all other closing conditions.
Nicolet and First Menasha believe that the proposed merger is compatible with the regulatory requirements described in the preceding paragraphs; however, we cannot assure you that we will be able to comply with any required conditions or that compliance or noncompliance with any such conditions would not have adverse consequences for the combined company after the merger.
While Nicolet and First Menasha believe that the requisite regulatory approvals for the merger will be obtained, we can give you no assurance regarding the timing of the approvals, our ability to obtain the approvals on satisfactory terms or the absence of litigation challenging those approvals or otherwise. Similarly, we cannot assure you that any state attorney general or other regulatory authority will not attempt to challenge the merger on antitrust grounds or for other reasons, or, if such a challenge is made, project the result thereof. The merger is conditioned upon the receipt of all consents, approvals and actions of governmental authorities and the filing of all other notices with such authorities in respect of the merger.
We are not aware of any regulatory approvals that would be required for completion of the transactions contemplated by the merger agreement other than as described above. Should any other approvals be required, those approvals would be sought, but we cannot assure you that they will be obtained.
Accounting Treatment of the Merger
Nicolet is required to account for the merger as a purchase transaction for accounting and financial reporting purposes under GAAP. Under purchase accounting, the assets (including any identifiable intangible assets) and liabilities (including executory contracts and other commitments) of First Menasha at the effective time of the merger will be recorded at their respective fair values and added to those of Nicolet. Any excess of purchase price over the fair values is recorded as goodwill. Any excess of the fair values over the purchase price is recorded in earnings as a bargain purchase gain. Consolidated financial statements of Nicolet issued after the merger would reflect those fair values and would not be restated retroactively to reflect the historical consolidated financial position or results of operations of First Menasha.

THE MERGER AGREEMENT
This section of the proxy statement-prospectus describes certain terms of the merger agreement. It is not intended to include every term of the merger, but rather addresses only the significant aspects of the merger. This discussion is qualified in its entirety by reference to the merger agreement, which is attached as Appendix A to this proxy statement-prospectus and is incorporated herein by reference.
General; Business and Operations after the Merger
If the shareholders of First Menasha approve the merger agreement and the other conditions to the consummation of the merger are satisfied, First Menasha will merge with and into Nicolet. Following the consummation of the merger, FNB – Fox Valley will merge with and into Nicolet National Bank with Nicolet National Bank surviving the merger. First Menasha Bancshares, Inc. and FNB – Fox Valley will cease to exist after the merger, and the business of FNB – Fox Valley will be conducted through Nicolet National Bank. At the effective time of the merger, Nicolet will appoint two current directors of First Menasha, to be selected by Nicolet, to the boards of directors of Nicolet and Nicolet National Bank.
What First Menasha’s Shareholders Will Receive in the Merger
If the merger is completed, First Menasha shareholders will receive, at the election of each holder, cash of  $131.50 per share of First Menasha common stock and/or 3.411 shares of Nicolet common stock for each share of First Menasha common stock, subject to proration procedures such that between 146,800 (the “Cash Election Minimum Threshold”) and 234,900 (the “Cash Election Maximum Threshold”) shares of First Menasha common stock shall be exchanged for cash and the remaining shares shall be exchanged for Nicolet common stock or cancelled. The total merger consideration shall consist of between approximately 25% and 40% cash.
The exchange ratio may fluctuate in the event that the Nicolet Common Stock Price (defined in the merger agreement to equal the volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the 20 trading day period ending on the third trading day prior to the closing date), is (a) greater than $43.55, in which case the exchange ratio would become floating at the quotient of $148.55 divided by the Nicolet Common Stock Price, or (b) less than $33.55, in which case the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price.
No payment will be made with respect to shares of First Menasha common stock held in the treasury of First Menasha; shares held directly or indirectly by Nicolet (other than in a fiduciary capacity or in connection with debts previously contracted); shares underlying restricted stock awards; and dissenting shares. Upon consummation of the merger, all such shares, referred to herein as the “cancelled shares,” will be canceled and extinguished. The cancelled shares shall not be considered when determining whether the Cash Election Minimum Threshold or the Cash Election Maximum Threshold has been met.
No fractional shares of Nicolet common stock will be issued in connection with the merger. Instead, Nicolet will make a cash payment without interest to each shareholder of First Menasha who would otherwise receive a fractional share. The amount of such cash payment will be determined by multiplying the fraction of a share of Nicolet common stock otherwise issuable to such shareholder by the Nicolet Common Stock Price.
The merger agreement provides that First Menasha may continue paying its regular quarterly dividends of  $0.35 per share prior to consummation of the merger in the ordinary course of business. Though First Menasha’s board of directors currently expects to pay its regular quarterly dividends, the payment of such dividends is not guaranteed, nor is it a condition to the closing of the merger.
Election and Proration
Each First Menasha shareholder may make an election to exchange their First Menasha shares for Nicolet common stock (“stock election shares”), cash (“cash election shares”), or a mix of both. Nicolet or Nicolet’s exchange agent, Computershare Trust Company, N.A. (the “exchange agent”), will mail to all shareholders an election form and customary transmittal materials following the mailing of the proxy statement. Completed election forms will be due five business days prior to the closing of the merger (the

“election deadline”). At this time, we expect the election deadline to be 5:00 p.m. Eastern Time on April 21, 2017. Any shares for which a completed election form is not received will be treated as shares not making an election preference for cash or stock (“no-election shares”). The exchange agent is responsible for completing the allocation of the merger consideration as soon as practicable after the election deadline.
The total number of shares of First Menasha common stock that will be converted into the cash consideration shall be no less than the Cash Election Minimum Threshold and no more than the Cash Election Maximum Threshold, with the remaining shares being converted into the stock consideration (excluding the cancelled shares).
If the number of shares electing to receive the cash consideration is between the Cash Election Minimum Threshold and the Cash Election Maximum Threshold:
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cash election shares will be exchanged for the cash consideration; and

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stock election shares and no-election shares will be exchanged for the stock consideration.

To the extent that aggregate number of cash election shares falls outside these limits, shareholders who elected the form of consideration that has been oversubscribed will receive a mixture of both cash and stock consideration in accordance with the following proration procedures:
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If the number of cash election shares is less than the Cash Election Minimum Threshold, the merger consideration will be allocated as follows:

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all cash election shares will be exchanged for the cash consideration;

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to the extent necessary to reach the Cash Election Minimum Threshold, no-election shares will be exchanged for the cash consideration (on a pro rata basis if excess shares are available); and

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if additional cash elections are required to meet the Cash Election Minimum Threshold, stock election shares will be allocated to receive the cash consideration on a pro rata basis until the number of shares being exchanged for the cash consideration equals the Cash Election Minimum Threshold.

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If the number of cash election shares is greater than the Cash Election Maximum Threshold, the merger consideration will be allocated as follows:

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stock election shares and no-election shares will be exchanged for the stock consideration; and

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cash election shares will be allocated the stock consideration on a pro rata basis until the number of shares being exchanged for the cash consideration equals the Cash Election Maximum Threshold.

Potential Adjustment of Exchange Ratio
The merger agreement provides that the exchange ratio is fixed unless the Nicolet Common Stock Price (defined in the agreement as the volume weighted average closing price of Nicolet common stock on the Nasdaq Capital Market over the twenty trading day period ending on the third trading day prior to the closing date) is (a) greater than $43.55, to which the exchange ratio would become floating at the quotient of  $148.55 divided by the Nicolet Common Stock Price, or (b) less than $33.55, to which the exchange ratio would become floating at the quotient of  $114.44 divided by the Nicolet Common Stock Price.
Under no circumstances shall the number of shares of Nicolet common stock to be issued in the merger equal or exceed 20% of the number of outstanding shares of Nicolet common stock such that Nasdaq rules would require approval of the merger by Nicolet’s shareholders. The parties agree to reduce the number of shares of Nicolet common stock to be issued and to increase the cash to be issued pro rata to avoid such a shareholder vote. Based on 8,582,425 shares of Nicolet common stock outstanding at September 30, 2016, an exchange ratio of 3.411 and the minimum number of cash election shares, the number of shares of Nicolet common stock to be issued would equal approximately 17% of Nicolet’s outstanding shares of common stock.

Trust Preferred Securities
At the effective time of the merger, Nicolet will assume and discharge First Menasha’s covenants, agreements and obligations under and relating to First Menasha’s trust preferred securities, including the due and punctual payment of interest on all of the First Menasha’s obligations pursuant to the subordinated notes issued by First Menasha to its subsidiaries, First Menasha Statutory Trust I Variable and First Menasha Statutory Trust II Fixed (the “First Menasha Trusts”). Additionally, Nicolet will cause the First Menasha Trusts to discharge First Menasha Trusts’ obligations arising after the effective time of the merger with respect to the trust preferred securities. Finally, Nicolet and First Menasha shall execute and deliver supplemental indentures, in a form satisfactory to the trustees of First Menasha Trusts, to effectuate Nicolet’s assumption of First Menasha’s trust preferred securities, whereby Nicolet shall assume all of First Menasha’s covenants, agreements and obligations under and relating to First Menasha’s trust preferred securities.
Dissenters’ Rights
Holders of shares of First Menasha common stock who properly elect to exercise the dissenters’ rights provided for in Subchapter XIII of the WBCL will not have their shares converted into the right to receive merger consideration. If a holder’s dissenters’ rights are lost or withdrawn, such holder will receive his, hers or its pro rata portion of the merger consideration. See “Dissenters’ Rights” on page 60 and Appendix C for additional information.
Effect of the Merger on First Menasha Restricted Stock Awards
As of September 30, 2016, there were 1,939 shares of First Menasha common stock underlying outstanding restricted stock awards. Each First Menasha restricted stock award outstanding immediately prior to the effective date shall be cancelled in exchange for a payment equal to the number of shares of First Menasha common stock underlying such restricted stock award times the per share cash consideration. These shares are included in the number of issued shares of First Menasha common stock and do not count towards the Cash Election Minimum Threshold or the Cash Election Maximum Threshold.
Closing and Effective Time of the Merger
The merger will be completed only if all of the following occur:
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the merger agreement is approved by a majority of First Menasha’s shareholders;

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all required regulatory consents and approvals are obtained; and

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all other conditions to the merger discussed in this proxy statement-prospectus and the merger agreement are either satisfied or waived.

If all of these conditions are met, the closing of the merger is expected to occur on April 28, 2017.
Representations and Warranties in the Merger Agreement
First Menasha and Nicolet have made customary representations and warranties to each other as part of the merger agreement. First Menasha’s representations and warranties are contained in Article 3 of the merger agreement and relate to, among other things:
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its organization and authority to enter into the merger agreement;

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its capitalization, subsidiaries, properties and financial statements;

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pending and threatened litigation against First Menasha and its subsidiaries;

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FNB – Fox Valley’s loan portfolio and allowance for loan losses;

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its insurance, employee benefits, tax and environmental matters;

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its legal and regulatory compliance;

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its contractual obligations and contingent liabilities; and

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its financial statements and regulatory filings.

Nicolet’s representations and warranties are contained in Article 4 of the merger agreement and relate to, among other things:
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its organization and authority to enter into the merger agreement;

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its capitalization, subsidiaries, financial statements and public filings with the SEC;

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pending and threatened litigation against Nicolet and its subsidiaries;

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Nicolet National Bank’s loan portfolio and allowance for loan losses;

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its employee benefits, tax and environmental matters;

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legal and regulatory compliance; and

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the shares of Nicolet common stock to be issued in the merger.

Each party’s representations and warranties are for the benefit of the other; they are not for the benefit of and may not be relied upon by shareholders. The representations and warranties of the parties will not survive the closing of the merger.
Conditions to the Merger
The merger agreement contains a number of conditions that must be satisfied or waived (if they are waivable) to complete the merger. The conditions include, among other things:
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the representations and warranties made by each party in the merger must be accurate as of the closing date of the merger;

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each party must have performed or complied in all material respects with all covenants and obligations as established in the merger agreement;

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approval by First Menasha’s shareholders of the merger agreement by the required vote;

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an absence of any commenced or pending legal proceeding that challenges any of the contemplated transactions or that may have the effect of preventing, delaying or making illegal or otherwise interfering with any of the contemplated transactions;

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approval of the merger and the transactions contemplated thereby by the Federal Reserve, OCC and WDFI without imposing any restrictions that would have a “material adverse effect,” as defined in the merger agreement, on either Nicolet or First Menasha;

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the registration statement has become effective under the Securities Act;

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the absence of a stop order suspending the effectiveness of Nicolet’s registration statement under the Securities Act with respect to the shares of Nicolet common stock to be issued to the First Menasha shareholders;

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both parties shall have received a certificate signed by an executive on behalf of the other party certifying that such party’s representations and warranties are accurate and that all covenants and obligations have been performed;

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receipt by First Menasha and Nicolet of a tax opinion from Bryan Cave LLP that the merger qualifies as a tax-free reorganization under the Internal Revenue Code;

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Nicolet shall have filed with the Nasdaq Stock Market, LLC a notification form for the listing of all shares of Nicolet common stock to be delivered in the merger, and the Nasdaq Stock Market, LLC shall not have objected to the listing of such shares of Nicolet common stock;

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as of the Closing Date, First Menasha shall have Tangible Common Equity (as defined in the merger agreement) of no less than $46.0 million (First Menasha’s tangible common equity was $46.5 million as of September 30, 2016);

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First Menasha and Nicolet shall deliver, or cause to be delivered, supplemental indentures, in a form satisfactory to the trustees of the First Menasha Trusts, to effectuate Nicolet’s assumption of First Menasha’s trust preferred securities, whereby Nicolet shall assume all of First Menasha’s covenants, agreements and obligations under and relating to First Menasha’s trust preferred securities;

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payment by First Menasha and Nicolet of all accrued but unpaid interest on their respective trust preferred securities;

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the absence of any material adverse change in the financial condition, results of operations, business or prospects of either First Menasha or Nicolet;

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each party shall have obtained the written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties; and

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the absence of an order, decree or injunction enjoining or prohibiting completion of the merger.

The conditions to the merger are set forth in Articles 8 and 9 of the merger agreement.
The parties intend to complete the merger on April 28, 2017; however, we cannot assure you that all conditions will be satisfied or waived.
Waiver and Amendment
Nearly all of the conditions to completing the merger may be waived at any time by the party for whose benefit they were created; however, the merger agreement provides that the parties may not waive any condition that would result in the violation of any law or regulation. Also, the parties may amend or supplement the merger agreement at any time by written agreement. Any material change in the terms of the merger agreement after the First Menasha special shareholders’ meeting may require a re-solicitation of votes from First Menasha’s shareholders with respect to the amended merger agreement.
Business of First Menasha Pending the Merger
The merger agreement requires First Menasha to continue to operate its business as usual and to preserve its business organization, rights and franchises pending the merger and to refrain from taking any action that would materially adversely affect the receipt of required regulatory or other consents or materially adversely affect either party’s ability to perform its covenants and agreements under the merger agreement.
Among other things, and subject to certain specified exceptions, First Menasha may not, without Nicolet’s consent, take or agree to take any of the following actions:
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conduct its business in any manner other than in the ordinary course of business in all material respects;

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take any action or make any decision in contravention of commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships;

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take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of First Menasha or Nicolet to obtain any of the required regulatory approvals, to provide First Menasha’s covenants and agreements under the merger agreement, or to consummate the contemplated merger;

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other than pursuant to the terms of any contract to which First Menasha is a party that is outstanding on the date of the merger agreement: (i) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of First Menasha capital stock or any security convertible into First Menasha capital stock; (ii) permit any additional shares of First Menasha capital stock to become subject to new grants; or (iii) grant any registration rights with respect to shares of First Menasha capital stock;

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make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of First Menasha capital stock (other than dividends from its wholly owned subsidiary to it or another of its wholly owned subsidiaries); provided, however, that First Menasha shall be permitted to continue paying its regular quarterly dividend of  $0.35 per share of First Menasha common stock consistent with past practice;

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directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of First Menasha capital stock (other than repurchases of shares of First Menasha common stock in the ordinary course of business to satisfy obligations under First Menasha benefit plans);

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amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into: (i) any contract that is material to First Menasha’s operations; (ii) any material restriction on the ability of First Menasha or its subsidiaries to conduct its business as it is presently being conducted; or (iii) any contract or other binding obligation relating to any class of First Menasha capital stock or rights associated therewith or any outstanding instrument of indebtedness;

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enter into loan transactions not in accordance with, or consistent with, past practices of FNB – Fox Valley or that are on terms and conditions that, to the knowledge of First Menasha, are materially more favorable than those available to the borrower from competitive sources in arm’s-length transactions;

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enter into any new credit or new lending relationships greater than $500,000 that would require an exception to FNB – Fox Valley’s formal loan policy as in effect as of the date of the merger agreement or that are not in strict compliance with the provisions of such loan policy;

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other than incident to a reasonable loan restructuring, extend additional credit to any individual or entity, or any director or officer of, or any owner of a material interest in, such entity if such person or entity is the obligor under any indebtedness to First Menasha or any of its subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness First Menasha or any of its subsidiaries has established loss reserves or any part of which has been charged-off by First Menasha or any of its subsidiaries;

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maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to First Menasha loans previously charged off, on First Menasha loans and leases outstanding (including accrued interest receivable);

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fail to: (i) charge-off any First Menasha loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable legal requirement; or (ii) place on non-accrual any First Menasha loans or leases that are past due greater than ninety (90) days;

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sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the ordinary course of business and in a transaction that, together with other such transactions, is not material to First Menasha and its subsidiaries, taken as a whole;

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acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that, together with other such transactions, is not material to First Menasha and its subsidiaries, taken as a whole, and does not present a material risk that the closing date of the proposed merger will be materially delayed or that any approvals necessary to complete the merger or the other contemplated transactions will be more difficult to obtain;

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purchase any equity security for its investment portfolio that is inconsistent with FNB – Fox Valley’s formal investment policy as in effect as of the date of the merger agreement or that are not in strict compliance with the provisions of such investment policy;

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amend its articles of incorporation or its bylaws, or similar governing documents of any of its subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

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increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of First Menasha or its subsidiaries;

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become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any First Menasha employee (or newly hired employees), director or shareholder;

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accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any First Menasha benefit plans;

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cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any First Menasha benefit plan;

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materially change any actuarial assumptions used to calculate funding obligations with respect to any First Menasha benefit plan that is required by applicable legal requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable legal requirement;

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conduct the administration of the First Menasha benefit plan in any manner other than in the ordinary course of business;

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hire any new employees with an annual salary in excess of  $75,000;

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incur or guarantee any indebtedness for borrowed money other than deposits or overnight fed funds or enter into any capital lease or leases; or, except in the ordinary course of business, (i) lend any money or pledge any of its credit in connection with any aspect of its business, whether as a guarantor, surety, issuer of a letter of credit or otherwise; (ii) mortgage or otherwise subject to any lien any of its assets or sell, assign or transfer any of its assets in excess of  $50,000 in the aggregate; or (iii) incur any other liability or loss representing, individually or in the aggregate, over $50,000;

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enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable legal requirements or requested by any regulatory authority;

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settle any action, suit, claim or proceeding against it or any of its subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of $150,000 and that would not: (i) impose any material restriction on the business of First Menasha or its subsidiaries; or (ii) create precedent for claims that is reasonably likely to be material to it or its subsidiaries;

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make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;

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make or change any material tax elections, change or consent to any change in it or its subsidiaries’ method of accounting for tax purposes (except as required by applicable tax law), take any material position on any material tax return filed on or after the date of the merger agreement, settle or compromise any material tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes, or file any material amended tax return; or
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agree to take, make any commitment to take, or adopt any resolutions of the First Menasha board of directors in support of, any of the prohibited actions listed immediately above.

The above restrictions on First Menasha’s business activities are set forth in Section 5.2 of the merger agreement.
Business of Nicolet Pending the Merger
The merger agreement requires Nicolet to continue to operate its business as usual and to preserve its business organization, rights and franchises pending the merger and to refrain from taking any action that would materially adversely affect the receipt of required regulatory or other consents or materially adversely affect either party’s ability to perform its covenants and agreements under the merger agreement.
Among other things, and subject to certain specified exceptions, Nicolet may not, without First Menasha’s consent, take or agree to take any of the following actions:
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conduct its business in any manner other than in the ordinary course of business in all material respects;

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take any action or make any decision in contravention of commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships;

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take any action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of Nicolet or First Menasha to obtain any of the required regulatory approvals, to provide Nicolet’s covenants and agreements under the merger agreement, or to consummate the contemplated merger;

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make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Nicolet capital stock, other than dividends from its wholly owned subsidiary to it or another of its wholly owned subsidiaries;

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directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Nicolet capital stock, other than (i) repurchases of shares of Nicolet common stock in the ordinary course of business to satisfy obligations under Nicolet benefit plans, or (ii) repurchases pursuant to Nicolet’s common stock repurchase program;

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maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Nicolet loans previously charged off, on Nicolet loans and leases outstanding (including accrued interest receivable);

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acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that, together with other such transactions, is not material to Nicolet and its subsidiaries, taken as a whole, and does not present a material risk that the closing date of the proposed merger will be materially delayed or that any approvals necessary to complete the merger or the other contemplated transactions will be more difficult to obtain;

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amend its articles of incorporation or its bylaws, or similar governing documents of any of its subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;

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make or change any material tax elections, change or consent to any change in it or its subsidiaries’ method of accounting for tax purposes (except as required by applicable tax law), take any material position on any material tax return filed on or after the date of the merger agreement, settle or compromise any material tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of taxes, surrender any right to claim a refund for a material amount of taxes, or file any material amended tax return; or

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agree to take, make any commitment to take, or adopt any resolutions of the Nicolet board of directors in support of, any of the prohibited actions listed immediately above.

The above restrictions on Nicolet’s business activities are set forth in Section 6.2 of the merger agreement.
Covenants of the Parties
In addition to the above restrictions on each party’s business activities prior to consummation of the merger and the covenants discussed elsewhere in this summary of the merger agreement, the parties have agreed to the following covenants:
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the parties shall cooperate and use reasonable best efforts to obtain the required regulatory approvals;

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the parties are required to prepare and file a proxy statement-prospectus with the SEC, and Nicolet shall use reasonable best efforts to have such proxy statement-prospectus declared effective and to keep it effective as long as necessary to consummate the merger, and First Menasha shall use its reasonable best efforts to cause the proxy statement-prospectus to be mailed to its shareholders;

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First Menasha has agreed that the information to be included in the proxy statement-prospectus shall not be false or misleading;

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First Menasha shall call a shareholders’ meeting for the purpose of approving the merger agreement and the merger, and First Menasha’s board of directors shall use reasonable best efforts to obtain approval of the merger;

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each party shall give the other prompt notice of any changes that would constitute a material breach of the merger agreement;

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the parties shall use commercially reasonable efforts to cause the merger to qualify as a reorganization under the Internal Revenue Code, and shall deliver such certificates and other documents necessary for Nicolet’s counsel to issue its opinion that the merger qualifies as a reorganization;

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Nicolet shall maintain employee benefit plans and compensation opportunities that, in the aggregate, are no less favorable than the employee benefit plans and compensation opportunities made available to similarly-situated Nicolet employees, and Nicolet has agreed to credit First Menasha employees for their years of service at First Menasha to the same extent as if that service had been with Nicolet under the applicable Nicolet benefit plans;

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First Menasha has agreed to take all appropriate actions, upon the request of Nicolet, to amend, suspend or terminate any benefit plans;

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Nicolet has agreed to appoint two current directors of First Menasha to the boards of directors of Nicolet and Nicolet National Bank;

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Nicolet has agreed to authorize and reserve the number of shares of Nicolet common stock necessary to constitute the merger and to cause such shares to be approved for listing on the Nasdaq Capital Market;

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Nicolet shall take such action to cause the acquisition of Nicolet common stock in the merger to be exempt under Exchange Act Rule 16b-3;

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First Menasha shall deliver to Nicolet audited financial statements for the year ended December 31, 2016; and

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the parties shall consult concerning the defense of any shareholder litigation.

No Solicitation of Alternative Transactions
First Menasha was required to immediately cease any negotiations with any person regarding any Acquisition Proposal, as defined in the merger agreement, existing at the time the merger agreement was executed. In addition, First Menasha may not solicit, directly or indirectly, inquiries or proposals with respect to, or, except to the extent determined by its board of directors in good faith, after consultation with its legal counsel, to be required to discharge properly the directors’ fiduciary duties, furnish any information relating to, or participate in any negotiations or discussions concerning, any sale of all or substantially all of its assets, any purchase of a substantial equity interest in it or any merger or other combination with First Menasha. Subject to the same fiduciary duties, First Menasha’s board may not withdraw its recommendation to its shareholders of the merger or recommend to its shareholders any such other transaction.
First Menasha was also required to instruct its officers, directors, agents, and affiliates to refrain from taking such action prohibited by the merger agreement and is required to notify Nicolet immediately if it receives any inquiries from third parties. However, no director or officer of First Menasha is prohibited from taking any action that the board of directors determines in good faith, after consultation with counsel, is required by law or is required to discharge such director’s or officer’s fiduciary duties.
Indemnification and Insurance
Nicolet has agreed to provide certain indemnification in favor of the directors, officers and employees of First Menasha and its subsidiaries with respect to matters occurring prior to or at the effective time of the merger. Nicolet will cause the officers and directors currently covered by First Menasha’s policy to be covered by a directors’ and officers’ liability insurance policy for six years following the effective time of the merger, subject to certain conditions provided in Section 6.3 of the merger agreement.
Termination of the Merger Agreement; Termination Fee
The merger agreement specifies the circumstances under which the parties may terminate the agreement and abandon the merger. Those circumstances are:
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by mutual consent of First Menasha’s board of directors and Nicolet’s board of directors;

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by either party if the other party materially breaches any representation, warranty or covenant, such breach cannot be, or is not, cured within 30 days after written notice, subject to a requirement in certain circumstances that the existence of such breach would result in a “material adverse effect,” as defined in the merger agreement, on the breaching party;

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by either party if any regulatory authority that must grant a required approval has denied approval of any of the contemplated transactions and such denial has become final and nonappealable; provided, however, that the right to terminate the merger agreement shall not be available to a party whose failure (or the failure of any of its affiliates) to fulfill any of its obligations (excluding warranties and representations) under the merger agreement has been the cause of or resulted in the occurrence of a regulatory authority denial;

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by either party if any application, filing or notice for a required regulatory approval has been withdrawn at the request or recommendation of the applicable regulatory authority; provided, however, that the right to terminate the merger agreement shall not be available to a party whose failure (or the failure of any of its affiliates) to fulfill any of its obligations (excluding warranties and representations) under the merger agreement has been the cause of or resulted in the occurrence of a regulatory request for withdrawal;

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by either party if First Menasha’s shareholders fail to approve the proposed merger; provided, however, that the right to terminate the merger agreement shall not be available to a party whose failure (or the failure of its affiliates) to fulfill any of its obligations (excluding warranties and representations) under the merger agreement has been the cause of or resulted in the failure to obtain the approval of First Menasha’s shareholders;
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by either party if the merger is not consummated on or before November 3, 2017;

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by either party if any court of competent jurisdiction or other regulatory authority shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the contemplated transactions and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable;

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by First Menasha, prior to receipt of its shareholders’ approval, to accept an Acquisition Proposal that First Menasha’s board of directors deems a Superior Proposal, as each term is defined in the merger agreement;

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by Nicolet, if First Menasha’s board of directors makes an adverse recommendation, whereby the First Menasha board of directors withdraws, qualifies or adversely modifies its recommendation to First Menasha shareholders that they vote in favor of the adoption and approval of the merger agreement; or

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by Nicolet, if the holders of more than 10% of the outstanding shares of First Menasha common stock assert dissenters’ rights in compliance with Subchapter XIII of the WBCL.

If Nicolet terminates the merger agreement because First Menasha’s board withdraws or changes its recommendation of the merger agreement, or if First Menasha terminates the merger agreement to accept an Acquisition Proposal it deems a Superior Proposal, as each term is defined in the merger agreement, then First Menasha (or its successor) must pay Nicolet a termination fee of  $3.25 million. If an Acquisition Proposal is made, and if either party thereafter terminates the merger agreement either because the First Menasha shareholder approval was not obtained or because the merger is not consummated by November 3, 2017, and within 12 months of such termination First Menasha enters into a definitive agreement with respect to such Acquisition Proposal, then First Menasha (or its successor) must pay Nicolet a termination fee of  $3.25 million.
Provisions of the merger agreement regarding confidentiality, payment of the termination fee and indemnification of First Menasha and its controlling persons will survive any termination of the merger agreement.
Payment of Expenses Relating to the Merger
The parties will pay all of their own expenses related to negotiating and completing the merger, whether or not the merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of this proxy statement-prospectus, and all filing and other fees paid to the SEC, in each case in connection with the merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Nicolet and First Menasha.
Affiliate Agreements
Certain shareholders of First Menasha have executed a Voting and Support Agreement, in which each such shareholder agrees to vote all of his, her or its shares of First Menasha common stock in favor of the merger agreement.
Forms of the Voting and Support Agreements are attached as Exhibit B to the merger agreement, which is attached to this proxy statement-prospectus as Appendix A. These agreements may have the effect of discouraging third parties from making an Acquisition Proposal, as defined in the merger agreement. The following is a brief summary of the material provisions of the agreements:
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The shareholder agrees to vote, or cause to be voted, in person or by proxy, all of the shares of First Menasha common stock that the shareholder owns beneficially or of record in favor of the merger agreement, unless Nicolet is then in breach of the agreement.

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The shareholder agrees, except for certain specific transfers set forth in the agreement, not to directly or indirectly transfer any of his, her or its First Menasha common stock until the closing date of the merger without prior written consent of Nicolet.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER
The following is a summary description of the anticipated material U.S. federal income tax consequences of the merger generally applicable to U.S. Shareholders (as defined below) of First Menasha who hold the common stock as capital assets within the meaning of Section 1221 of the Internal Revenue Code. This discussion constitutes the tax opinion of Bryan Cave LLP, tax counsel to Nicolet, as to the material U.S. federal income tax consequences of the merger to the U.S. holders of First Menasha common stock. This summary description deals only with the U.S. federal income tax consequences of the merger. No information is provided regarding the tax consequences of the merger under state, local, gift, estate, foreign or other tax laws. We do not intend it to be a complete description of the U.S. federal income tax consequences of the merger to all First Menasha shareholders in light of their particular circumstances or to First Menasha shareholders subject to special treatment under U.S. federal income tax laws, such as:
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Non-U.S. Shareholders (as defined below) (except to the extent discussed under the subheading “Tax Implications to Non-U.S. Shareholders” below);

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entities treated as partnerships for U.S. federal income tax purposes or First Menasha shareholders who hold their shares through entities treated as partnerships for U.S. federal income tax purposes;

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qualified insurance plans;

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tax-exempt organizations;

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qualified retirement plans and individual retirement accounts;

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brokers or dealers in securities or currencies;

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traders in securities that elect to use a mark-to-market method of accounting;

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regulated investment companies;

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real estate investment trusts;

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persons whose functional currency is not the U.S. dollar;

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persons who received their stock upon the exercise of employee stock options or otherwise acquired their stock as compensation;

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persons who purchased or sell their shares of First Menasha common stock as part of a wash sale; or

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persons who hold the common stock as part of a “hedge,” “straddle” or other risk reduction, “constructive sale,” or “conversion transaction,” as these terms are used in the Internal Revenue Code.

This discussion is based upon, and subject to, the Internal Revenue Code, the Treasury regulations promulgated under the Internal Revenue Code, existing interpretations, administrative rulings and judicial decisions, all of which are in effect as of the date of this statement, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this discussion. Tax laws are complex, and your individual circumstances may affect the tax consequences to you. We urge you to consult a tax advisor regarding the tax consequences of the merger to you.
U.S. Shareholders
For purposes of this discussion, the term “U.S. Shareholder” means a beneficial owner of First Menasha common stock that is:
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a citizen or resident of the U.S.;

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a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S. or any of its political subdivisions;

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a trust that (i) is subject to both the primary supervision of a court within the U.S. and the control of one or more U.S. persons, or (ii) has a valid election in effect under applicable U.S. treasury regulations to be treated as a U.S. person; or

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an estate that is subject to U.S. federal income tax on its income regardless of its source.

If a partnership (including any entity or arrangement, domestic or foreign, that is treated as a partnership for U.S. federal income tax purposes) holds First Menasha common stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. Partnerships and partners in such a partnership should consult their tax advisors regarding the tax consequences of the merger to them.
Qualification of the Merger as a Reorganization
The merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. The obligation of Nicolet and First Menasha to complete the merger is conditioned upon receipt of a tax opinion from Bryan Cave LLP to the effect that:
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the merger will constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code; and

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each of First Menasha and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Internal Revenue Code.

The tax opinion is filed as Exhibit 8.1 to the registration statement of which this proxy statement- prospectus is a part. The tax opinion is based upon law existing on the date of the opinion and upon certain facts, assumptions, limitations, representations and covenants including those contained in representation letters executed by officers of First Menasha and Nicolet that, if incorrect in certain material respects, would jeopardize the conclusions reached by Bryan Cave LLP in its opinion. The tax opinion will not bind the Internal Revenue Service or prevent the Internal Revenue Service from successfully asserting a contrary opinion. No ruling will be requested from the Internal Revenue Service in connection with the merger.
Tax Implications to U.S. Shareholders
The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. Shareholders.
Tax Consequences to U.S. Shareholders.   The U.S. federal income tax consequences of the merger to an owner of First Menasha common stock that is a U.S. Shareholder generally will depend on whether the U.S. Shareholder exchanges First Menasha common stock for cash, Nicolet common stock, or a combination of cash and Nicolet common stock.
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Exchange Solely for Nicolet Stock.   No gain or loss will be recognized by U.S. Shareholders upon the exchange of shares of First Menasha common stock solely for shares of Nicolet common stock pursuant to the merger, except in respect of cash received in lieu of the issuance of a fractional share of Nicolet common stock (as discussed below).

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Exchange for Cash and Nicolet Common Stock.   A U.S. Shareholder who receives a combination of cash (not including cash received in lieu of the issuance of a fractional share of Nicolet common stock) and Nicolet common stock in exchange for First Menasha common stock will generally recognize gain (but not loss) in an amount equal to the lesser of: (i) the excess, if any, of (a) the sum of the amount of cash treated as received in exchange for First Menasha common stock in the merger (excluding cash received in lieu of a fractional share) plus the fair market value of Nicolet common stock (including the fair market value of any fractional share) received in the merger, over (b) the U.S. Shareholder’s adjusted tax basis in the shares of First Menasha common stock exchanged, or (ii) the amount of cash (excluding cash received in lieu of a fractional share) received in the merger. Any taxable gain to a U.S. Shareholder on the exchange of First Menasha common stock generally will be treated as capital gain (either long-term or short-term capital gain depending on whether the shareholder has held such First Menasha common stock for more than one year in the case of long-term capital gain or one year or less in the case of short-term capital gain). If a U.S. Shareholder acquired different blocks of First Menasha common stock at different times or at different prices, such U.S. Shareholder’s basis and holding period in its shares of Nicolet common stock may be determined with reference to each block of First Menasha common stock. Such U.S. Shareholder should consult its individual tax advisor regarding the manner in which gain or loss should be determined. If, however, the cash received has the effect of the distribution of a dividend (as discussed below), the gain will be treated as a dividend to the extent of the U.S. Shareholder’s ratable share of accumulated earnings and profits as calculated for U.S. federal income tax purposes.
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Exchange of Cash in Lieu of Fractional Share.   A U.S. Shareholder who receives cash in lieu of the issuance of a fractional share of Nicolet common stock will generally be treated as having received such fractional share pursuant to the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized in an amount equal to the difference between the amount of cash received instead of the fractional share and the portion of the U.S. Shareholder’s aggregate adjusted tax basis of the First Menasha shares exchanged in the merger which is allocable to the fractional share of Nicolet common stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares of First Menasha common stock is more than one year.

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Tax Basis of Nicolet Common Stock Received in the Merger.   The aggregate tax basis of the Nicolet common stock (including a fractional share deemed received and sold for cash as described above) received in the merger will equal the aggregate tax basis of the First Menasha common stock surrendered in the exchange, reduced by the amount of cash received, if any, that is treated as received in exchange for First Menasha common stock (excluding any cash received in lieu of a fractional share of Nicolet common stock), and increased by the amount of gain, if any, recognized in the exchange (including any portion of the gain that is treated as a dividend but excluding any gain resulting from a fractional share deemed received and sold for cash as described above).

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Holding Period of Nicolet Common Stock Received in the Merger.   The holding period for any Nicolet common stock received in the merger will include the holding period of the First Menasha common stock surrendered in the exchange.

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Possible Treatment of Cash as a Dividend.   There are certain circumstances in which all or part of the gain recognized by a U.S. Shareholder will be treated as a dividend rather than capital gain. In general, the determination of whether the gain recognized in the exchange (other than gain with respect to fractional shares) will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether, and to what extent, the exchange reduces the U.S. Shareholder’s deemed percentage stock ownership in Nicolet. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. Shareholder, including the application of certain constructive ownership rules. Consequently, each U.S. Shareholder should consult its tax advisor regarding the potential application of these tax consequences of the merger to such shareholder.

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Exchange Solely for Cash.   A U.S. Shareholder who receives solely cash in exchange for First Menasha common stock, whether as a result of a valid election to receive the per share cash consideration, exercising dissenter’s rights, state-restricted shares, cash-out shares, or otherwise, will generally recognize gain or loss in an amount equal to the difference between the cash received and the U.S. Shareholder’s adjusted tax basis in the shares of First Menasha common stock surrendered by such shareholder. Any taxable gain to a U.S. Shareholder on the exchange of First Menasha common stock will generally be treated as capital gain, either long-term or short-term capital gain depending on such shareholder’s holding period for the First Menasha common stock. Each holder of First Menasha common stock who contemplates making a valid election to receive the per share cash consideration or exercising statutory dissenters’ or appraisal rights should consult its tax advisor as to the possibility that all or a portion of the payment received pursuant to either the election or the exercise of such rights will be treated as dividend income.

First Menasha Regular Quarterly Dividend.   The merger agreement allows First Menasha to continue paying its regular quarterly dividends of  $0.35 per share to First Menasha shareholders prior to consummation of the merger in the ordinary course of business. Assuming these dividends will be paid to First Menasha shareholders out of funds generated from ordinary operations, it will be taxed to the shareholders as qualified dividend income.
Tax Consequences to Nicolet and First Menasha.   Neither Nicolet nor First Menasha will recognize taxable gain or loss as a result of the merger, except for, in the case of First Menasha, gain, if any, that has been deferred in accordance with the consolidated return regulations.
Tax Implications to Non-U.S. Shareholders
For purposes of this discussion, the term “Non-U.S. Shareholder” means a beneficial owner of First Menasha common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Shareholder. The rules governing the U.S. federal income taxation of Non-U.S. Shareholders are complex, and no attempt will be made herein to provide more than a limited summary of those rules.
Tax Consequences to Non-U.S. Shareholders.   Any gain a Non-U.S. Shareholder recognizes from the exchange of First Menasha common stock for Nicolet common stock and cash in the merger generally will not be subject to U.S. federal income taxation unless (a) the gain is effectively connected with a trade or business conducted by the Non-U.S. Shareholder in the United States, or (b) in the case of a Non-U.S. Shareholder who is an individual, such shareholder is present in the United States for 183 days or more in the taxable year of the sale and other conditions are met. Non-U.S. Shareholders described in (a) above will be subject to tax on gain recognized at applicable U.S. federal income tax rates and, in addition, Non-U.S. Shareholders that are corporations (or treated as corporations for U.S. federal income tax purposes) may be subject to a branch profits tax equal to 30% (or a lesser rate under an applicable income tax treaty) on their effectively connected earnings and profits for the taxable year, which would include such gain. Non-U.S. Shareholders described in (b) above will be subject to a flat 30% tax on any gain recognized, which may be offset by U.S. source capital losses.
Dividends Paid with Respect to Nicolet Common Stock.   As a result of the merger, current shareholders of First Menasha common stock will hold Nicolet common stock. Dividends paid to Non-U.S. Shareholders (to the extent paid out of Nicolet’s current or accumulated earnings and profits, as determined for U.S. federal income tax purposes) with respect to such shares of Nicolet common stock will be subject to withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the dividends are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, as discussed below. Even if a Non-U.S. Shareholder is eligible for a lower treaty rate, Nicolet will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments unless Nicolet has received a valid IRS Form W-8BEN or other documentary evidence establishing entitlement to a lower treaty rate with respect to such payments. If a Non-U.S. Shareholder holds the Nicolet common stock through a foreign financial institution or other foreign non-financial entity, a 30% withholding tax will be imposed on dividends paid to such “foreign financial institution” or other foreign non-financial entity unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.
If a Non-U.S. Shareholder is subject to withholding at a rate in excess of a reduced rate for which it is eligible under a tax treaty or otherwise, it may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisers regarding the possible implications of these withholding requirements.
Dividends that are effectively connected with the conduct of a trade or business within the United States and, if certain tax treaties apply, are attributable to a U.S. permanent establishment, are not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated rates. Special certification and disclosure requirements must be satisfied for effectively connected income to be exempt from withholding. Any such effectively connected dividend received by a Non-U.S. Shareholder that is a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Tax Consequences if the Merger Does Not Qualify as a Reorganization
If the merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and if the parties to the merger waive this condition to closing and consummate the merger, the merger will be a fully taxable transaction to First Menasha and the shareholders of First Menasha common stock. For federal income tax purposes, the Merger will be deemed to be a sale of assets by First Menasha followed by a distribution of the sale proceeds by First Menasha to its shareholders in complete liquidation of First Menasha. Accordingly, First Menasha will recognize income, gain, loss, or deduction generally equal to the difference between (i) the sum of the total consideration received in the merger and First Menasha’s liabilities deemed assumed and (ii) the First Menasha’s adjusted tax basis in its assets. U.S. Shareholders will recognize gain or loss measured by the difference between the total consideration received in the merger and such shareholders’ tax basis in the shares of First Menasha common stock surrendered in the merger. Each shareholder of First Menasha common stock is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated among different blocks of First Menasha common stock surrendered in the merger. The aggregate tax basis in the shares of Nicolet common stock received pursuant to the merger will be equal to the fair market value of such Nicolet common stock as of the closing date of the merger. The holding period of such shares of Nicolet common stock will begin on the date immediately following the closing date of the merger.
Backup Withholding and Information Reporting
In general, information reporting requirements may apply to the cash payments made to shareholders of First Menasha common stock in connection with the merger, unless an exemption applies. Backup withholding may be imposed on the above payments at a rate of 28% if a U.S. Shareholder or Non-U.S. Shareholder (i) fails to provide a taxpayer identification number or appropriate certificates, or (ii) otherwise fails to comply with all applicable requirements of the backup withholding rules.
Any amounts withheld from payments to shareholders of First Menasha common stock under the backup withholding rules are not an additional tax and will be allowed as a refund or credit against your applicable U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service. Both U.S. Shareholders and Non-U.S. Shareholders should consult their own tax advisors regarding the application of backup withholding based on their particular circumstances and the availability and procedure for obtaining an exemption from backup withholding.
Medicare Tax on Net Investment Income
U.S. Shareholders are subject to a 3.8% Medicare tax on certain net investment income earned by individuals, estates and trusts, including any gain recognized in connection with merger of First Menasha and Nicolet. In the case of an individual, the tax will be imposed on the lesser of  (i) the shareholder’s net investment income, or (ii) the amount by which the shareholder’s modified adjusted gross income exceeds a certain threshold (which is $250,000 in the case of married individuals filing jointly, $125,000 in the case of married individuals filing separately, and $200,000 in all other cases).

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS
To the extent that they receive Nicolet common stock as merger consideration, First Menasha’s shareholders will become Nicolet shareholders following completion of the merger. Their rights as shareholders will then be governed by Nicolet’s articles of incorporation and bylaws rather than by First Menasha’s articles of incorporation and bylaws.
Nicolet and First Menasha are both corporations organized under the laws of the State of Wisconsin. The corporate affairs of Nicolet and First Menasha are governed generally by the provisions of the Wisconsin Business Corporation Law (the “WBCL”). The following is a summary of differences between the rights of First Menasha shareholders and Nicolet shareholders not described elsewhere in this proxy statement-prospectus. The summary is necessarily general, and it is not intended to be a complete statement of all differences affecting the rights of shareholders. It is qualified in its entirety by reference to the WBCL, as well as the articles of incorporation and bylaws of each corporation. First Menasha shareholders should consult their own legal counsel with respect to specific differences and changes in their rights as shareholders that would result from the proposed merger.
Authorized Capital Stock
Nicolet.   Nicolet’s articles of incorporation authorize it to issue 30,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, no par value, with such preferences, limitations and relative rights as determined by the board of directors. As of September 30, 2016, there were 8,632,240 shares (including 49,815 shares of restricted stock granted but not yet vested under Nicolet’s employee benefit plans) of common stock issued and 8,582,425 shares of common stock outstanding. Of the authorized preferred stock, (i) 14,964 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A; (ii) 748 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B; and (iii) 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C, were authorized, but no shares of any series of preferred stock were outstanding as of September 30, 2016.
As of September 30, 2016, no shares of Nicolet capital stock were reserved for issuance except for: (i) 983,781 shares of Nicolet common stock were subject to outstanding options, restricted stock , or other equity awards under a Nicolet stock plan; (ii) 1,110,762 shares of Nicolet common stock reserved for future issuance under a Nicolet stock plan; (iii) 141,082 shares of Nicolet common stock reserved for issuance under Nicolet’s 401(k) plan; and (iv) 65,963 shares of Nicolet common stock reserved for issuance under Nicolet’s deferred compensation plan for non-employee directors.
First Menasha.   First Menasha’s articles of incorporation authorize it to issue 900,000 shares of common stock, $0.025 par value, and 50,000 shares of preferred stock, no par value. As of September 30, 2016, there were 587,297 shares of First Menasha common stock issued and outstanding (including 1,939 shares of restricted stock) and no shares of the authorized preferred stock were issued or outstanding. As of September 30, 2016, there were 38,061 shares of First Menasha common stock reserved for issuance pursuant to future awards under First Menasha stock plans.
Preemptive Rights
Nicolet.   Nicolet’s articles of incorporation provide that no holders of Nicolet stock shall have any preemptive rights.
First Menasha.   First Menasha’s articles of incorporation grant preemptive rights to certain holders of First Menasha common stock. Upon any issuance of securities by First Menasha, shareholders who qualify as “accredited investors” shall have the opportunity, subject to the exceptions and conditions in the articles of incorporation, to purchase the number of securities in such offering necessary to maintain the holder’s percentage ownership in the common stock of First Menasha.
Composition and Election of the Board of Directors
Nicolet.   Nicolet’s articles of incorporation and bylaws provide that the board of directors shall consist of not fewer than two nor more than 25 directors, with the exact number of directors to be set by resolution of the board. Its articles of incorporation provide for the election of directors by cumulative voting, which means that the number of votes each common shareholder may cast is determined by multiplying the number of shares he, she or it owns by the number of directors to be elected. Those votes may be cumulated and cast for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder.
First Menasha.   First Menasha’s bylaws provide that the number of directors constituting the board of directors shall be 12 and that the board of directors shall have the power to increase or decrease the number of directors by amendment to the bylaws or by resolution (provided, however, that no decrease may have the effect of shortening the term of any incumbent director). The number of directors shall not be less than one. The articles of incorporation do not provide for cumulative voting. First Menasha’s articles of incorporation and bylaws provide that each director serves for a term of one year and until his or her successor is elected and qualified, unless the director is removed as provided by the WBCL.
Director Nominations
Nicolet.   Under Nicolet’s bylaws, either directors or shareholders may nominate persons for election as Nicolet directors. Nominations that are not made by or on behalf of Nicolet’s management must be delivered in writing to Nicolet’s President no less than 14 and no more than 50 days before the meeting at which directors will be elected. If less than 21 days’ notice of such meeting is given, then the delivery deadline for the shareholder’s written notice is the close of business on the seventh day after the date on which notice of the meeting was mailed. The shareholder’s nomination must specify (to the extent known to the shareholder) the nominee’s name, address and principal occupation; the number of shares of capital stock that will be voted in favor of the nominee; and the nominating shareholder’s name, address and beneficial ownership of Nicolet capital stock.
First Menasha.   Under First Menasha’s bylaws, either directors or shareholders may nominate persons for election to the board of directors. Nominations other than those made by or on behalf of the existing management shall be made by notice in writing, delivered or mailed to the president of the corporation not less than 14 days nor more than 50 days preceding the meeting, provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice shall be delivered or mailed not less than seven days following the mailing of such notice of meeting. Each notice of nomination of directors shall contain the name and address of the nominee, the principal occupation of the nominee, the total number of shares of the corporation that will be voted for the nominee, the name and address of the nominating shareholder, and the number of shares owned by the nominating shareholder. The chairperson of the meeting may, in the chairperson’s discretion, discard any nominations deemed not to be made in accordance with these requirements.
Director Qualifications
Nicolet.   Under Nicolet’s bylaws, no person shall be eligible to be elected a director at any meeting of shareholders held on or after the date he or she attains age 72. The board of directors, at its discretion, may waive the age limitation or establish a greater age from time to time. Nicolet’s bylaws do not impose any other specific qualification requirements on directors.
First Menasha.   First Menasha’s articles of incorporation provide that directors may hold positions as officers and/or directors of any other corporation engaged in business related to that of First Menasha. Under First Menasha’s bylaws, directors are not required to be shareholders. First Menasha’s bylaws prescribe a mandatory retirement age of directors of 70 years of age. Any director obtaining the age of 70 shall retire as of the date of the annual shareholders’ meeting following that director’s 70th birthday; however, this provision shall not apply to special directors or consultants.
Board Committees
Nicolet.   Under the WBCL, unless the articles of incorporation or bylaws provide otherwise, a board of directors may create one or more committees, appoint members of the board of directors to serve on the committees and designate other members of the board of directors to serve as alternates. The WBCL provides that a committee may exercise the authority of the full board of directors except that it cannot approve or recommend to shareholders matters that require shareholder approval under the WBCL and it cannot adopt, amend or repeal a corporate bylaw. In addition to these restrictions, Nicolet’s bylaws provide that no board committee may approve dividends, fill board or committee vacancies without express authorization by the full board, amend the articles of incorporation, approve a plan of merger not requiring shareholder approval, approve the reacquisition of outstanding Nicolet capital stock except pursuant to parameters established by the full board, or approve the issuance of capital stock except to the extent authorized by the full board.
First Menasha.   First Menasha’s bylaws allow the board of directors to create one or more committees by a resolution approved by either a majority of directors in office at the time or the number of directors required by First Menasha’s bylaws to take action, whichever is greater. Any committee created shall consist of two or more directors and shall, unless otherwise provided by the board of directors, serve at the pleasure of the board of directors. A committee may exercise, when the board of directors is not in session, any of the powers of the board of directors, except that a committee may not: (i) authorize distributions; (ii) approve or propose to shareholders action requiring shareholder approval; (iii) appoint the principal officers; (iv) amend articles of incorporation or bylaws; (v) approve any plan of merger not requiring shareholder approval; (vi) authorize or approve reacquisition of shares except by a formula or method under the direction of the board of directors; (vii) authorize or approve the issuance or sale of shares or make determinations and designation of rights preferences and limitations of a class or series of shares unless within limits prescribed by the board of directors; or (viii) fill vacancies on the board of directors or on committees unless the board of directors, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members.
Board Vacancies
Nicolet.   The WBCL provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors it may filled by any of the following: (i) the shareholders; (ii) the board of directors; or (iii) if the directors remaining in office constitute fewer than a quorum of the board, the directors, by the affirmative vote of a majority of all directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group may vote to fill the vacancy if it is filled by shareholders, and only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new directors may not take office until the vacancy occurs. Nicolet’s bylaws provide that any vacancy on the board, including a vacancy resulting from an increase in the number of directors, shall be filled by a majority of the board of directors then in office, although less than a quorum, and any directors so chosen shall hold office for the remaining term of directors of the class to which he or she has been elected and until election of his or her duly qualified successor.
First Menasha.   First Menasha’s bylaws provide that any vacancy on the board, except a vacancy resulting from removal of a director by the shareholders, shall be filled by a majority vote of the remaining board of directors, although less than a quorum, and any directors so chosen shall hold office until election of their duly qualified successors. Any vacancy created by a removal of a director by the shareholders may be filled by the shareholders entitled to vote at the meeting called for the purpose of removing the director(s).
Director Removal
Nicolet.   Directors may be removed for cause by the affirmative vote of the holders of a majority of the outstanding shares of Nicolet common stock entitled to vote in the election of directors, except that a director may not be removed if a number of cumulative votes sufficient to elect him or her is cast against his or her removal. Removal must be voted upon at a special shareholders’ meeting called for that purpose, and any vacancy so created may be filled by majority vote of the remaining directors. “Cause” is defined as conviction of a felony, a demand for removal by regulatory authorities or a determination by two-thirds of the directors then in office (excluding the director whose removal is being sought) that the director’s conduct was inimical to the best interests of Nicolet.
First Menasha.   First Menasha’s bylaws provide that any director or the entire board of directors may be removed, with or without cause, by the shareholders entitled to vote at a meeting called for that purpose. Any vacancy created by a removal of a director under this provision may be filled by the shareholders entitled to vote at the meeting called for the purpose of removing the director(s).

Advance Notice of Shareholder Proposals
Nicolet.   Nicolet’s bylaws provide that in addition to any other requirements generally applicable to matters to be brought before an annual meeting of shareholders under Nicolet’s articles of incorporation or bylaws or the WBCL, a Nicolet shareholder who wishes to present a matter for consideration at such meeting must notify Nicolet’s Corporate Secretary in writing no later than 60 days before the meeting. The shareholder’s notice must specify the nature and reason for the business proposed to be conducted; the shareholder’s name, address and beneficial ownership of Nicolet stock; and any material interest of the shareholder in the matter proposed for consideration. See “Director Nominations” above for special provisions relating to shareholder nominations of candidates for the board of directors.
First Menasha.   See “Director Nominations” above for special provisions relating to shareholder nominations of candidates for the board of directors. First Menasha’s bylaws do not contain any advance notice requirements for items other than director nominations.
Meetings of Shareholders
Nicolet.   Nicolet’s bylaws provide that annual meetings of shareholders will be held at such date as may be specified by the board of directors or Corporate Secretary. Subject to any contrary requirements of the WBCL, special meetings of shareholders may be called by either Nicolet’s Chief Executive Officer or President at the direction of the board of directors or by the holder(s) of at least 10% of Nicolet’s outstanding stock. Nicolet’s bylaws require at least ten and not more than sixty days’ notice of any meeting of shareholders.
First Menasha.   First Menasha’s bylaws provide that the annual meeting of the shareholders shall be held at any place designated by the board of directors and, in the absence of such designation, at First Menasha’s principal office in the State of Wisconsin. The directors shall designate the date and time of the meeting; however, if the directors fail to designate a time, the meeting shall be held at 10:00 a.m. Special meetings of the shareholders may be called by the board of directors, the president, any vice-president, any other officer that the board of directors authorizes, or shall be called by the president or secretary at the written request of the holders of not less than 10% of all the shares of the corporation entitled to vote at the meeting.
Shareholder Vote Requirements
Nicolet.   Except as described under “Board of Directors” above and “Mergers, Consolidations and Sales of Assets” below, and unless a greater number of votes is required under Nicolet’s articles of incorporation or the WBCL, a matter voted upon by Nicolet shareholders will be approved if more votes are cast in favor of a matter than against it, assuming a quorum is present.
First Menasha.   Except as described under “Board of Directors” above and “Mergers, Consolidations and Sales of Assets” below, and unless a greater number of votes is required under the WBCL, a matter voted upon by First Menasha shareholders will be approved if the majority of the shares represented at the meeting and entitled to vote affirmatively vote on the matter.
Mergers, Consolidations and Sales of Assets
Nicolet.   Nicolet’s articles of incorporation provide that any merger or share exchange of Nicolet with or into any other corporation, or any sale, lease, exchange or other disposition of substantially all of its assets to any other person or entity will require the approval of either: (i) two-thirds of the directors then in office and a majority of the outstanding shares entitled to vote; or (ii) a majority of the directors then in office and two-thirds of the outstanding shares entitled to vote.
Nicolet’s articles of incorporation require that, in considering an offer of another party to make a tender or exchange offer for any equity security of Nicolet; to merge, effect a share exchange or otherwise combine Nicolet with any other corporation; or purchase or otherwise acquire all or substantially all of the assets of Nicolet, the board, in determining what is in the best interests of Nicolet and its shareholders, give due consideration to all relevant factors, including, without limitation, (a) the short-term and long-term social and economic effects on the employees, customers, shareholders and other constituents of Nicolet and its subsidiaries, and on the communities within which Nicolet and its subsidiaries operate (it being understood that Nicolet National Bank is charged with providing support to and being involved in the communities it serves); and (b) the consideration being offered by the other party in relation to the then-current value of Nicolet in a freely negotiated transaction and in relation to the board’s then-estimate of the future value of Nicolet as an independent entity.
First Menasha.   First Menasha’s articles of incorporation require that any merger or consolidation of First Menasha with and into one or more corporations, such that the corporation shall not longer survive as an entity following the transaction, requires the affirmative vote of the holders of a majority of the shares entitled to vote.
Indemnification
Nicolet.   Nicolet’s bylaws provide for the mandatory indemnification of a director, officer, employee or agent of Nicolet (or a person concurrently serving in such a capacity with another entity at Nicolet’s request), to the extent such person has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding brought by or in the right of Nicolet or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent, for all reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred in connection with proceeding. In all other cases, Nicolet shall indemnify a director or officer of Nicolet, and may indemnify an employee or agent of Nicolet, against all liability and reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred by such person in any proceeding brought by or in the right of Nicolet or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent, unless it has been proven by final adjudication that such person breached or failed to perform a duty owed to Nicolet that constituted:
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a willful failure to deal fairly with Nicolet or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest;

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a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

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a transaction from which the director, officer, employee or agent derived an improper personal profit; or

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willful misconduct.

Unless modified by written agreement, the determination as to whether indemnification is proper shall be made in accordance with the WBCL. The right to indemnification under Nicolet’s bylaws may only be amended by the vote of two-thirds of the outstanding shares of Nicolet capital stock entitled to vote on the matter. Nicolet is authorized to purchase and maintain insurance on behalf of its directors, officers, employees or agents in connection with the foregoing indemnification obligations.
First Menasha.   First Menasha’s bylaws provide, in accordance with the WBCL, for the mandatory indemnification of a director or officer, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is or was a director or officer of the corporation. First Menasha’s bylaws also provide for indemnification in other instances pursuant to but not required by the WBCL (with no requirement that the director of officer be successful on the merits or otherwise), unless the director or officer is personally liable because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure to perform constitutes any of the following:
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a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

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a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

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a transaction from which the director or officer derived an improper personal benefit; or

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willful misconduct.

The determination as to whether indemnification is proper shall be made in accordance with the WBCL. First Menasha may grant additional rights to indemnification and reimbursement of expenses. In addition to officers and directors, First Menasha shall indemnify each of its employees, to the extent that he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the corporation. Indemnification in other circumstances shall be at the discretion of the board of director. First Menasha is authorized to purchase and maintain insurance on behalf of its directors, officers, employees or agents in connection with the foregoing indemnification obligations.
The merger agreement provides that Nicolet will assume First Menasha’s indemnification obligations after the merger.
Amendments to Articles of Incorporation and Bylaws
Nicolet.   Nicolet’s articles of incorporation may be amended as provided in the WBCL, which provides that unless the articles of incorporation, bylaws or WBCL requires a higher vote, and subject to any rights of a class to vote separately on the amendment under the WBCL, an amendment to the articles of incorporation will be approved if the number of votes cast in favor of the amendment exceed the votes cast against it.
Nicolet’s bylaws may be amended by the shareholders or by majority vote of the board of directors, except as otherwise provided in the WBCL and except as specified under “Indemnification” above. The WBCL requires shareholder approval for an amendment to any shareholder-adopted bylaw that states that the board may not amend it. Additionally, a bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for shareholders may not be adopted, amended or repealed by the board of directors. A bylaw that fixes a greater or lower quorum requirement or a greater voting requirement for the board of directors may be amended or repealed as follows: (i) if originally adopted by the shareholders, only by the shareholders, unless the bylaw also permits board approval of the amendment, or (ii) if originally adopted by the board of directors, either by the shareholders or by the board of directors.
First Menasha.   First Menasha’s articles of incorporation may only be amended by the affirmative vote of the holders of a majority of the stock entitled to vote.
First Menasha’s bylaws may be amended either by the shareholders or, to the extent permitted by WBCL, by the board of directors. Bylaws amended by the board of directors may be altered amended, or repealed by the shareholders entitled to vote.

DISSENTERS’ RIGHTS
The following discussion is not a complete description of the law relating to dissenters’ rights available to holders and beneficial holders of First Menasha and Nicolet common stock under Wisconsin law. This description is qualified in its entirety by the full text of the relevant provisions of the WBCL, which are reprinted in their entirety as Appendix C to this proxy statement-prospectus. If you desire to exercise dissenters’ rights, you should review carefully the WBCL and consult a legal advisor before electing or attempting to exercise these rights.
General
Pursuant to the provisions of sections 180.1301 to 180.1331 of the WBCL, holders and beneficial holders of First Menasha common stock have the right to dissent from the merger and to receive the fair value of their shares in cash. Holders and beneficial holders of First Menasha common stock who fulfill the requirements of the WBCL summarized below and set forth in Appendix C will be entitled to assert dissenters’ rights in connection with the merger. Shareholders or beneficial shareholders considering initiation of a dissenters’ proceeding should review this section and should also review Appendix C in its entirety. A dissenters’ proceeding may involve litigation.
Preliminary Procedural Steps
Pursuant to the provisions of the WBCL, if the merger is consummated, in order to exercise dissenter’s rights you must have:
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given to First Menasha, prior to the vote at the special meeting with respect to the approval of the merger, written notice of your intent to demand payment for your shares of common stock (hereinafter referred to as “shares”);

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not voted in favor of the merger; and

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complied with the other statutory requirements summarized below.

If you have perfected your dissenters’ rights and the merger is consummated, you will receive the fair value of your shares as of the effective date of the merger. A shareholder or beneficial shareholder who fails to deliver written notice of his, her or its intent to demand payment for his, her or its shares if the merger is consummated in accordance with the requirements of the WBCL is not entitled to payment for his or her shares pursuant to the provisions of the WBCL and will only be entitled to receive the merger consideration as provided in the merger agreement.
Brokers or others who hold shares in their name that are beneficially owned by others may assert dissenters’ rights as to fewer than all of the shares registered in your name only if they dissent with respect to all shares beneficially owned by any one person and notify First Menasha in writing of the name and address of each person on whose behalf they are asserting dissenters’ rights. The rights of a shareholder who asserts dissenters’ rights as to fewer than all of the shares registered in his, her or its name are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders.
Written Dissent Demand
Voting against the merger will not independently satisfy the written demand requirement. In addition to not voting in favor of the merger, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the merger is effected.
Any written notice of intent to dissent to the merger, satisfying the requirements discussed above, should be addressed to First Menasha Bancshares, Inc., 550 South Green Bay Road, Neenah, Wisconsin 54956, Attn: Corporate Secretary. The written notice must be delivered to First Menasha prior to the special meeting.

Dissenters’ Notice
If the shareholders of First Menasha approve the merger at the special meeting, First Menasha (or Nicolet as its successor) must deliver a written dissenters’ notice (the “Dissenters’ Notice”) to all First Menasha shareholders who satisfy the foregoing requirements. The Dissenters’ Notice must be sent no later than ten days after the date that the merger is approved by First Menasha’s shareholders and must:
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state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

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inform holders of uncertificated shares as to what extent transfer of these shares will be restricted after the demand for payment is received;

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include a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the merger and requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he, she or it acquired beneficial ownership of the shares prior to that date;

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set a date by which First Menasha (or Nicolet as its successor) must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters’ Notice is delivered); and

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be accompanied by a copy of sections 180.1301 to 180.1331 of the WBCL.

A shareholder or beneficial shareholder who receives the Dissenters’ Notice or a beneficial shareholder whose shares are held by a nominee who is sent a Dissenters’ Notice must demand payment and certify as to his or her ownership of the shares in accordance with the Dissenters’ Notice. A shareholder or beneficial shareholder who holds certificated shares must also deposit his, her or its share certificates with First Menasha (or Nicolet as its successor) in accordance with the terms of the Dissenters’ Notice.
A dissenting shareholder or beneficial shareholder who demands payment and deposits his, her or its share certificate in accordance with the terms of the Dissenters’ Notice will retain all of the rights of a shareholder or beneficial shareholder, respectively, until those rights are canceled or modified by the consummation of the merger. First Menasha may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the merger is effected or the restrictions released, in the event that it does not consummate the merger.
A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set forth in the Dissenters’ Notice is not entitled to payment for his, her or its shares under sections 180.1301 to 180.1331 of the WBCL. A shareholder or beneficial shareholder with certificated shares who does not deposit his, her or its share certificates where required and by the date set forth in the Dissenters’ Notice is not entitled to payment for his, her or its shares under sections 180.1301 to 180.1331 of the WBCL. First Menasha (or Nicolet as its successor) may elect to withhold payment from a dissenter and instead make an offer of payment if that dissenter was not the beneficial owner of his, her or its shares prior to the date specified in the Dissenters’ Notice as the date on which the first announcement of the merger was made to the news media or to First Menasha’s shareholders.
Payment
Except as described below, First Menasha (or Nicolet as its successor) must, as soon as the merger is effected or upon receipt of a payment demand, whichever is later, pay each shareholder who has complied with the payment demand and deposit requirements described above the amount First Menasha (or Nicolet as its successor) estimates to be the fair value of the shares, plus accrued interest. The offer of payment must be accompanied by:
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recent financial statements of First Menasha;

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a statement of the estimate of the fair value of the shares;

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an explanation of how the interest was calculated;

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a statement of the dissenter’s right to demand payment under section 180.1328 of the WBCL if the dissenter is dissatisfied with the payment; and

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a copy of sections 180.1301 to 180.1331 of the WBCL.

If the merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, First Menasha must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. First Menasha (or Nicolet as its successor) must send a new Dissenters’ Notice if the merger is consummated after the return of certificates and any dissenting shareholders must repeat the payment demand procedure described above.
Section 180.1328 of the WBCL provides that a dissenter may notify First Menasha (or Nicolet as its successor) in writing of his, her or its own estimate of the fair value of such holder’s shares and the interest due, and may demand payment of such holder’s estimate, less any payment received from First Menasha (or Nicolet as its successor), if:
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he or she believes that the amount paid or offered by First Menasha (or Nicolet as its successor) is less than the fair value of his or her shares or that First Menasha (or Nicolet as its successor) has calculated incorrectly the interest due;

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First Menasha (or Nicolet as its successor) fails to make payment within 60 days after the date set in the Dissenters’ Notice for demanding payment; or

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First Menasha, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment in the Dissenters’ Notice.

A dissenting shareholder waives his, her or its right to demand payment of his, her or its own estimate of fair value and interest under sections 180.1328 unless such dissenting shareholder provides First Menasha (or Nicolet as its successor) with notice of his, her or its demand, in conformance with the notice requirements of section 180.0141, within 30 days after First Menasha (or Nicolet as its successor) making or offering of payment for the dissenting shareholder’s shares.
Litigation
If a demand for payment under section 180.1328 remains unsettled, First Menasha (or Nicolet as its successor) must commence a nonjury equity valuation proceeding in the Circuit Court of Winnebago County, Wisconsin (in the case of First Menasha) or Brown County, Wisconsin (in the case of Nicolet), within 60 days after having received the payment demand under section 180.1328 and must petition the court to determine the fair value of the shares and accrued interest. If First Menasha (or Nicolet as its successor) does not commence the proceeding within those 60 days, the WBCL requires First Menasha (or Nicolet as its successor) to pay each dissenting shareholder whose demand remains unsettled the amount demanded. First Menasha (or Nicolet as its successor) is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them.
The jurisdiction of the court in which the proceeding is brought is plenary and exclusive. The court may appoint one or more appraisers to receive evidence and to recommend a decision on fair value. An appraiser has the powers delegated to such appraiser in the court order appointing him or her or in any amendment to the order. Dissenters are entitled to the same discovery rights as parties in other civil proceedings.
Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of such holder’s shares, plus interest, exceeds the amount paid or offered, as applicable, by First Menasha (or Nicolet as its successor).
The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against First Menasha (or Nicolet as its successor), except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 180.1328 of the WBCL. The court also may assess the fees and expenses of attorneys and experts for the respective parties against

First Menasha (or Nicolet as its successor) if the court finds First Menasha (or Nicolet as its successor) did not substantially comply with the requirements of the WBCL, or against either First Menasha (or Nicolet as its successor) or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the WBCL.
If the court finds that the services of attorneys or experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award those attorneys’ reasonable fees out of the amounts awarded the dissenters who were benefited.
This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to the applicable portions of the WBCL, which are included as Appendix C to this proxy statement-prospectus. If you intend to dissent from approval of the merger, you should review carefully the text of Appendix C and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.
We have not made any provision to grant you access to any of the corporate files of Nicolet or First Menasha, except as may be required by the WBCL, or to obtain legal counsel or appraisal services at the expense of First Menasha (or Nicolet as its successor).
Any dissenting shareholder who perfects his, her or its right to be paid the “fair value” of his, her or its shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See “Material U.S. Federal Income Tax Consequences of the Merger” at page 49.
You must do all of the things described in this section and as set forth in the WBCL in order to preserve your dissenters’ rights and to receive the fair value of your shares in cash (as determined in accordance with those provisions). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided in the WBCL and you will only be entitled to receive the merger consideration as provided in the merger agreement. In view of the complexity of these provisions of Wisconsin law, shareholders of First Menasha who are considering exercising their dissenters’ rights should consult their legal advisors.

Selected Historical Consolidated Financial Data of Nicolet
The following table presents Nicolet’s selected historical consolidated financial data as of and for the years ended December 31, 2011 through 2015 and for the nine months ended September 30, 2016 and 2015. The selected financial data as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 is derived from Nicolet’s audited consolidated financial statements and related notes included in Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Nicolet Form 10-K”) incorporated by reference into this proxy statement-prospectus and should be read in conjunction with the consolidated financial statements and related notes, along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Nicolet Form 10-K. The selected financial data as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2012 and 2011 have been derived from Nicolet’s audited financial statements that are not included in the Nicolet Form 10-K. The selected financial data as of and for the nine months ended September 30, 2016 and 2015 is derived from Nicolet’s unaudited consolidated financial statements and related notes included in Nicolet’s Quarterly Report on Form 10-Q for the period ended September 30, 2016 (the “Nicolet Form 10-Q”) incorporated by reference into this proxy statement-prospectus and should be read in conjunction with the consolidated financial statements and related notes, along with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in the Nicolet Form 10-Q. See “Where You Can Find Additional Information” on page 70.
The selected historical consolidated financial data of Nicolet includes the effect of mergers and other acquisition transactions from the date of each merger or other transaction, including the acquisitions of Baylake Corp. on April 29, 2016, Bank of Wausau on August 9, 2013, and Mid-Wisconsin Financial Services, Inc. on April 26, 2013.
	As of and for the Nine Months Ended September 30		As of and for the Year Ended December 31
	2016	2015	2015	2014	2013	2012	2011
	(Unaudited)		(dollars in thousands except per share data)
INCOME STATEMENT:
Interest and dividend income	$53,575	$36,134	$48,597	$48,949	$43,196	$28,795	$29,830
Interest expense	5,466	5,401	7,213	7,067	6,292	6,530	8,383
Net interest income before provision for loan losses	48,109	30,733	41,384	41,882	36,904	22,265	21,447
Provision for loan losses	1,350	1,350	1,800	2,700	6,200	4,325	6,600
Net interest income after provision for loan losses	46,759	29,383	39,584	39,182	30,704	17,940	14,847
Non-interest income	18,780	13,149	17,708	14,185	25,736	10,744	8,444
Non-interest expense	46,556	29,375	39,648	38,709	36,431	24,062	21,443
Income before provision for income taxes	18,983	13,157	17,644	14,658	20,009	4,622	1,848
Income tax provision	6,432	4,452	6,089	4,607	3,837	1,529	318
Net income	$12,551	$8,705	$11,555	$10,051	$16,172	$3,093	$1,530
Less: Net income attributable to non-controlling interest	$176	$96	$127	$102	$31	$57	$40
Net income attributable to Nicolet Bankshares, Inc.	$12,375	$8,609	$11,428	$9,949	$16,141	$3,036	$1,490
Less preferred stock dividends	$633	$182	$212	$244	$976	$1,220	$1,461
Net income available to common shareholders	$11,742	$8,427	$11,216	$9,705	$15,165	$1,816	$29
Per Share Data:
Net income per share (basic)	$1.76	$2.11	$2.80	$2.33	$3.81	$0.53	$0.01
Net income per share (diluted)	$1.67	$1.93	$2.57	$2.25	$3.80	$0.53	$0.01
Cash dividends per common share	—	—	—	—	—	—	—
Book value per share at end of period	$32.19	$23.41	$23.42	$21.34	$18.97	$15.45	$14.83
Dividend payout ratio	—%	—%	—%	—%	—%	—%	—%
Common shares outstanding	8,582,425	3,957,520	4,154,377	4,058,208	4,241,044	3,425,413	3,480,355

	As of and for the Nine Months Ended September 30		As of and for the Year Ended December 31
	2016	2015	2015	2014	2013	2012	2011
	(Unaudited)		(dollars in thousands except per share data)
Performance Ratios
Return on average assets	0.91%	0.97%	0.96%	0.84%	1.62%	0.45%	0.23%
Return on average total shareholders’ equity	7.90%	10.11%	10.20%	9.18%	16.97%	3.97%	2.15%
Return on average common equity	7.94%	12.57%	12.35%	11.55%	21.44%	3.48%	0.06%
Equity to assets	12.17%	8.99%	9.02%	9.13%	8.75%	10.38%	11.21%
Net interest margin	3.99%	3.85%	3.88%	3.89%	4.06%	3.67%	3.75%
Noninterest income to average assets	1.38%	1.49%	1.49%	1.19%	2.59%	1.59%	1.31%
Noninterest expense to average assets	3.41%	3.32%	3.34%	3.25%	3.65%	3.57%	3.34%

MARKET PRICE AND DIVIDEND INFORMATION
Nicolet
Nicolet common stock is currently traded on the Nasdaq Capital Market under the symbol “NCBS.” As of September 30, 2016, Nicolet had approximately 2,300 shareholders of record. The following table sets forth, for the periods indicated, the high and low reported sale prices per share of Nicolet common stock. Prior to May 12, 2013, there was no established trading market for Nicolet common stock. Between May 12, 2013 and February 23, 2016, Nicolet common stock traded on the OTCBB. Nicolet common stock commenced trading on the Nasdaq Capital Market on February 24, 2016. The closing price of Nicolet common stock was $38.09 per share on November 3, 2016, the last trading day before public announcement of the merger.
	High	Low
2017
First Quarter (through February 17, 2017)	$49.18	$46.75
2016
Fourth Quarter	$48.00	$37.21
Third Quarter	39.91	35.63
Second Quarter	47.00	33.72
First Quarter	38.91	30.51
2015
Fourth Quarter	$32.49	$30.60
Third Quarter	34.75	30.80
Second Quarter	31.50	27.00
First Quarter	27.50	25.00
The payment of dividends by Nicolet and Nicolet National Bank are subject to certain regulations that may limit or prevent the payment of dividends except in certain circumstances. Moreover, the payment of dividends is further subject to the discretion of the boards of directors of Nicolet and Nicolet National Bank, and the payment of dividends on the common stock of Nicolet is subject to the rights of the holders of its senior securities. Nicolet has not paid any dividends on its common stock since its inception in 2000.
Nicolet anticipates that its earnings, if any, will be held for purposes of enhancing its capital. No assurances can be given that any dividends on Nicolet’s common stock will be declared in the future or, if declared, what the amount of such dividends will be or whether such dividends will continue for future periods.
First Menasha
First Menasha’s common stock is quoted on the OTCQX under the symbol “FMBJ.” As of the record date of February 17, 2017, First Menasha had approximately 200 shareholders of record. The following table sets forth, for the periods indicated, the high and low reported sale prices per share of First Menasha common stock, and cash dividends declared per share of First Menasha common stock. The market for First Menasha’s common stock has been illiquid and irregular, and historical transactions in its stock have been sporadic. The last known trade of First Menasha common stock prior to public announcement of the merger was $77.00 per share on September 29, 2016.

	High	Low	Dividends
2017
First Quarter (through February 17, 2017)	$143.00	$141.50	$—
2016
Fourth Quarter	$143.00	$77.00	$0.35
Third Quarter	78.50	76.75	0.35
Second Quarter	82.50	77.50	0.35
First Quarter	80.00	75.00	0.35
2015
Fourth Quarter	$77.25	$73.50	$0.20
Third Quarter	77.00	72.00	—
Second Quarter	72.50	71.50	0.20
First Quarter(1)	70.76	61.00	—

(1)
In the first quarter of 2015, First Menasha sold approximately 268,000 shares of its common stock for $68.65 per share in a private offering.

The holders of First Menasha common stock receive dividends if and when declared by the First Menasha board of directors out of legally available funds. The principal source of First Menasha cash flow, including cash flow to pay dividends to its shareholders, are dividends that FNB – Fox Valley pays to First Menasha as its sole shareholder. Statutory and regulatory limitations, as well as other factors that their board of directors deems relevant, apply to FNB – Fox Valley’s payment of dividends to First Menasha, as well as to First Menasha’s payment of dividends to its shareholders. The merger agreement permits, but does not require, First Menasha to continue paying its regular quarterly dividend of  $0.35 per share. First Menasha’s ability to pay such dividends will be subject to the usual statutory and regulatory limitations.

FIRST MENASHA SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of First Menasha common stock as of the record date by (1) each director and executive officer of First Menasha, (2) each person who is known by First Menasha to own beneficially 5% or more of First Menasha common stock, and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such stockholders, management of First Menasha believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.
Name	Common Stock Beneficially Owned(1)	Percentage Beneficially Owned(2)
Directors and Executive Officers
Omar Atassi	2,018	*
Anna Belyaev	6,124	1.04%
Michael Boettcher	1,645(3)	*
Robert D. Coglianese	1,394	*
Hallie Anne Detjen	467	*
Marianne Dickson	126	*
Brian Hopkins	—(4)	*
Dustin McClone	340	*
Frederick W. Merizon	1,092	*
Peter J. Prickett	8,029(5)	1.37%
William A. Raaths	5,019	*
Tony Scavuzzo	—(6)	*
Oliver Pierce Smith	164,089	27.94%
Other 5% Holders
Ancora Holdings, Inc.	48,864(4)	8.32%
BancFunds	33,503	5.70%
Castle Creek Capital Partners	58,797(6)	10.01%
FMB Employee Stock Ownership Plan	43,060	7.33%
Directors and Executive Officers as a Group (13 persons)	190,343(7)	32.41%

*
Less than one percent.

(1)
Except as otherwise noted, may include shares held by or with such person’s spouse and minor children; shares held by any other relative of such person who has the same home; shares held by a family trust as to which such person is a trustee with sole voting and investment power (or shared with a spouse); or shares held in an individual retirement account or pension as to which such person has pass-through voting rights and investment powers.

(2)
The percentages are based on the 587,297 shares of First Menasha Common Stock outstanding.

(3)
Includes 233 unvested restricted shares; excludes an indeterminate number of shares allocated to Mr. Boettcher’s account from the FMB Employee Stock Ownership Plan as such allocation has not been finalized.

(4)
Brian Hopkins serves on the Board representing Ancora Holdings, Inc. Mr. Hopkins’s primary occupation is Managing Director of Ancora Holdings, Inc.

(5)
Includes 1,100 unvested restricted shares; excludes an indeterminate number of shares allocated to Mr.  Prickett’s account from the FMB Employee Stock Ownership Plan as such allocation has not been finalized.

(6)
Tony Scavuzzo serves on the Board representing Castle Creek Capital Partners. Mr. Scavuzzo's primary occupation is Principal of Castle Creek Capital Partners.

(7)
Excludes an indeterminate number of shares allocated to executive officers under the FMB Employee Stock Ownership Plan as such allocations have not been finalized.

OTHER MATTERS
First Menasha’s management team is not aware of any other matters to be brought before their special shareholders’ meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.
EXPERTS
The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this proxy statement-prospectus and Registration Statement by reference to Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Porter Keadle Moore LLC, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
The consolidated financial statements and the effectiveness of internal control over financial reporting incorporated in this proxy statement-prospectus and Registration Statement by reference to the Baylake Corp. Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
LEGAL MATTERS
The validity of the shares of common stock that Nicolet will issue in the merger will be passed upon for Nicolet by Godfrey & Kahn, S.C. Bryan Cave LLP will opine as to material federal income tax consequences of the merger for Nicolet and First Menasha. Certain additional legal matters relating to the merger will be passed upon for Nicolet by Bryan Cave LLP and for First Menasha by Reinhart Boerner Van Deuren, s.c.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Nicolet has filed a registration statement on Form S-4 with the SEC that registers the Nicolet common stock to be issued in the merger to First Menasha shareholders. This proxy statement-prospectus is a part of that registration statement and constitutes a prospectus of Nicolet and a proxy statement of First Menasha for its special shareholders’ meeting. As allowed by SEC rules and regulations, this proxy statement-prospectus does not contain all of the information in the registration statement.
Nicolet files reports, proxy statements, and other information with the SEC under the Exchange Act. The SEC maintains a web site that contains such reports, proxy statements and other information about public companies, including Nicolet’s filings. The internet address of that site is http://www.sec.gov. You may also read and copy any materials filed with the SEC by Nicolet at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Nicolet’s internet address is www.nicoletbank.com. The information on Nicolet’s website is not part of this proxy statement-prospectus. You may obtain copies of the information that Nicolet files with the SEC, free of charge, by going to Nicolet’s website under the “Investor Relations” tab, or by written or oral request to Ann K. Lawson, 111 North Washington Street, Green Bay, Wisconsin 54301, (920) 430-1400.
The SEC allows Nicolet to “incorporate by reference” the information that it files with the SEC, which means that Nicolet and First Menasha can disclose important information to you by referring to Nicolet’s filings with the SEC. The information incorporated by reference is considered a part of this proxy statement-prospectus, and certain information that Nicolet files later with the SEC will automatically update and supersede the information in this proxy statement-prospectus.
Nicolet incorporates by reference the following documents Nicolet has filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
•
Nicolet’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 7, 2016;

•
Nicolet’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on April 28, 2016, August 4, 2016 and November 4, 2016, respectively;

•
The audited consolidated financial statements of Baylake Corp. as of December 31, 2015 and for each of the years ended December 31, 2015 and 2014 included in Item 8 to the Baylake Corp. Annual Report on Form 10-K filed by Baylake Corp. with the SEC on March 3, 2016, as amended, which were incorporated by reference into Amendment No. 4 to Nicolet’s Registration Statement on Form S-4 (Registration No. 333-208192) filed with the SEC on February 26, 2016;

•
The description of Nicolet’s common stock contained in Nicolet’s registration statement on Form S-3, dated October 8, 2014, and any amendment or report filed for the purpose of updating such description;

•
Nicolet’s Current Reports on Form 8-K* filed with the SEC on January 19, 2016, February 22, 2016, February 24, 2016, April 13, 2016, April 19, 2016, May 2, 2016, May 26, 2016, July 19, 2016, August 12, 2016, September 14, 2016, October 18, 2016, November 4, 2016, and January 17, 2017, and the Form 8-K/A filed with the SEC on July 12, 2016; and

•
Any document Nicolet may file* under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this document.

*
We are not incorporating and will not incorporate by reference into this proxy statement-prospectus, past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

If you would like to request documents, please do so by March 20, 2017 to receive them before the First Menasha special meeting.
Nicolet has supplied all of the information contained in this proxy statement-prospectus relating to Nicolet and its subsidiaries. First Menasha has supplied all of the information relating to First Menasha and its subsidiaries.
First Menasha shareholders should rely only on the information contained or incorporated by reference in this proxy statement-prospectus to vote on the proposals in connection with the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement-prospectus. This proxy statement-prospectus is dated February 23, 2017. You should not assume that the information contained in this proxy statement-prospectus is accurate as of any other date other than such date, and neither the mailing of this proxy statement-prospectus nor the issuance of Nicolet common stock as contemplated by the merger agreement will create any implication to the contrary.

Appendix A
Agreement and Plan of Merger

between

Nicolet Bankshares, Inc.

and

First Menasha Bancshares, Inc.

November 3, 2016

A-i

A-ii

A-iii

Exhibits
A
Form of Bank Plan of Merger

B
Form of Voting and Support Agreement

A-iv

INDEX OF DEFINED TERMS
Acquisition Proposal	A-50
Adverse Recommendation	A-33
Affiliate	A-50
Agreement	A-1
Articles of Merger	A-2
Bank	A-50
Bank Merger	A-50
Bank Plan of Merger	A-2
Borrowing Affiliate	A-31
Business Day	A-50
Cash Election	A-5
Cash Election Maximum Threshold	A-6
Cash Election Minimum Threshold	A-6
Cash Election Shares	A-5
Closing	A-1
Closing Date	A-2
Code	A-1
Company	A-1
Company Articles of Incorporation	A-50
Company Benefit Plan	A-50
Company Board	A-50
Company Bylaws	A-50
Company Capital Stock	A-50
Company Capitalization Date	A-9
Company Common Stock	A-50
Company Directors	A-39
Company Disclosure Schedules	A-56
Company Employees	A-32
Company Equity Award	A-50
Company ERISA Affiliate	A-51
Company Financial Statements	A-10
Company Investment Securities	A-21
Company Loans	A-12
Company Material Contract	A-18
Company Permitted Exceptions	A-12
Company Preferred Stock	A-9
Company Regulatory Reports	A-51
Company Restricted Stock Award	A-7
Company Shareholder Approval	A-51
Company Shareholders Meeting	A-33
Company Stock Certificates	A-4
Company Stock Plans	A-51
Company Trust Debentures	A-2
Company Trust Preferred Securities	A-2
Company Trusts	A-51
Confidentiality Agreement	A-30
Contemplated Transactions	A-51
Contract	A-51
Control, Controlling or Controlled	A-51
A-v

Conversion Fund	A-4
Covered Employees	A-42
CRA	A-51
Deposit Insurance Fund	A-51
Derivative Transactions	A-51
Dissenting Shares	A-51
DOL	A-52
Effective Time	A-2
Election Deadline	A-5
Election Form	A-5
Environment	A-52
Environmental Laws	A-52
ERISA	A-52
Exchange Act	A-52
Exchange Agent	A-4
Exchange Ratio	A-3
Expenses	A-36
FDIC	A-52
Federal Reserve	A-52
GAAP	A-52
Hazardous Materials	A-52
Indemnification Proceeding	A-37
Indemnified Employee	A-37
Indemnified Party	A-36
Intangible Assets	A-52
Internal Control Over Financial Reporting	A-25
IRS	A-52
IRS Guidelines	A-41
Knowledge	A-52
Legal Requirement	A-52
Material Adverse Effect	A-52
Merger	A-1
Merger Consideration	A-3
Mixed Election	A-5
NASDAQ Rules	A-53
New Plans	A-42
Nicolet	A-1
Nicolet Articles of Incorporation	A-53
Nicolet Bank	A-53
Nicolet Benefit Plan	A-53
Nicolet Board	A-53
Nicolet Bylaws	A-53
Nicolet Capital Stock	A-53
Nicolet Common Stock	A-53
Nicolet Common Stock Price	A-53
Nicolet Disclosure Schedules	A-56
Nicolet Equity Award	A-53
Nicolet ERISA Affiliate	A-53
Nicolet Evaluation Date	A-25
Nicolet Financial Statements	A-25
A-vi

Nicolet Material Contract	A-54
Nicolet SEC Reports	A-54
Nicolet Stock Plans	A-54
No-Election Shares	A-5
Non-Election	A-5
Old Plans	A-42
Order	A-54
Ordinary Course of Business	A-54
OREO	A-54
Outstanding Company Shares	A-54
PATRIOT Act	A-22
PBGC	A-54
Per Share Cash Consideration	A-3
Per Share Stock Consideration	A-3
Person	A-54
Previously Disclosed	A-56
Proceeding	A-54
Proxy Statement	A-54
Reallocated Cash Election Shares	A-6
Reallocated Stock Election Shares	A-6
Registration Statement	A-54
Regulatory Authority	A-54
Representative	A-55
Requisite Regulatory Approvals	A-55
Schedules	A-56
SEC	A-55
Securities Act	A-55
Severance Costs	A-55
Stock Election	A-5
Stock Election Shares	A-5
Subsidiary	A-55
Superior Proposal	A-55
Supplemental Indentures	A-2
Surviving Entity	A-1
Takeover Statutes	A-55
Tangible Assets	A-55
Tangible Common Equity	A-55
Tax	A-55
Tax Return	A-56
Termination Date	A-46
Termination Fee	A-47
Transaction Costs	A-56
Transition Date	A-56
TRUPS Assumption	A-2
Trust Debentures	A-1
Trust Preferred Securities	A-1
U.S.	A-56
WBCL	A-56
A-vii

Agreement and Plan of Merger
This Agreement and Plan of Merger (together with all exhibits and schedules, this “Agreement”) is entered into as of November 3, 2016, by and between Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”), and First Menasha Bancshares, Inc., a Wisconsin corporation (the “Company”).
Recitals
A.   The parties to this Agreement desire to effect a merger of the Company with and into Nicolet (the “Merger”) in accordance with this Agreement and the applicable provisions of the WBCL, with Nicolet as the surviving entity in the Merger (sometimes referred to in such capacity as the “Surviving Entity”).
B.   The respective boards of directors of the Company and Nicolet have approved the Merger upon the terms and subject to the conditions of this Agreement and, in accordance with the applicable provisions of the WBCL, approved and declared the advisability of this Agreement and determined that consummation of the Merger in accordance with the terms of this Agreement is in the best interests of their respective companies and shareholders.
C.   The parties intend that the Merger qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement be and hereby is adopted as a “plan of reorganization” within the meaning of Sections 354 and 361 of the Code.
D.   The parties desire to make certain representations, warranties and agreements in connection with the Merger and the other transactions contemplated by this Agreement, and the parties also agree to certain prescribed conditions to the Merger and other transactions.
E.   The Company wishes to transfer to Nicolet, and Nicolet wishes to assume, upon the terms and conditions set forth herein: (i) certain assets and certain liabilities related to the trust preferred securities (the “Trust Preferred Securities”) issued by the Company Trusts; and (ii) the obligations of the Company pursuant to the subordinated notes issued by the Company to the Company Trusts (such obligations, the “Trust Debentures”).
Agreements
In consideration of the foregoing premises and the following mutual promises, covenants and agreements, the parties hereby agree as follows:
Article 1
THE MERGER
Section 1.1   The Merger.   Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the WBCL, at the Effective Time, the Company shall be merged with and into Nicolet pursuant to the provisions of, and with the effects provided in, the WBCL, the separate corporate existence of the Company shall cease and Nicolet will be the Surviving Entity.
Section 1.2   Effective Time; Closing.
(a) The closing of the Merger (the “Closing”) shall occur through the mail or at a place that is mutually acceptable to Nicolet and the Company, or if they fail to agree, at the offices of Reinhart Boerner Van Deuren s.c., 1000 North Water Street, Suite 1700, Milwaukee, Wisconsin 53202, at 10:00 a.m., local time, on the date that is five (5) Business Days after the satisfaction or waiver (subject to applicable Legal Requirements) of the latest to occur of the conditions set forth in Article 8 and Article 9 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other time and place as Nicolet and the Company may agree in writing (the “Closing Date”). Subject to the provisions of Article 10, failure to consummate the Merger on the date and time and at the place determined pursuant to this Section 1.2 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
(b) The parties hereto agree to file on the Closing Date articles of merger with the Wisconsin Department of Financial Institutions (the “Articles of Merger”). The Merger shall become effective as of the date and time specified in the Articles of Merger (the “Effective Time”).

Section 1.3   Effects of the Merger.   At the Effective Time, the effects of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the WBCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company shall be vested in the Surviving Entity, and all debts, liabilities and duties of the Company shall become the debts, liabilities and duties of the Surviving Entity.
Section 1.4   Organizational Documents of the Surviving Entity.   The Nicolet Articles of Incorporation and the Nicolet Bylaws, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Entity until thereafter amended in accordance with the provisions thereof and applicable Legal Requirements.
Section 1.5   Directors and Officers of the Surviving Entity.   At the Effective Time, two (2) persons from the Company Board (to be designated by the Nicolet Board prior to the Effective Time) shall be appointed to the board of the Surviving Entity and Nicolet Bank. At the Effective Time, the executive officers of the Surviving Entity shall be the executive officers of Nicolet immediately prior to the Effective Time. Such directors and executive officers shall serve until their resignation, removal or until their successors shall have been elected or appointed and shall have qualified in accordance with the laws and governing documents applicable to Nicolet or Nicolet Bank.
Section 1.6   Location of the Surviving Entity.   The principal offices of the Surviving Entity will be located at 111 N. Washington Street, Green Bay, Wisconsin 54301.
Section 1.7   Bank Merger.   Following the Effective Time of the Merger, the Bank shall be merged with and into Nicolet Bank in accordance with the provisions of the National Bank Act (12 U.S.C. § 215a) and pursuant to the terms and conditions of the Plan of Merger by and between Nicolet Bank and the Bank, a form of which is attached as Exhibit A (the “Bank Plan of Merger”). Following the execution and delivery of this Agreement, the Company will cause the Bank, and Nicolet will cause Nicolet Bank, to execute and deliver the Bank Plan of Merger substantially in the form set forth in Exhibit A.
Section 1.8   TRUPS Assumption.   As of the Effective Time and upon the terms and conditions set forth herein: (a) Nicolet will assume and discharge (i) all of the Company’s covenants, agreements and obligations under and relating to the trust preferred securities (“Company Trust Preferred Securities”) issued by the Company Trusts, including (ii) the due and punctual payment of interest on all of the obligations of the Company pursuant to the subordinated notes issued by the Company to the Company Trusts (such obligations, the “Company Trust Debentures” and such transfer and assumption as described in clauses (i) and (ii), the “TRUPS Assumption”); (b) Nicolet will cause each of the Company Trusts to discharge its obligations with respect to the Company Trust Preferred Securities arising after the Effective Time in accordance with the terms and conditions of the agreements related to the Company Trust Preferred Securities and the TRUPS Assumption; and (c) Nicolet and the Company shall execute and deliver, or cause to be delivered, a supplemental indenture, in a form satisfactory to the trustee of each of the Company Trusts, to effectuate the TRUPS Assumption, for each Company Trust, whereby the Company shall assign, and Nicolet shall assume, all of the Company’s covenants, agreements and obligations under the Company Trust Debentures (the “Supplemental Indentures”), signed by a duly authorized officer of each of the Company and Nicolet, and any and all other documentation and consents, including opinions of counsel, required by the trustee of each Company Trust to make such assumptions effective.
Section 1.9   Absence of Control.   Subject to any specific provisions of this Agreement, it is the intent of the parties to this Agreement that neither Nicolet nor the Company by reason of this Agreement shall be deemed (until consummation of the Merger) to control, directly or indirectly, the other party or any of its respective Subsidiaries and shall not exercise, or be deemed to exercise, directly or indirectly, a controlling influence over the management or policies of such other party or any of its respective Subsidiaries.
Section 1.10   Alternative Structure.   Notwithstanding anything to the contrary contained in this Agreement, before the Effective Time, Nicolet may change the method of effecting the Contemplated Transactions if and to the extent that it concludes such a change to be desirable; provided, that: (a) any such change shall not affect the U.S. federal income tax consequences of the Merger to holders of Company Common Stock; and (b) no such change shall (i) alter or change the amount or kind of the consideration to be issued to holders of Company Common Stock as consideration in the Merger or (ii) materially impede or delay consummation of the Merger. If Nicolet elects to make such a change, the parties shall execute appropriate documents to reflect the change.
Article 2
CONVERSION OF SECURITIES IN THE MERGER
Section 2.1   Consideration.   At the Effective Time, by virtue of the Merger and without any action on the part of Nicolet, the Company, or the holder of any shares of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, will be converted, subject to the election and allocation procedures in Section 2.2, the fractional share procedures in Section 2.5, and the dissenters rights provisions in Section 2.6, into the right to receive:
(a) (i) 3.411 fully paid and nonassessable shares (the “Exchange Ratio”) of Nicolet Common Stock (the “Per Share Stock Consideration”), unless either of the conditions in Section 2.1(a)(ii) or Section 2.1(a)(iii) exist, in either such case the Exchange Ratio shall be adjusted accordingly;
      (ii) if the Nicolet Common Stock Price is greater than $43.55 per share, the adjusted Exchange Ratio shall equal the quotient (rounded to the nearest thousandth of a share) obtained by dividing $148.55 by the Nicolet Common Stock Price;
      (iii) if the Nicolet Common Stock Price is less than $33.55 per share, the adjusted Exchange Ratio shall equal the quotient (rounded to the nearest thousandth of a share) obtained by dividing $114.44 by the Nicolet Common Stock Price; or
(b) cash in the amount of  $131.50 per share (the “Per Share Cash Consideration”). The total cash and stock consideration to be paid by Nicolet in respect of shares of Company Common Stock is referred to herein as the “Merger Consideration.”
Notwithstanding anything in this Section 2.1 to the contrary, at the Effective Time and by virtue of the Merger, each share of Company Common Stock held in the Company’s treasury and each share of Company Common Stock owned directly or indirectly by Nicolet (other than shares held in a fiduciary capacity or in connection with debts previously contracted) will be cancelled and no shares of Nicolet Common Stock, cash, or other consideration will be issued or paid in exchange therefor.
Section 2.2   Exchange of Company Stock Certificates.
(a) The parties to this Agreement agree: (i) that Computershare Trust Company, N.A. shall serve, pursuant to customary terms of an exchange agent agreement, as the exchange agent for purposes of this Agreement (the “Exchange Agent”); and (ii) to execute and deliver the exchange agent agreement at or prior to the Effective Time. Nicolet shall be solely responsible for the payment of any fees and expenses of the Exchange Agent.
(b) At or prior to the Effective Time, Nicolet shall authorize the issuance of and shall make available to the Exchange Agent, for the benefit of the holders of Company Common Stock for exchange in accordance with this Article 2: (i) a sufficient number of shares of Nicolet Common Stock and cash for payment of the Merger Consideration pursuant to Section 2.1, and (ii) sufficient cash for payment of cash in lieu of any fractional shares of Nicolet Common Stock in accordance with Section 2.5. Such amount of cash and shares of Nicolet Common Stock, together with any dividends or distributions with respect thereto paid after the Effective Time, are referred to in this Article 2 as the “Conversion Fund.”
(c) Within five (5) Business Days after the Closing Date, Nicolet shall cause the Exchange Agent to mail to each holder of record of one or more certificates representing such shares of Company Common Stock (the “Company Stock Certificates”) who did not tender such Company Stock Certificate(s) on or before the Election Deadline pursuant to Section 2.3 the letter of transmittal and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of such Company Stock Certificates to the Exchange Agent) for use in effecting the surrender of Company Stock Certificates pursuant to this Agreement.
(d) No interest will be paid or accrued on any portion of the Merger Consideration deliverable upon surrender of a Company Stock Certificate.

(e) After the Effective Time, there shall be no transfers of Outstanding Company Shares on the stock transfer books of the Company.
(f) No dividends or other distributions declared with respect to Nicolet Common Stock and payable to the holders of record thereof after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate until the holder thereof shall surrender such Company Stock Certificate in accordance with this Article 2. Promptly after the surrender of a Company Stock Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without interest thereon, which theretofore had become payable with respect to shares of Nicolet Common Stock into which the shares of Company Common Stock represented by such Company Stock Certificate were converted at the Effective Time pursuant to Section 2.1. No holder of an unsurrendered Company Stock Certificate shall be entitled, until the surrender of such Company Stock Certificate, to vote the shares of Nicolet Common Stock into which such holder’s Company Common Stock shall have been converted.
(g) Any portion of the Conversion Fund that remains unclaimed by the shareholders of the Company twelve (12) months after the Effective Time shall be paid to the Surviving Entity, or its successors in interest. Any shareholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Entity, or its successors in interest, for issuance of Nicolet Common stock and/or cash pursuant to the Merger Consideration and the payment of cash in lieu of any fractional shares deliverable in respect of such shareholders’ shares of Company Common Stock, as well as any accrued and unpaid dividends or distributions on shares of such Nicolet Common Stock. Notwithstanding the foregoing, none of the Surviving Entity, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.
(h) In the event any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Entity, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate, and in accordance with this Article 2, shares of Nicolet Common stock and/or cash pursuant to the Merger Consideration and cash in lieu of any fractional shares deliverable in respect thereof pursuant to this Agreement.
(i) If, between the date of this Agreement and the Effective Time, the outstanding shares of Nicolet Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Merger Consideration per share shall be adjusted appropriately to provide the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.
Section 2.3   Election and Allocation Procedures
(a) Election.   Subject to the limitations set forth below, each holder of shares of Company Common Stock shall be provided an opportunity, (i) to elect to receive Nicolet Common Stock with respect to all of such holder’s Company Common Stock (a “Stock Election”); (ii) to elect to receive cash with respect to all of such holder’s Company Common Stock (a “Cash Election”); (iii) to elect to receive cash with respect to a portion of such holder’s Company Common Stock and shares of Nicolet Common Stock with respect to such holder’s remaining shares (a “Mixed Election”); or (iv) to indicate that such holder makes no such election with respect to such holder’s shares of Company Common Stock (a “Non-Election”). Shares of Company Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” Shares of Company Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” Shares of Company Common Stock as to which a Non-Election or no election has been made are referred to herein as “No-Election Shares.”
      (i) Nicolet and the Company shall cause to be mailed an election form, letter of transmittal and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Company Stock Certificates shall pass, only upon proper delivery of such

Company Stock Certificates to the Exchange Agent) (collectively, the “Election Form”) with or following the issuance of the Proxy Statement (as hereinafter defined) to each holder of record of Company Common Stock. Nicolet and the Company shall use all reasonable efforts to make available as promptly as possible an Election Form to any shareholder of the Company who requests such Election Form following the initial mailing of the Election Form and prior to the Election Deadline (as defined below). Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instruction) of Company Common Stock to make a Stock Election, Cash Election, Mixed Election or Non-Election. Nominee record holders who hold Company Common Stock on behalf of multiple beneficial owners shall indicate how many of such shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares based upon the actions of the beneficial owners thereof.
      (ii) Any shares of Company Common Stock with respect to which the holder shall not have submitted to the Exchange Agent an effective, properly completed, Election Form prior to 5:00 p.m. Eastern Time on the business day that is five (5) business days prior to the Effective Time (or such other time and date as Nicolet and the Company may mutually agree) (the “Election Deadline”) shall be treated as No-Election Shares.
      (iii) Any such election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline, together with all required accompanying documentation and duly executed transmittal materials included with the Election Form, all as described in the instructions to the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form (or the beneficial owner of the shares covered by such Election Form through appropriate and customary documentation and instruction) at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline and no other valid election is made, the shares of Company Common Stock represented by such Election Form shall be No-Election Shares. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. None of Nicolet, the Company or the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.
(b) Allocation.   As soon as practicable after the Election Deadline, Nicolet shall cause the Exchange Agent to allocate the Merger Consideration among the holders of Company Common Stock that was issued and outstanding immediately prior to the Effective Time in accordance with the terms of this Section. In order to ensure that the limits specified with respect to the cash consideration specified below are not exceeded, the parties hereby agree that the Exchange Agent, in applying the allocation rules set forth herein, shall have reasonable discretion to round calculations or otherwise adjust results thereof in order to accomplish such purpose, and each good faith determination made by the Exchange Agent regarding such matters shall be binding and conclusive.
      (i) Cash Consideration Undersubscribed.   If the number of Cash Election Shares is less than 146,800 (the “Cash Election Minimum Threshold”), then, at the Effective Time:
            (A) each Cash Election Share will be converted into the right to receive the Per Share Cash Consideration;
            (B) No-Election Shares shall be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares equal the Cash Election Minimum Threshold. If less than all of the No-Election Shares are so required to be treated as Cash Election Shares, then the Exchange Agent shall convert, on a pro rata basis, a sufficient number of No-Election Shares into Cash Election Shares, with all remaining No-Election Shares treated as Stock Election Shares;
            (C) If all of the No-Election Shares are converted to Cash Election Shares under the preceding subsection and the total number of Cash Election Shares remains below the Cash Election Minimum Threshold, then the Exchange Agent shall convert, on a pro rata basis, a sufficient number of Stock Election Shares into Cash Election Shares (the “Reallocated Cash Election Shares”) such that the sum of the number of Cash Election Shares plus the Reallocated Cash Election Shares equals the Cash Election Minimum Threshold and each Reallocated Cash Election Share shall be converted in to the right to receive the Per Share Cash Consideration; and

            (D) each Stock Election Share which is not a Reallocated Cash Election Share shall be converted into the right to receive the Per Share Stock Consideration.
      (ii) Cash Consideration Oversubscribed.   If the number of Cash Election Shares is greater than 234,900 (the “Cash Election Maximum Threshold”), then, at the Effective Time:
            (A) each Stock Election Share and No-Election Share shall be converted into the right to receive the Per Share Stock Consideration;
            (B) the Exchange Agent shall convert, on a pro rata basis, a sufficient number of Cash Election Shares into Stock Election Shares (the “Reallocated Stock Election Shares”) such that the number of remaining Cash Election Shares does not exceed the Cash Election Maximum Threshold and all Reallocated Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration; and
            (C) each Cash Election Share which is not a Reallocated Stock Election Share shall be converted into the right to receive the Per Share Cash Consideration.
      (iii) Cash Consideration within Range.   If the number of Cash Election Shares is equal to or greater than the Cash Election Minimum Threshold and equal to or lesser than the Cash Election Maximum Threshold, then, at the Effective Time:
            (A) each Cash Election Share will be converted into the right to receive the Per Share Cash Consideration; and
            (B) each Stock Election Share and No-Election Share shall be converted into the right to receive the Per Share Stock Consideration.
Notwithstanding anything in this Section 2.3 to the contrary, under no circumstances shall the number of shares of Nicolet Common Stock to be issued as a result of the Contemplated Transactions equal or exceed twenty percent (20%) of the outstanding shares of Nicolet Common Stock as of the Effective Time, such that the provisions of NASDAQ Listing Rule 5635 would require approval of the Contemplated Transactions by the shareholders of Nicolet. The Company and Nicolet agree that, to the extent necessary to avoid a shareholder vote as required by NASDAQ Listing Rule 5635, the Exchange Agent shall convert, on a pro rata basis, a sufficient number of Stock Election Shares into Cash Election Shares such that the provisions of NASDAQ Listing Rule 5635 would not apply to the Contemplated Transactions.
Section 2.4   Cancellation of Shares.   At the Effective Time, the shares of Company Common Stock will no longer be outstanding and will automatically be cancelled and will cease to exist. Company Stock Certificates that represented Company Common Stock before the Effective Time will be deemed for all purposes to represent the number of shares of Nicolet Common Stock or cash into which they were converted pursuant to this Article 2.
Section 2.5   No Fractional Shares.   Notwithstanding anything to the contrary contained in this Agreement, no fractional shares of Nicolet Common Stock shall be issued as Merger Consideration in the Merger. Each holder of Company Common Stock who would otherwise be entitled to receive a fractional share of Nicolet Common Stock pursuant to this Article 2 shall instead be entitled to receive an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying Nicolet Common Stock Price by the fractional share of Nicolet Common Stock to which such former holder would otherwise be entitled.
Section 2.6   Dissenting Shares.   Notwithstanding anything in this Article 2 to the contrary, no Dissenting Shares shall be converted in the Merger. All dissenting shares shall be cancelled, and the holders thereof shall thereafter be entitled only to such rights as are granted by Subchapter XIII of the WBCL; provided, however, that if any such shareholder fails to perfect his, her or its rights as a dissenting shareholder with respect to his, her or its Dissenting Shares in accordance with Subchapter XIII of the WBCL or withdraws or loses such holder’s dissenter’s rights, such shares held by such shareholder shall be deemed to have been converted into, and become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration to which the holder of such shares would have been entitled as of the Effective Time, without interest thereon.

Section 2.7   Nicolet Common Stock.   At the Effective Time, by virtue of the Merger and without any action on the part of Nicolet, the Company, or the holder of any shares of Nicolet Common Stock, the shares of Nicolet Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.
Section 2.8   Company Equity Awards.   Immediately prior to the Effective Time, each award in respect of a share of Company Common Stock subject to vesting, repurchase or other lapse restriction granted under the Company’s 2016 Equity Incentive Plan (a “Company Restricted Stock Award”) shall be cancelled in exchange for a cash payment at Closing equal to the product obtained by multiplying (1) the number of shares of Company Common Stock underlying such Person’s Company Restricted Stock Award (2) the Per Share Cash Consideration. At or prior to the Effective Time, the Company, the Company Board and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary to effectuate the provisions of this Section 2.8.
Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as Previously Disclosed, the Company hereby represents and warrants to Nicolet as follows:
Section 3.1   Company Organization.   The Company: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company; (b) is registered with the Federal Reserve as a bank holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The Company has delivered or made available to Nicolet true, complete and correct copies of the Company Articles of Incorporation and the Company Bylaws and all amendments thereto, and the Company Articles of Incorporation and the Company Bylaws are in full force and effect as of the date of this Agreement. Other than the Subsidiaries set forth in Section 3.1 of the Company Disclosure Schedules, the Company has no “Significant Subsidiary” as set forth in Rule 1-02 or Regulation S-X promulgated under the Exchange Act.
Section 3.2   Subsidiary Organizations.   The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States. Each Company Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on the Company. Each Subsidiary of the Company has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of the Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Company has delivered or made available to Nicolet copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of the Company and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.
Section 3.3   Authorization; Enforceability.   The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company Board. The Company Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of the Company and its shareholders, and that the Agreement and transactions contemplated hereby are in the best interests of the Company and its shareholders. The Company Board has directed the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to the Company’s shareholders for consideration at a duly held meeting of such shareholders and has resolved to recommend that the

Company’s shareholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action, subject to the Company Shareholder Approval, and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 3.4   No Conflict.   Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, the Company or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Company Material Contract; or (d) result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by the Company or any of its Subsidiaries. Except for the Requisite Regulatory Approvals, the Company Shareholder Approval, the Registration Statement and the TRUPS Assumption, neither the Company nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 3.5   Capitalization.
(a) The authorized capital stock of the Company currently consists exclusively of  (i) 900,000 shares of Company Common Stock, of which, as of September 30, 2016 (the “Company Capitalization Date”), 587,297 shares were issued and outstanding, and (ii) 50,000 shares of preferred stock, no par value (the “Company Preferred Stock”), of which, as of the Company Capitalization Date, no shares were issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of the Company on any matter. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. None of the outstanding shares of Company Common Stock were issued in violation of any preemptive rights.
(b) As of the Company Capitalization Date, no shares of Company Capital Stock were reserved for issuance except for 38,061 shares of Company Common Stock reserved for issuance pursuant to future awards under Company Stock Plans.
(c) Other than 1,939 shares of Company Common Stock underlying restricted stock awards issued under Company Stock Plans, no equity-based awards were outstanding as of the Company Capitalization Date. Since the Company Capitalization Date through the date hereof, the Company has not: (i) issued or repurchased any shares of Company Common Stock or other equity securities of the Company; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Company Common Stock or any other equity-based awards. From the Company Capitalization Date through the date of this Agreement, neither the Company nor any of its Subsidiaries has: (A) accelerated the vesting of or lapsing of restrictions with respect to any stock-based compensation awards or long-term incentive compensation awards; (B) with respect to executive officers of the Company or its Subsidiaries, entered into or amended any employment, severance, change in control or similar agreement (including any agreement providing for the reimbursement of excise taxes under Section 4999 of the Code); or (C) adopted or materially amended any Company Stock Plan.
(d) None of the shares of Company Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement, except as set forth in Section 3.5(d) of the Company Disclosure Schedules, there are: (i) no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating the Company or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of the Company or any of its Subsidiaries; and (ii) no contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any equity security of the Company or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of the Company or its Subsidiaries. Except as permitted by this Agreement, since the Company Capitalization Date, no shares of Company Common Stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by the Company or any of its Subsidiaries and no dividends or other distributions payable in any equity securities of the Company or any of its Subsidiaries have been declared, set aside, made or paid to the shareholders of the Company. Other than its Subsidiaries, the Company does not own, nor has any Contract to acquire, any equity interests or other securities of any Person or any direct or indirect equity or ownership interest in any other business.
Section 3.6   Company Subsidiary Capitalization.   Except as set forth in Section 3.6 of the Company Disclosure Schedules, all of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
Section 3.7   Financial Statements and Reports; Regulatory Filings.
(a) The financial statements provided by the Company to Nicolet for the years ended December 31, 2014 and 2015 and for the interim periods ended March 31, 2016, June 30, 2016 and September 30, 2016 (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements (collectively, the “Company Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries at the respective dates of and for the periods referred to in the Company Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Company Financial Statements. The Company Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Company Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein.
(b) The Company Regulatory Reports have been filed with the appropriate Regulatory Authority. The Company Regulatory Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed, except as otherwise noted therein. Each Company Regulatory Report fairly presents, in all material respects, the financial position of the Company or the Bank, as appropriate, and the results of its operations at the date and for the period indicated in such Company Regulatory Report in conformity with the Instructions for the Preparation of Call Reports and other relevant guidance as promulgated by applicable regulatory authorities. None of the Company Regulatory Reports contains any material items of special or nonrecurring income or any other income not earned in the Ordinary Course of Business, except as expressly specified therein.
(c) The Company’s independent accountants, Wipfli LLP, which have expressed their opinion with respect to the Company Financial Statements (except those Company Financial Statements as of March 31,

2016, June 30, 2016 and September 30, 2016, which are unaudited), are and have been throughout the periods covered by such Company Financial Statements an independent accounting firm. Section 3.7(c) of the Company Disclosure Schedules lists all non-audit services performed by Wipfli LLP for the Company and its Subsidiaries. As of the date hereof, Wipfli LLP has not resigned (or informed the Company that it intends to resign) or been dismissed as independent accountants of the Company.
(d) The Company and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2014, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on the Company and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(e) Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course of Business of the Company and its Subsidiaries, no Regulatory Authority has initiated since January 1, 2014, or has pending any proceeding, enforcement action or to the Knowledge of the Company, investigation into the business, disclosures or operations of the Company or its Subsidiaries. Since January 1, 2014, no Regulatory Authority has resolved any proceeding enforcement action or, to the Knowledge of the Company, investigation into the business, disclosures or operations of the Company or its Subsidiaries. The Company and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to, any report or statement relating to any examination or inspection of the Company or its Subsidiaries. Since January 1, 2014, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of the Company or its Subsidiaries (other than normal examinations conducted by a Regulatory Authority in the Company’s Ordinary Course of Business). To the Knowledge of the Company, there has not been any event or occurrence since January 1, 2014 that would result in a determination that the Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).
Section 3.8   Books and Records.   The books of account, minute books, stock record books and other records kept by the Company and its Subsidiaries are in all material respects complete and accurate and have been maintained in accordance with applicable Legal Requirements and accounting requirements. The Company Financial Statements have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries. Each of the Company and its Subsidiaries maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that (a) transactions are executed with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of the Company Financial Statements and the Company Regulatory Reports in accordance with GAAP, and to maintain asset and liability accountability; (c) access to each Company asset and incurrence of each liability of the Company are permitted only in accordance with management’s specific or general authorizations; (d) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals, and appropriate action is taken with respect to any difference; and (e) extensions of credit and other receivables are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. None of the Company’s systems, controls, data or information are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company, its Subsidiaries or their accountants, except as would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its Subsidiaries has been advised of any material deficiencies in the design or operation of internal controls over financial reporting which could reasonably be expected to adversely affect its ability to record, process, summarize and report financial data, or any fraud, whether or not material, that involves management. No material weakness in internal controls has been identified by the Company’s auditors, and there have been no significant changes in internal controls that could reasonably be expected to materially and adversely affect internal controls The minute books of the Company and each of its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, boards of directors and committees of the boards of directors. At the Closing, all of those books and records will be in the possession of the Company and its Subsidiaries.
Section 3.9   Properties.
(a) Section 3.9 of the Company Disclosure Schedules lists or describes all interests in real property owned by the Company and each of its Subsidiaries, including OREO, as of the date of this Agreement and the principal buildings and structures located thereon, together with the address of such real estate, and each lease of real property to which it is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered, and in each case of either owned or leased real property, the proper identification, if applicable, of each such property as a branch or main office or other office.
(b) The Company and each of its Subsidiaries has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, that it purports to own, subject to no liens, mortgages, security interests, encumbrances or charges of any kind except: (i) as noted in the most recent Company Financial Statements; (ii) statutory liens for Taxes not yet delinquent or being contested in good faith by appropriate Proceedings and for which appropriate reserves have been established and reflected in the Company Financial Statements; (iii) pledges or liens required to be granted in connection with the acceptance of government deposits, granted in connection with repurchase or reverse repurchase agreements or otherwise incurred in the Ordinary Course of Business; (iv) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties; and (v) minor defects and irregularities in title and encumbrances that do not materially impair the use thereof for the purposes for which they are held (collectively, the “Company Permitted Exceptions”). The Company and each of its Subsidiaries as lessee has the right under valid and existing leases to occupy, use, possess and control any and all of the respective property leased by it, and each such lease is valid and without default thereunder by the lessee or, to the Knowledge of the Company, the lessor. All buildings and structures owned by the Company and each of its Subsidiaries lie wholly within the boundaries of the real property owned or validly leased by it, and do not encroach upon the property of, or otherwise conflict with the property rights of, any other Person.
Section 3.10   Loans; Loan Loss Reserve.
(a) Each loan, loan agreement, note, lease or other borrowing agreement by the Bank, any participation therein, and any guaranty, renewal or extension thereof  (the “Company Loans”) reflected as an asset on any of the Company Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of the Company, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b) All Company Loans originated or purchased by the Bank were made or purchased in accordance with the policies of the board of directors of the Bank and in the Ordinary Course of Business of the Bank. Except as set forth in Section 3.10(b) of the Company Disclosure Schedules, the Bank’s interest in all Company Loans is free and clear of any security interest, lien, encumbrance or other charge, and the Bank has complied in all material respects with all Legal Requirements relating to such Company Loans. There has been no default on, or forgiveness or waiver of, in whole or in part, any Company Loan made to an executive officer or director of the Bank or an entity controlled by an executive officer or director during the three (3) years immediately preceding the date hereof.
(c) Except as set forth in Section 3.10(c) of the Company Disclosure Schedules, as of the date of this Agreement, the Bank is not a party to any Company Loan: (i) under the terms of which the obligor is more than ninety (90) days delinquent in payment of principal or interest or in default of any other material provision as of the dates shown thereon or for which the Bank has discontinued the accrual of interest;

(ii) that has been classified as “substandard,” “doubtful,” “loss,” “other loans especially mentioned” or any comparable classifications by the Bank; (iii) that has been listed on any “watch list” or similar internal report of the Bank; (iv) that has been the subject of any notice from any obligor of adverse environmental conditions potentially affecting the value of any collateral for such Company Loan; (v) with respect to which the Bank has Knowledge of potential violations of any Environmental Laws that may have occurred on the property serving as collateral for such Company Loan or by any obligor of such Company Loan; or (vi) that represents an extension of credit to an executive officer or director of the Bank or an entity controlled by an executive officer or director.
(d) The Bank’s allowance for loan and lease losses reflected in the Company Financial Statements (including footnotes thereto) was determined on the basis of the Bank’s continuing review and evaluation of the portfolio of Company Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with the Bank’s internal policies, and, in the reasonable judgment of the Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Company Loans previously charged-off, on outstanding Company Loans.
Section 3.11   Taxes.
(a) The Company and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed by them on or before the Closing Date for all taxable or reporting periods ending on or before the Closing Date, and each such Tax Return is true, correct and complete in all material respects. The Company and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by the Company and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There are no liens for Taxes upon any of the assets of the Company or any of its Subsidiaries.
(b) There is no claim or assessment pending or, to the Knowledge of the Company, threatened against the Company and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by the Company and each of its Subsidiaries is presently being conducted or, to the Knowledge of the Company, threatened by any Regulatory Authority. Neither the Company nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the Company’s or its Subsidiaries’ assets. Neither the Company nor its Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.
(c) The Company and each of its Subsidiaries have delivered or made available to Nicolet true, correct and complete copies of all Tax Returns relating to income taxes and franchise taxes owed by the Company and its Subsidiaries with respect to the last two (2) fiscal years.
(d) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries have engaged in any transaction that could affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).
(e) The Company and each of its Subsidiaries are in compliance with, and their records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Legal Requirements, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Code, except where any such failure to comply would not reasonably be expected to have a Material Adverse Effect on the Company.
(f) Neither the Company nor any of its Subsidiaries have experienced a change in ownership with respect to its stock, within the meaning of Section 382 of the Code, other than the ownership change that will occur as a result of the transactions contemplated by this Agreement.

(g) There is no pending claim by any taxing authority of a jurisdiction where either the Company or Bank has not filed Tax Returns that either the Company or Bank is subject to taxation in that jurisdiction.
(h) Neither the Company nor Bank has ever been a member of an “affiliated group” within the meaning of Code Section 1504(a) filing a consolidated federal income tax return, other than any “affiliated group” of which the Company is the “common parent.” Except as set forth in Section 3.11(h) of the Company Disclosure Schedules, neither the Company nor Bank is a party to any Tax sharing or Tax allocation agreement that will remain in effect after consummation to the Mergers contemplated by this Agreement.
(i) The Company has not taken or agreed to take any action, and has no Knowledge of any fact or circumstance that is reasonably likely, to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Section 3.12   Employee Benefits.
(a) Section 3.12(a) of the Company Disclosure Schedules includes a complete and correct list of each Company Benefit Plan. The Company has delivered or made available to Nicolet true and complete copies of the following with respect to each Company Benefit Plan: (i) copies of each Company Benefit Plan (including a written description where no formal plan document exists), and all related plan descriptions and other written communications provided to participants of the Company Benefit Plans, as required by applicable law, or describing the Company Benefit Plan design changes or describing opportunities to enroll in the Company Benefit Plans; (ii) to the extent applicable, the last three (3) years’ annual reports on Form 5500, including all schedules thereto and the opinions of independent accountants; and (iii) other material ancillary documents, including:
      (i) all contracts with third party administrators, actuaries, investment managers, consultants, insurers, and independent contractors;
      (ii) all notices and other communications that were given by the Company, any Subsidiary, or any Company Benefit Plan to the IRS, the DOL or the PBGC pursuant to applicable law within the six (6) years preceding the date of this Agreement; and
      (iii) all notices or other communications that were given by the IRS, the PBGC, or the DOL to the Company, any Subsidiary, or any Company Benefit Plan within the six (6) years preceding the date of this Agreement.
(b) Except as set forth in Section 3.12(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (including possible terminations of employment in connection therewith) will cause a payment, vesting, increase or acceleration of benefits or benefit entitlements under any Company Benefit Plan or any other increase in the liabilities of the Company or any Subsidiary under any Company Benefit Plan as a result of the transactions contemplated by this Agreement. Except as set forth in Section 3.12(b) of the Company Disclosure Schedules, no Company Benefit Plan provides for payment of any amount which, considered in the aggregate with amounts payable pursuant to all other Company Benefit Plans, would result in any amount being non-deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code. Section 3.12(b) of the Company Disclosure Schedules sets forth the name of each Person who is or would be entitled pursuant to any Contract or Company Benefit Plan to receive any payment from the Bank as a result of the consummation of the Contemplated Transactions (including any payment that is or would be due as a result of any actual or constructive termination of a Person’s employment or position following such consummation) and the maximum amount of such payment.
(c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedules, neither the Company nor any of the Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, (i) any “multiemployer plan” (as defined in Section 3(37) of ERISA), (ii) any “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iii) any self-insured plan (including any plan pursuant to which a stop loss policy or contract applies). With respect to any Company Benefit Plan that is a “multiple employer plan” (as defined in Section 413(c) of the Code) or is provided by or through a professional employer organization, such Company Benefit Plan complies in all respects with the requirements of the Code and ERISA and neither the Company nor any of the Company ERISA Affiliates has any liabilities other than the payment and/or remittance of premiums and/or required contributions on behalf of enrolled individuals. Except as set forth in Section 3.12(c) of the Company Disclosure Schedules, neither the Company nor any of the Company ERISA Affiliates sponsors, maintains, administers or contributes to, or has ever sponsored, maintained, administered or contributed to, or has, has had or could have any liability with respect to, any Company Benefit Plan subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code, or any tax-qualified “defined benefit plan” (as defined in Section 3(35) of ERISA). No Company Benefit Plan is underfunded when comparing the present value of accrued liabilities under such plan to the market value of plan assets.
(d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedules, each Company Benefit Plan that is intended to qualify under Section 401 and related provisions of the Code is the subject of a favorable determination letter or may rely upon an opinion letter from the IRS to the effect that it is so qualified under the Code and that its related funding instrument is tax exempt under Section 501 of the Code (or the Company and its Subsidiaries are otherwise relying on an opinion letter issued to the prototype sponsor), and, to the Company’s Knowledge, there are no facts or circumstances that would adversely affect the qualified status of any Company Benefit Plan or the tax-exempt status of any related trust.
(e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedules, each Company Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(f) Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to the Company’s Knowledge, threatened by, on behalf of, or against any Company Benefit Plan or against the administrators or trustees or other fiduciaries of any Company Benefit Plan that alleges a violation of applicable state or federal law or violation of any Company Benefit Plan document or related agreement.
(g) No Company Benefit Plan fiduciary or any other person has, or has had, any liability to any Company Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Company Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. Except as set forth in Section 3.12(g) of the Company Disclosure Schedules, to the Company’s Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Company Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).
(h) All accrued contributions and other payments to be made by the Company or any Subsidiary to any Company Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Company Financial Statements and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Company Financial Statements.
(i) Except as set forth in Section 3.12(i) of the Company Disclosure Schedules, there are no obligations under any Company Benefit Plan to provide health or other welfare benefits to retirees or other former employees, directors, consultants or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA or comparable state laws).
(j) No condition exists as a result of which the Company or any Subsidiary would have any liability, whether absolute or contingent, under any Company Benefit Plan with respect to any misclassification of a person performing services for the Company or any Subsidiary as an independent contractor rather than as an employee. All individuals participating in the Company Benefit Plans are in fact eligible and authorized to participate in such Company Benefit Plan.
(k) Neither the Company nor any of its Subsidiaries have any liabilities to employees or former employees that are not reflected in the Company Benefit Plans.

(l) Except as identified on Section 3.12(l) of the Company Disclosure Schedules, there are no surrender charges, penalties, or other costs or fees that would be imposed by any person against the Company, any Company Benefit Plan, or any other person, including any Company Benefit Plan participant or beneficiary, as a result of the hypothetical liquidation as of the Closing Date of any insurance, annuity, or investment contracts or any other similar investment held by any Company Benefit Plan.
(m) The Company may, at any time, amend or terminate any Company Benefit Plan that it sponsors or maintains and may withdraw from any Company Benefit Plan to which it contributes (but does not sponsor or maintain), without obtaining the consent of any third party, other than an insurance company in the case of any benefit underwritten by an insurance company, and without incurring liability except for unpaid premiums or contributions due for the pay period that includes the effective date of such amendment, withdrawal or termination and for customary termination expenses. From and after the Closing Date, Nicolet would have the same discretion to amend or terminate any Company Benefit Plan as successor to Company. Any third party agreement pertaining to the maintenance of a Company Benefit Plan may be terminated upon the provision of ninety (90) days’ prior notice or less without penalty.
Section 3.13   Compliance with Legal Requirements.   The Company and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. The Company and each of its Subsidiaries is, and at all times since January 1, 2014, has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets, except as set forth in Section 3.13 of the Company Disclosure Schedules. Except for issues identified in any periodic Reports of Examination from a Regulatory Authority, neither the Company nor any of its Subsidiaries has received, at any time since January 1, 2014, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement. The Company has Previously Disclosed all internal investigations conducted since January 1, 2014 that involved management or officers of either of the Company or any of its Subsidiaries.
Section 3.14   Legal Proceedings; Orders.
(a) Except as set forth in Section 3.14(a) of the Company Disclosure Schedules, since January 1, 2014, there have been, and currently are, no Proceedings or Orders pending, entered into or, to the Knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries or any of their respective assets, businesses, current or former directors or executive officers, or the Contemplated Transactions, that have not been fully satisfied, settled or terminated. No officer, director, employee or agent of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of the Company or any of its Subsidiaries as currently conducted.
(b) Neither the Company nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of the Company, none of the foregoing has been threatened by any Regulatory Authority.
Section 3.15   Absence of Certain Changes and Events.    Since December 31, 2015, except as disclosed in the Company Financial Statements or in Section 3.15 of the Company Disclosure Schedules, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on the Company, (ii) the Company has not declared, set aside for payment or paid any dividend to holders of, or declared or made any distribution on, any shares of Company Common Stock and (iii) neither the Company nor any Subsidiary of the Company has taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of the Company provided in Article 5. Except as may result from the transactions contemplated by this Agreement, or as set forth in Section 3.15 of the Company Disclosure Schedules, neither the Company nor any Subsidiary of the Company has since September 30, 2016:
(a) borrowed any money other than deposits or overnight fed funds or entered into any capital lease or leases; or, except in the Ordinary Course of Business: (i) lent any money or pledged any of its credit in connection with any aspect of its business whether as a guarantor, surety, issuer of a letter of credit or otherwise, (ii) mortgaged or otherwise subjected to any lien any of its assets, sold, assigned or transferred any of its assets in excess of  $50,000 in the aggregate or (iii) incurred any other liability or loss representing, individually or in the aggregate, over $50,000;
(b) suffered over $50,000 in damage, destruction or loss to immovable or movable property, whether or not covered by insurance;
(c) failed to operate its business in the Ordinary Course of Business, or failed to use reasonable efforts to preserve its business or to preserve the goodwill of its customers and others with whom it has business relations;
(d) forgiven any debt owed to it in excess of  $50,000, or cancelled any of its claims or paid any of its noncurrent obligations or Liabilities except in the Ordinary Course of Business;
(e) made any capital expenditure or capital addition or betterment in excess of  $50,000;
(f) entered into any agreement requiring the payment, conditionally or otherwise, of any salary, bonus, extra compensation (including payments for unused vacation or sick time), pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it or increased (except for increases of not more than 5% consistent with past practices) the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $50,000;
(g) except as required in accordance with GAAP, changed any accounting practice followed or employed in preparing the Company Financial Statements;
(h) authorized or issued any capital stock; granted any stock option or right to purchase shares of capital stock; declared or paid any dividend or other distribution or payment in respect of shares of capital stock;
(i) amended its articles of incorporation, charter or bylaws; or
(j) entered into any agreement, contract or commitment to do any of the foregoing.
Section 3.16   Material Contracts.   Section 3.16 of Company Disclosure Schedules lists or describes the following with respect to the Company and each of its Subsidiaries (each such agreement or document, a “Company Material Contract”), as of the date of this Agreement, for which true, complete and correct copies of each have been delivered or made available to Nicolet:
(a) each Contract relating to the borrowing of money by the Company or the guarantee by the Company of any such obligations (other than Contracts evidencing deposit liabilities, purchase of federal funds, repurchase agreements, trade payables, or Federal Home Loan Bank of Chicago advances);
(b) each Contract that involves performance of services or delivery of goods or materials (other than Contracts entered into in the Ordinary Course of Business and involving payments under any individual Contract not in excess of  $50,000);
(c) each Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the appropriation or the nondisclosure of any of its intellectual property;

(d) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;
(e) each joint venture, partnership and other Contract (however named) involving a sharing of profits, losses, costs or liabilities by it with any other Person;
(f) each Contract containing covenants that in any way purport to restrict, in any material respect, the business activity of the Company or its Subsidiaries or limit, in any material respect, the ability of the Company or its subsidiaries to engage in any line of business or to compete with any Person;
(g) each employment agreement, consulting agreement, non-competition, severance or change in control agreement or similar arrangement or plan with respect to any independent contractor or employee of the Bank;
(h) each Contract relating to the provision of data processing or network communication services; and
(i) each amendment, supplement and modification in respect of any of the foregoing.
Section 3.17   No Defaults.   Each Company Material Contract is in full force and effect and is valid and enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity. To the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give the Company, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Company Material Contract. Except in the Ordinary Course of Business with respect to any Company Loan, neither the Company nor any of its Subsidiaries has given to or received from any other Person, at any time since January 1, 2014, any notice or other communication (whether oral or written) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Company Material Contract, that has not been terminated or satisfied prior to the date of this Agreement. Other than in the Ordinary Course of Business, there are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate, any material amounts paid or payable to the Company or any of its Subsidiaries under current or completed Company Material Contracts with any Person, and no such Person has made written demand for such renegotiation.
Section 3.18   Insurance.    Section 3.18 of the Company Disclosure Schedules lists all insurance policies and bonds owned or held as of the date of this Agreement by the Company and its Subsidiaries with respect to their respective business, operations, properties or assets (including bankers’ blanket bond and insurance providing benefits for employees), true, complete and correct copies of each of which have been delivered or made available to Nicolet. The Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of the Company reasonably has determined to be prudent and consistent with industry practice. The Company and its Subsidiaries are in compliance in all material respects with their insurance policies and are not in default under any of the terms thereof. Each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion. Section 3.18 of the Company Disclosure Schedules lists and briefly describes all claims that have been filed under such insurance policies and bonds within the past two (2) years prior to the date of this Agreement that individually or in the aggregate exceed $150,000 and the current status of such claims. All such claims have been filed in due and timely fashion. None of the Company or any of its Subsidiaries has had any insurance policy or bond cancelled or nonrenewed by the issuer of the policy or bond within the past two (2) years.
Section 3.19   Compliance with Environmental Laws.   There are no actions, suits, investigations, liabilities, inquiries, Proceedings or Orders involving the Company or any of its Subsidiaries or any of their respective assets that are pending or, to the Knowledge of the Company, threatened, nor to the Knowledge of the Company, is there any factual basis for any of the foregoing, as a result of any asserted failure of the Company or any of its Subsidiaries of, or any predecessor thereof, to comply with any Environmental Law.

No environmental clearances or other governmental approvals are required for the conduct of the business of the Company or any of its Subsidiaries or the consummation of the Contemplated Transactions. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is the owner of any interest in real estate on which any substances have been generated, used, stored, deposited, treated, recycled or disposed of, which substances if known to be present on, at or under such property, would require notification to any Regulatory Authority, clean up, removal or some other remedial action under any Environmental Law at such property or any impacted adjacent or down gradient property. The Company and each Subsidiary of the Company has complied in all material respects with all Environmental Laws applicable to it and its business operations.
Section 3.20   Transactions with Affiliates.   Except for (a) deposits that are on terms and conditions comparable in all material respects to those made available to other nonaffiliated similarly situated customers of the Company at the time such deposits were entered into, (b) the loans listed on Section 3.20(b) of the Company Disclosure Schedules, (c) the agreements designated on Section 3.20(c) of the Company Disclosure Schedules, (d) obligations under the Company Benefit Plans set forth on Section 3.20(d) of the Company Disclosure Schedules, and (e) any items described on Section 3.20(e) of the Company Disclosure Schedules, there are no contracts with or commitments to present or former shareholders who own or owned more than one percent (1.0%) of Company Common Stock, directors, officers or employees (or their Affiliates) involving the expenditure of more than $1,000 as to any one individual (including any business directly or indirectly controlled by any such person) or more than $5,000 for all such contracts for commitments in the aggregate for all such individuals.
Section 3.21   Brokers; Opinion of Financial Advisor.   Except for fees and other obligations owed to Stephens, Inc. pursuant to an engagement letter that has been Previously Disclosed, none of the Company or its Subsidiaries, or any of their respective Representatives, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement. The Company Board has received the opinion of Stephens, Inc., to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock in connection with the Merger is fair, from a financial point of view, to the holders of Company Common Stock.
Section 3.22   Approval Delays.   To the Knowledge of the Company, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. The Bank is an “eligible bank” (as such term is defined at 12 C.F.R. § 5.3(g)), “well-capitalized” (as such term is defined at 12 C.F.R. § 225.2(r)) and “well managed” (as such term is defined at 12 C.F.R. § 225.2(s)), and the rating of the Bank under the CRA is no less than “satisfactory.” The Bank has not been informed that its status as an “eligible bank,” “well-capitalized,” “well managed” or, for CRA purposes, “satisfactory,” will change within one (1) year.
Section 3.23   Labor Matters.
(a) There are no collective bargaining agreements or other labor union Contracts applicable to any employees of the Company or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of the Company, threatened, involving employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. The Company and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel the Company or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of the Company, threatened with respect to the Company or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.

(b) Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of the Company, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.
Section 3.24   Intellectual Property.   Each of the Company and its Subsidiaries has the unrestricted right and authority, and the Surviving Entity and its Subsidiaries will have the unrestricted right and authority from and after the Effective Time, to use all patents, trademarks, copyrights, service marks, trade names or other intellectual property owned by them as is necessary to enable them to conduct and to continue to conduct all material phases of the businesses of the Company and its Subsidiaries in the manner presently conducted by them, and, to the Knowledge of the Company, such use does not, and will not, conflict with, infringe on or violate any patent, trademark, copyright, service mark, trade name or any other intellectual property right of any Person.
Section 3.25   Investments.
(a) Section 3.25(a) of the Company Disclosure Schedules includes a complete and correct list and description as of September 30, 2016, of: (i) all investment and debt securities, mortgage-backed and related securities, marketable equity securities and securities purchased under agreements to resell that are owned by the Company or its Subsidiaries, other than, with respect to the Bank, in a fiduciary or agency capacity (the “Company Investment Securities”); and (ii) any such Company Investment Securities that are pledged as collateral to another Person. The Company and each Subsidiary has good and marketable title to all Company Investment Securities held by it, free and clear of any liens, mortgages, security interests, encumbrances or charges, except for the Company Permitted Exceptions and except to the extent such Company Investment Securities are pledged in the Ordinary Course of Business consistent with prudent banking practices to secure obligations of the Company or the Bank. The Company Investment Securities are valued on the books of the Company and the Bank in accordance with GAAP.
(b) Except as set forth in Section 3.25(b) of the Company Disclosure Schedules and as may be imposed by applicable securities laws and restrictions that may exist for securities that are classified as “held to maturity,” none of the Company Investment Securities is subject to any restriction, whether contractual or statutory, that materially impairs the ability of the Company or any of its Subsidiaries to dispose of such investment at any time. With respect to all material repurchase agreements to which the Company or any of its Subsidiaries is a party, the Company or such Subsidiary of the Company, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing each such repurchase agreement, and the value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.
(c) None of the Company or its Subsidiaries has sold or otherwise disposed of any Company Investment Securities in a transaction in which the acquiror of such Company Investment Securities or other person has the right, either conditionally or absolutely, to require the Company or any of its Subsidiaries to repurchase or otherwise reacquire any such Company Investment Securities.
(d) There are no interest rate swaps, caps, floors, option agreements or other interest rate risk management arrangements (other than loan caps or floors contained within Company Loans entered into in the Ordinary Course of Business) to which the Company or its Subsidiaries is bound.
Section 3.26   Absence of Undisclosed Liabilities.   Other than unfunded loan commitments and letters of credit extended in the Ordinary Course of Business, neither the Company nor any of its Subsidiaries has any material liabilities, except liabilities which are accrued or reserved against in the balance sheets of Seller as of September 30, 2016, included in the Company Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. Neither the Company nor any of its Subsidiaries has incurred or paid any material liability since September 30, 2016, except for such liabilities incurred or paid (a) in the Ordinary Course of Business consistent with past business practice or (b) in connection with the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any liability of any Person for any amount in excess of  $50,000. Except (x) as reflected in the Company’s unaudited balance sheet at September 30, 2016 or liabilities described in any notes to the Company’s audited balance sheet as of December 31, 2015 (or liabilities for which neither accrual nor footnote disclosure is required pursuant to GAAP or any applicable Regulatory Authority) or (y) for liabilities incurred in the Ordinary Course of Business since September 30, 2016 or in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its Subsidiaries has any material liabilities. Section 3.26 of the Company Disclosure Schedules lists, and the Company has delivered to Nicolet copies of, the documentation creating or governing, all securitization transactions and off-balance sheet arrangements effected by the Company or its Subsidiaries other than letters of credit or unfunded loan commitments extended in the Ordinary Course of Business.
Section 3.27   Bank Secrecy Act; PATRIOT Act; Anti-Money Laundering.   Neither the Company nor any of its Subsidiaries has any reason to believe that any facts or circumstances exist, which would cause the Company or any of its Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “PATRIOT Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Company Board has adopted, and the Company has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 326 and 352 of the PATRIOT Act.
Section 3.28   Disaster Recovery and Business Continuity.   The Company has developed and implemented a contingency planning program to evaluate the impact of significant events that may adversely affect Seller’s customers, assets, or employees. To the Company’s Knowledge, such program ensures that the Company can recover its mission critical functions, and complies in all material respects with the requirements of the Federal Financial Institutions Examination Council and the FDIC.
Section 3.29   Trust Preferred Securities.   The Company has performed, or has caused each Company Trust to perform, all of the obligations required to be performed by it and is not in default under the terms of the Company Trust Debentures or the Company Trust Preferred Securities or any agreements related thereto.
Article 4
REPRESENTATIONS AND WARRANTIES OF NICOLET
Except as Previously Disclosed, Nicolet hereby represents and warrants to the Company as follows:
Section 4.1   Nicolet Organization.   Nicolet: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Nicolet; (b) is registered with the Federal Reserve as a financial holding company under the Bank Holding Company Act of 1956, as amended; and (c) has full power and authority, corporate and otherwise, to operate as a bank holding company and to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The copies of the Nicolet Articles of Incorporation and Nicolet Bylaws and all amendments thereto set forth in Nicolet SEC Reports are true, complete and correct, and in full force and effect as of the date of this Agreement. Nicolet has no “Significant Subsidiary” as set forth in Rule 1-02 or Regulation S-X promulgated under the Exchange Act other than the Subsidiaries listed on Exhibit 21 to Nicolet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Section 4.2   Nicolet Subsidiary Organizations.   Nicolet Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States. Each Nicolet Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is also in good standing in each other jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect on Nicolet. Each Subsidiary of Nicolet has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. The deposit accounts of Nicolet Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by applicable Legal Requirements, and all premiums and assessments required to be paid in connection therewith have been paid when due. Nicolet has delivered or made available to the Company copies of the charter (or similar organizational documents) and bylaws of each Subsidiary of Nicolet and all amendments thereto, each of which are true, complete and correct and in full force and effect as of the date of this Agreement.
Section 4.3   Authorization; Enforceability.   Nicolet has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Nicolet Board. The Nicolet Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of Nicolet and its shareholders, and that the Agreement and transactions contemplated hereby are in the best interests of Nicolet and its shareholders. The execution, delivery and performance of this Agreement by Nicolet, and the consummation by it of its obligations under this Agreement, have been authorized by all necessary corporate action and, subject to the receipt of the Requisite Regulatory Approvals, this Agreement constitutes a legal, valid and binding obligation of Nicolet enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other Legal Requirements affecting creditors’ rights generally and subject to general principles of equity.
Section 4.4   No Conflict.   Neither the execution nor delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time): (a) contravene, conflict with or result in a violation of any provision of the certificate of incorporation, certificate of formation or charter (or similar organizational documents) or bylaws or operating agreement, each as in effect on the date hereof, or any currently effective resolution adopted by the board of directors, shareholders, manager or members of, Nicolet or any of its Subsidiaries; (b) assuming receipt of the Requisite Regulatory Approvals, contravene, conflict with or result in a violation of, or give any Regulatory Authority or other Person the valid and enforceable right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Nicolet or any of its Subsidiaries, or any of their respective assets that are owned or used by them, may be subject, except for any contravention, conflict or violation that is permissible by virtue of obtaining the Requisite Regulatory Approvals; (c) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Nicolet Material Contract; or (d) result in the creation of any material lien, charge or encumbrance upon or with respect to any of the assets owned or used by Nicolet or any of its Subsidiaries. Except for the Requisite Regulatory Approvals, the Registration Statement, the TRUPS Assumption, and the stock exchange listing required under Section 6.6, neither Nicolet nor any of its Subsidiaries is or will be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
Section 4.5   Nicolet Capitalization.
(a) The authorized capital stock of Nicolet currently consists exclusively of: (i) 30,000,000 shares of Nicolet Common Stock, of which, as of September 30, 2016 (the “Nicolet Capitalization Date”), 8,632,240 shares were issued (including 49,815 shares of restricted stock granted but not yet vested under the Nicolet Stock Plans), 8,582,425 shares were outstanding, and no shares were treasury shares; and (ii) 10,000,000 shares of Nicolet’s preferred stock, no par value per share (the “Nicolet Preferred Stock”), of which: (i) 14,964 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, are authorized, but no shares are outstanding; (ii) 748 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B, are authorized but no shares are outstanding; and (iii) 24,400 shares of Non-Cumulative Perpetual Preferred Stock, Series C, are authorized, but no shares are outstanding. Nicolet does not have outstanding any bonds, debentures, notes or other debt obligations having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) with the shareholders of Nicolet on any matter. All of the issued and outstanding shares of Nicolet Capital Stock have been, and those shares of Nicolet Common Stock to be issued pursuant to the Merger will be, duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.
(b) As of the Nicolet Capitalization Date, no shares of Nicolet Capital Stock were reserved for issuance except for: (i) 983,781 shares of Nicolet Common Stock reserved for issuance in connection with outstanding stock options, restricted stock, or other equity awards under a Nicolet Stock Plan; (ii) 1,110,762 shares of Nicolet Common Stock reserved for issuance pursuant to future awards under a Nicolet Stock Plan; (iii) 141,082 shares of Nicolet Common Stock reserved for issuance under Nicolet’s 401(k) plan; and (iv) 65,963 shares of Nicolet Common Stock reserved for issuance pursuant to Nicolet’s 2009 Deferred Compensation Plan for Non-Employee Directors.
(c) Since the Nicolet Capitalization Date through the date hereof, and except as set forth in Section 4.5(c) of the Nicolet Disclosure Schedules, Nicolet has not: (i) issued or repurchased any shares of Nicolet Common Stock or Nicolet Preferred Stock or other equity securities of Nicolet, other than in connection with the exercise of Nicolet Equity Awards that were outstanding on the Nicolet Capitalization Date or settlement thereof, in each case in accordance with the terms of the relevant Nicolet Stock Plan; or (ii) issued or awarded any options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Nicolet Common Stock or any other equity-based awards.
(d) None of the shares of Nicolet Common Stock were issued in violation of any federal or state securities laws or any other applicable Legal Requirement. As of the date of this Agreement there are: (i) other than outstanding Nicolet Equity Awards, no outstanding subscriptions, Contracts, conversion privileges, options, warrants, calls or other rights obligating Nicolet or any of its Subsidiaries to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Nicolet or any of its Subsidiaries; and (ii) no contractual obligations of Nicolet or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Nicolet Common Stock or any equity security of Nicolet or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Nicolet or its Subsidiaries.
Section 4.6   Nicolet Subsidiary Capitalization.   All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Nicolet are owned by Nicolet, directly or indirectly, free and clear of any material liens, pledges, charges, claims and security interests and similar encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except as provided in 12 U.S.C. § 55) and free of preemptive rights. No Subsidiary of Nicolet has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.
Section 4.7   Nicolet SEC Reports; Financial Statements and Reports; Regulatory Filings.
(a) Nicolet has timely filed all Nicolet SEC Reports, and all such Nicolet SEC Reports have complied as to form in all material respects, as of their respective filing dates and effective dates, as the case may be, with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder. The Nicolet SEC Reports were prepared in accordance with applicable Legal Requirements in all material respects. As of their respective filing dates, none of the Nicolet SEC Reports contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date. As of the date hereof, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Nicolet SEC Reports. No Subsidiary of Nicolet is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(b) The financial statements presented (or incorporated by reference) in the Nicolet SEC Reports (including the related notes, where applicable) have been prepared in conformity with GAAP, except in each case as indicated in such statements or the notes thereto, and comply in all material respects with all applicable Legal Requirements. Taken together, the financial statements presented in the Nicolet SEC Reports (collectively, the “Nicolet Financial Statements”) are complete and correct in all material respects and fairly and accurately present the respective financial position, assets, liabilities and results of operations of Nicolet and its Subsidiaries at the respective dates of and for the periods referred to in the Nicolet Financial Statements, subject to normal year-end audit adjustments in the case of unaudited Nicolet Financial Statements. The Nicolet Financial Statements do not include any assets or omit to state any liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Nicolet Financial Statements misleading in any material respect as of the respective dates thereof and for the periods referred to therein. As of the date hereof, Porter Keadle Moore, LLC has not resigned (or informed Nicolet that it intends to resign) or been dismissed as independent registered public accountants of Nicolet.
(c) Nicolet is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it or any of its Subsidiaries. Nicolet maintains a system of disclosure controls and procedures as defined in Rule 13a-15 and 15d-15 under the Exchange Act that are designed to provide reasonable assurance that information required to be disclosed by Nicolet in reports that Nicolet is required to file under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to Nicolet’s management to allow timely decisions regarding required disclosures. As of the Nicolet Capitalization Date, to the Knowledge of Nicolet, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.
(d) Nicolet and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 and Rule 15d-15 under the Exchange Act) (“Internal Control Over Financial Reporting”). Nicolet’s certifying officers have evaluated the effectiveness of Nicolet’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed quarterly report on Form 10-Q of Nicolet under the Exchange Act (the “Nicolet Evaluation Date”). Nicolet presented in such quarterly report the conclusions of the certifying officers about the effectiveness of Nicolet’s Internal Control Over Financial Reporting based on their evaluations as of the Nicolet Evaluation Date. Since the Nicolet Evaluation Date, there have been no changes in Nicolet’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, Nicolet’s Internal Control Over Financial Reporting. Nicolet has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(e) Nicolet and each of its Subsidiaries has filed all forms, reports and documents required to be filed since January 1, 2014, with all applicable federal or state securities or banking authorities except to the extent failure would not have a Material Adverse Effect on Nicolet and its Subsidiaries. Such forms, reports and documents: (i) complied as to form in all material respects with applicable Legal Requirements; and (ii) did not at the time they were filed, after giving effect to any amendment thereto filed prior to the date hereof, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that information filed as of a later date (but before the date of this Agreement) is deemed to modify information as of an earlier date.
(f) Except for normal examinations conducted by a Regulatory Authority in the Ordinary Course of Business of Nicolet and its Subsidiaries, no Regulatory Authority has initiated since January 1, 2014, or has pending any proceeding, enforcement action or to the Knowledge of Nicolet, investigation into the business, disclosures or operations of Nicolet or its Subsidiaries. Since January 1, 2014, no Regulatory Authority has resolved any proceeding enforcement action or, to the Knowledge of Nicolet, investigation into the business, disclosures or operations of Nicolet or its Subsidiaries. Nicolet and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Authority with respect to, any report or statement relating to any examination or inspection of Nicolet or its Subsidiaries. Since January 1, 2014, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Authority with respect to the business, operations, policies or procedures of Nicolet or its Subsidiaries (other than normal examinations conducted by a Regulatory Authority in Nicolet’s Ordinary Course of Business). To the Knowledge of Nicolet, there has not been any event or occurrence since January 1, 2014 that would result in a determination that Nicolet Bank is not an eligible depository institution as defined in 12 C.F.R. § 303.2(r).
Section 4.8   Loans; Loan Loss Reserve.
(a) Each loan, loan agreement, note, lease or other borrowing agreement by Nicolet Bank, any participation therein, and any guaranty, renewal or extension thereof  (the “Nicolet Loans”) reflected as an asset on any of the Nicolet Financial Statements or reports filed with the Regulatory Authorities is evidenced by documentation that is customary and legally sufficient in all material respects and constitutes, to the Knowledge of Nicolet, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally or equitable principles or doctrines.
(b) All Nicolet Loans originated or purchased by Nicolet Bank were made or purchased in accordance with the policies of the board of directors of Nicolet Bank and in the Ordinary Course of Business of Nicolet Bank.
(c) Nicolet Bank’s allowance for loan and lease losses reflected in the Nicolet Financial Statements (including footnotes thereto) was determined on the basis of Nicolet Bank’s continuing review and evaluation of the portfolio of Nicolet Loans under the requirements of GAAP and Legal Requirements, was established in a manner consistent with Nicolet Bank’s internal policies, and, in the reasonable judgment of Nicolet Bank, was adequate in all material respects under the requirements of GAAP and all Legal Requirements to provide for possible or specific losses, net of recoveries relating to Nicolet Loans previously charged-off, on outstanding Nicolet Loans.
Section 4.9   Taxes
(a) Nicolet and each of its Subsidiaries have duly and timely filed all Tax Returns required to be filed by them on or before the Closing Date for all taxable or reporting periods ending on or before the Closing Date, and each such Tax Return is true, correct and complete in all material respects. Nicolet and each of its Subsidiaries have paid, or made adequate provision for the payment of, all Taxes (whether or not reflected in Tax Returns as filed or to be filed) due and payable by Nicolet and each of its Subsidiaries, or claimed to be due and payable by any Regulatory Authority, and are not delinquent in the payment of any Tax, except such Taxes as are being contested in good faith and as to which adequate reserves have been provided. There are no liens for Taxes upon any of the assets of Nicolet or any of its Subsidiaries.
(b) There is no claim or assessment pending or, to the Knowledge of Nicolet, threatened against Nicolet and its Subsidiaries for any Taxes that they owe. No audit, examination or investigation related to Taxes paid or payable by Nicolet and each of its Subsidiaries is presently being conducted or, to the Knowledge of Nicolet, threatened by any Regulatory Authority. Neither Nicolet nor its Subsidiaries are the beneficiary of any extension of time within which to file any Tax Return, and there are no liens for Taxes (other than Taxes not yet due and payable) upon any of Nicolet’s or its Subsidiaries’ assets. Neither Nicolet nor its Subsidiaries have executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax that is currently in effect.
(c) To the Knowledge of Nicolet, Nicolet and each of its Subsidiaries have not engaged in any transaction that could affect the Tax liability for any Tax Returns not closed by applicable statute of limitations: (i) which is a “reportable transaction” or a “listed transaction” or (ii) a “significant purpose of which is the avoidance or evasion of U.S. federal income tax” within the meaning of Sections 6662, 6662A, 6011, 6111 or 6707A of the Code or of the regulations of the U.S. Department of the Treasury promulgated thereunder or pursuant to notices or other guidance published by the IRS (irrespective of the effective dates).

(d) It is the present intention of Nicolet to continue at least one significant historic business line of the Company, or to use at least a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d).
Section 4.10   Employee Benefits.
(a) Except as disclosed in Section 4.10(a) of the Nicolet Disclosure Schedules, each Nicolet Benefit Plan is and has been administered in all material respects in compliance with its terms and with all applicable Legal Requirements.
(b) Other than routine claims for benefits made in the Ordinary Course of Business, there is no litigation, claim or assessment pending or, to Nicolet’s Knowledge, threatened by, on behalf of, or against any Nicolet Benefit Plan or against the administrators or trustees or other fiduciaries of any Nicolet Benefit Plan that alleges a violation of applicable state or federal law or violation of any Nicolet Benefit Plan document or related agreement.
(c) No Nicolet Benefit Plan fiduciary or any other person has, or has had, any liability to any Nicolet Benefit Plan participant, beneficiary or any other person under any provisions of ERISA or any other applicable law by reason of any action or failure to act in connection with any Nicolet Benefit Plan, including any liability by any reason of any payment of, or failure to pay, benefits or any other amounts or by reason of any credit or failure to give credit for any benefits or rights. To Nicolet’s Knowledge, no party in interest (as defined in Code Section 4975(e)(2)) of any Nicolet Benefit Plan has engaged in any nonexempt prohibited transaction (as described in Code Section 4975(c) or ERISA Section 406).
(d) All accrued contributions and other payments to be made by Nicolet or any Subsidiary to any Nicolet Benefit Plan (i) through the date hereof have been made or reserves adequate for such purposes have been set aside therefor and reflected in the Nicolet Financial Statements and (ii) through the Closing Date will have been made or reserves adequate for such purposes will have been set aside therefore and reflected in the Nicolet Financial Statements.
Section 4.11   Books and Records.   The books of account, minute books, stock record books and other records of Nicolet and its Subsidiaries are complete and correct in all material respects and have been maintained in accordance with Nicolet’s business practices and all applicable Legal Requirements, including the maintenance of an adequate system of internal controls required by such Legal Requirements. The minute books of Nicolet and each of its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, its respective shareholders, boards of directors and committees of the boards of directors. At the Closing, all of those books and records will be in the possession of Nicolet and its Subsidiaries.
Section 4.12   Compliance with Legal Requirements.   Nicolet and each of its Subsidiaries hold all material licenses, certificates, permits, franchises and rights from all appropriate Regulatory Authorities necessary for the conduct of their respective businesses. Nicolet and each of its Subsidiaries is, and at all times since January 1, 2014, has been, in compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its respective businesses or the ownership or use of any of its respective assets. Neither Nicolet nor any of its Subsidiaries has received, at any time since January 1, 2014, any notice or other communication (whether oral or written) from any Regulatory Authority or any other Person regarding: (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; or (b) any actual, alleged, possible, or potential obligation on the part of Nicolet or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature in connection with a failure to comply with any Legal Requirement.
Section 4.13   Legal Proceedings; Orders.
(a) Except as set forth in Section 4.13(a) of the Nicolet Disclosure Schedules, since January 1, 2014, there have been, and currently are, no Proceedings or Orders pending, entered into or, to the Knowledge of Nicolet, threatened against or affecting Nicolet, any of its Subsidiaries or any of their respective assets, businesses, current or former directors or executive officers, or the Contemplated Transactions, that have not been fully satisfied, settled or terminated. No officer, director, employee or agent of Nicolet or any of its Subsidiaries is subject to any Order that prohibits such officer, director, employee or agent from engaging in or continuing any conduct, activity or practice relating to the businesses of Nicolet or any of its Subsidiaries as currently conducted.

(b) Neither Nicolet nor any of its Subsidiaries: (i) is subject to any cease and desist or other Order or enforcement action issued by; (ii) is a party to any written agreement, consent agreement or memorandum of understanding with; (iii) is a party to any commitment letter or similar undertaking to; (iv) is subject to any order or directive by; (v) is subject to any supervisory letter from; (vi) has been ordered to pay any civil money penalty, which has not been paid, by; or (vii) has adopted any policies, procedures or board resolutions at the request of; any Regulatory Authority that currently restricts in any material respect the conduct of its business, in any manner relates to its capital adequacy, restricts its ability to pay dividends or interest or limits in any material manner its credit or risk management policies, its management or its business. To the Knowledge of Nicolet, none of the foregoing has been threatened by any Regulatory Authority.
Section 4.14   Absence of Certain Changes and Events.   Since December 31, 2015, Nicolet and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business, and without limiting the foregoing with respect to each, since December 31, 2015, there has not been any event or events that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Nicolet.
Section 4.15   No Defaults.   To the Knowledge of Nicolet, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a material violation or breach of, or give Nicolet, any of its Subsidiaries or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Nicolet Material Contract.
Section 4.16   Compliance with Environmental Laws.   Nicolet and each Subsidiary of Nicolet has complied in all material respects with all Environmental Laws applicable to it and its business operations.
Section 4.17   Transactions with Affiliates.   Since January 1, 2014, all transactions required to be disclosed by Nicolet pursuant to Item 404 of Regulation S-K promulgated under the Securities Act have been disclosed in the Nicolet SEC Reports. No transaction, or series of related transactions, is currently proposed by Nicolet or any of its Subsidiaries or, to the Knowledge of Nicolet, by any other Person, to which Nicolet or any of its Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act if consummated.
Section 4.18   Approval Delays.   To the Knowledge of Nicolet, there is no reason why the granting of any of the Requisite Regulatory Approvals would be denied or unduly delayed. Nicolet Bank is an “eligible bank” (as such term is defined at 12 C.F.R. § 5.3(g)), “well-capitalized” (as such term is defined at 12 C.F.R. § 225.2(r)) and “well managed” (as such term is defined at 12 C.F.R. § 225.2(s)), and the rating of Nicolet Bank under the CRA is no less than “satisfactory.” Nicolet Bank has not been informed that its status as an “eligible bank,” “well-capitalized,” “well managed” or, for CRA purposes, “satisfactory,” will change within one (1) year.
Section 4.19   Labor Matters.
(a) There are no collective bargaining agreements or other labor union Contracts applicable to any employees of Nicolet or any of its Subsidiaries. There is no labor dispute, strike, work stoppage or lockout, or, to the Knowledge of Nicolet, threat thereof, by or with respect to any employees of Nicolet or any of its Subsidiaries, and there has been no labor dispute, strike, work stoppage or lockout in the previous three (3) years. There are no organizational efforts with respect to the formation of a collective bargaining unit presently being made, or to the Knowledge of Nicolet, threatened, involving employees of Nicolet or any of its Subsidiaries. Neither Nicolet nor any of its Subsidiaries has engaged or is engaging in any unfair labor practice. Nicolet and its Subsidiaries are in compliance in all material respects with all applicable Legal Requirements respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. No Proceeding asserting that Nicolet or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act of 1935) or seeking to compel Nicolet or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment is pending or, to the Knowledge of Nicolet, threatened with respect to Nicolet or any of its Subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Regulatory Authority.

(b) Neither Nicolet nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Regulatory Authority relating to employees or employment practices. None of Nicolet, any of its Subsidiaries or any of its or their executive officers has received within the past three (3) years any written notice of intent by any Regulatory Authority responsible for the enforcement of labor or employment laws to conduct an investigation relating to Nicolet or any of its Subsidiaries and, to the Knowledge of Nicolet, no such investigation is in progress.
Article 5
THE COMPANY’S COVENANTS
Section 5.1   Access and Investigation.
(a) Subject to any applicable Legal Requirement, Nicolet and its Representatives shall, at all times during normal business hours and with reasonable advance notice, have such reasonable access to the facilities, operations, records and properties of the Company and each of its Subsidiaries in accordance with the provisions of this Section 5.1(a) as shall be necessary for the purpose of determining the Company’s continued compliance with the terms and conditions of this Agreement and preparing for the integration of Nicolet and the Company following the Effective Time. Nicolet and its Representatives may, during such period, make or cause to be made such reasonable investigation of the operations, records and properties of the Company and each of its Subsidiaries and of their respective financial and legal conditions as Nicolet shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, however, that such access or investigation shall not interfere materially with the normal operations of the Company or any of its Subsidiaries. Upon request, the Company and each of its Subsidiaries will furnish Nicolet or its Representatives attorneys’ responses to auditors’ requests for information regarding the Company or such Subsidiary, as the case may be, and such financial and operating data and other information reasonably requested by Nicolet (provided, such disclosure would not result in the waiver by the Company or any of its Subsidiaries of any claim of attorney-client privilege). No investigation by Nicolet or any of its Representatives shall affect the representations and warranties made by the Company in this Agreement. This Section 5.1(a) shall not require the disclosure of any information to Nicolet the disclosure of which, in the Company’s reasonable judgment: (i) would be prohibited by any applicable Legal Requirement including the prohibitions on disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2); (ii) would result in the breach of any agreement with any third party in effect on the date of this Agreement; or (iii) relate to pending or threatened litigation or investigations, if disclosure might affect the confidential nature of, or any privilege relating to, the matters being discussed. If any of the restrictions in the preceding sentence shall apply, the Company and Nicolet will make, to the extent legally permissible, appropriate alternative disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with any applicable Legal Requirement.
(b) From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall promptly furnish to Nicolet: (i) a copy of each report, schedule, registration statement and other document filed, furnished or received by it during such period pursuant to the requirements of federal and state banking laws or federal or state securities laws, which is not generally available on the SEC’s EDGAR internet database; and (ii) a copy of each report filed by it or any of its Subsidiaries with any Regulatory Authority; in each case other than portions of such documents relating to confidential supervisory or examination materials or the disclosure of which would violate any applicable Legal Requirement.
(c) The Company shall provide, and cause each of its Subsidiaries to provide, to Nicolet all information provided to the directors on all such boards or members of such committees in connection with all meetings of the board of directors and committees of the board of directors of the Company or otherwise provided to the directors or members, and to provide any other financial reports or other analysis prepared for senior management of the Company or its Subsidiaries; in each case other than portions of such documents relating to confidential supervisory information or the disclosure of which would violate any applicable Legal Requirement.
(d) All information obtained by Nicolet in accordance with this Section 5.1 shall be treated in confidence as provided in that certain confidentiality and non-disclosure agreement dated September 2, 2016, between Nicolet and the Company (the “Confidentiality Agreement”).

Section 5.2   Operation of the Company and the Company Subsidiaries.
(a) Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Nicolet, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Nicolet to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.
(b) Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of Nicolet, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, the Company will not, and will cause each of its Subsidiaries not to:
      (i) other than pursuant to the terms of any Contract to which the Company is a party that is outstanding on the date of this Agreement (as disclosed in Section 5.2(b)(i) of the Company Disclosure Schedules): (A) issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of Company Capital Stock or any security convertible into Company Capital Stock; (B) permit any additional shares of Company Capital Stock to become subject to new grants; or (C) grant any registration rights with respect to shares of Company Capital Stock;
      (ii) (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Company Capital Stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries); provided, however, that the Company shall be permitted to pay its regular quarterly dividend not to exceed $0.35 per share in the Ordinary Course of Business, or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Company Capital Stock (other than repurchases of shares of Company Common Stock in the Ordinary Course of Business to satisfy obligations under the Company Benefit Plans);
      (iii) amend the terms of, waive any rights under, terminate, knowingly violate the terms of or enter into: (A) any Company Material Contract (other than as permitted by Section 5.2(b)(xiii)); (B) any material restriction on the ability of the Company or its Subsidiaries to conduct its business as it is presently being conducted; or (C) any Contract or other binding obligation relating to any class of Company Capital Stock or rights associated therewith or any outstanding instrument of indebtedness;
      (iv) enter into loan transactions not in accordance with, or consistent with, past practices of the Bank or that are on terms and conditions that, to the Knowledge of the Company, are materially more favorable than those available to the borrower from competitive sources in arm’s-length transactions;
      (v) (A) enter into any new credit or new lending relationships greater than $500,000 that would require an exception to the Bank’s formal loan policy as in effect as of the date of this Agreement or that are not in strict compliance with the provisions of such loan policy; or (B) other than incident to a reasonable loan restructuring, extend additional credit to any Person and any director or officer of, or any owner of a material interest in, such Person (any of the foregoing with respect to a Person being referred to as a “Borrowing Affiliate”) if such Person or such Borrowing Affiliate is the obligor under any indebtedness to the Company or any of its Subsidiaries which constitutes a nonperforming loan or against any part of such indebtedness the Company or any of its Subsidiaries has established loss reserves or any part of which has been charged-off by the Company or any of its Subsidiaries;
      (vi) maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Company Loans previously charged off, on Company Loans and leases outstanding (including accrued interest receivable);

      (vii) fail to: (A) charge-off any Company Loans or leases that would be deemed uncollectible in accordance with GAAP or any applicable Legal Requirement; or (B) place on non-accrual any Company Loans or leases that are past due greater than ninety (90) days;
      (viii) sell, transfer, mortgage, encumber, license, let lapse, cancel, abandon or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances, licenses, lapses, cancellations, abandonments or other dispositions or discontinuances in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole;
      (ix) acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to the Company and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;
      (x) purchase any equity security for its investment portfolio that is inconsistent with the Bank’s formal investment policy as in effect as of the date of this Agreement or that are not in strict compliance with the provisions of such investment policy;
      (xi) amend its articles of incorporation or its bylaws, or similar governing documents of any of its Subsidiaries;
      (xii) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;
      (xiii) other than as set forth in Section 5.2(b)(xiii) of the Company Disclosure Schedules, (A) increase in any manner the compensation or benefits of any of the current or former directors, officers, employees, consultants, independent contractors or other service providers of the Company or its Subsidiaries (collectively, the “Company Employees”); (B) become a party to, establish, amend, commence participation in, terminate or commit itself to the adoption of any stock option plan or other stock-based compensation plan, compensation, severance, pension, consulting, non-competition, change in control, retirement, profit-sharing, welfare benefit, or other employee benefit plan or agreement or employment agreement with or for the benefit of any Company Employee (or newly hired employees), director or shareholder; (C) accelerate the vesting of or lapsing of restrictions with respect to any stock-based compensation or other long-term incentive compensation under any Company Benefit Plans other than as contemplated by Section 2.8; (D) cause the funding of any rabbi trust or similar arrangement or take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan; (E) materially change any actuarial assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Legal Requirements to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP or any applicable Legal Requirement; or (F) conduct the administration of the Company Benefit Plans in any manner other than the Ordinary Course of Business;
      (xiv) hire any new employees with an annual salary in excess of  $75,000;
      (xv) incur or guarantee any indebtedness for borrowed money other than deposits or overnight fed funds or enter into any capital lease or leases; or, except in the Ordinary Course of Business: (A) lend any money or pledge any of its credit in connection with any aspect of its business, whether as a guarantor, surety, issuer of a letter of credit or otherwise; (B) mortgage or otherwise subject to any lien any of its assets or sell, assign or transfer any of its assets in excess of  $50,000 in the aggregate; or (C) incur any other liability or loss representing, individually or in the aggregate, over $50,000;
      (xvi) enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Legal Requirements or requested by any Regulatory Authority;

      (xvii) settle any action, suit, claim or proceeding against it or any of its Subsidiaries, except for an action, suit, claim or proceeding that is settled in an amount and for consideration not in excess of  $150,000 and that would not: (A) impose any material restriction on the business of the Company or its Subsidiaries; or (B) create precedent for claims that is reasonably likely to be material to it or its Subsidiaries;
      (xviii) make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production office or other significant office or operations facility;
      (xix) make or change any material Tax elections, change or consent to any change in it or its Subsidiaries’ method of accounting for Tax purposes (except as required by applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return; or
      (xx) agree to take, make any commitment to take, or adopt any resolutions of the Company Board in support of, any of the actions prohibited by this Section 5.2.
Section 5.3   Notice of Changes.   The Company will give prompt notice to Nicolet of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on the Company; or (b) would cause or constitute a material breach of any of the Company’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 8; provided, however, that a failure to comply with this section shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 8 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 8 to be satisfied.
Section 5.4   Shareholders Meeting.   The Company shall, as promptly as reasonably practicable after the date the Registration Statement is declared effective, take all action necessary, including as required by and in accordance with the WBCL, the Company Articles of Incorporation and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders (the “Company Shareholders Meeting”) for the purpose of obtaining the Company Shareholder Approval. The Company and the Company Board will use their reasonable best efforts to obtain from its shareholders the votes in favor of the adoption of this Agreement required by the WBCL, including by recommending that its shareholders vote in favor of this Agreement, and the Company and the Company Board will not withdraw, qualify or adversely modify (or publicly propose or resolve to withdraw, qualify or adversely modify) the Company Board’s recommendation to the Company’s shareholders that the Company’s shareholders vote in favor of the adoption and approval of this Agreement (an “Adverse Recommendation”). However, if, prior to the time the Company Shareholder Approval is obtained, the Company Board, after consultation with its financial advisor and outside counsel, determines in good faith that (a) an Acquisition Proposal constitutes a Superior Proposal and (b) it is reasonably likely that to continue to recommend this Agreement to its shareholders in light of such Acquisition Proposal would result in a violation of its fiduciary duties under the WBCL, then, in submitting this Agreement at the Company Shareholders Meeting, the Company Board may make an Adverse Recommendation or publicly propose or resolve to make an Adverse Recommendation.
Section 5.5   Information Provided to Nicolet.   The Company agrees that the information concerning the Company or any of its Subsidiaries that is provided or to be provided by the Company in writing to Nicolet specifically for inclusion in the Registration Statement or Proxy Statement and any other documents to be filed with any Regulatory Authority in connection with the Contemplated Transactions will: (a) at the respective times such documents are filed and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, not be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (b) in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Company Shareholders Meeting, not be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the meeting in connection with which the Proxy Statement shall be mailed. The Company will have a duty to correct any material misleading statement specified by the Company for inclusion, and so included, in the Registration Statement or Proxy Statement and any other documents filed with any Regulatory Authority. Notwithstanding the foregoing, the Company shall have no responsibility for the truth or accuracy of any information with respect to Nicolet or any of its Subsidiaries or any of their Affiliates contained in the Registration Statement or the Proxy Statement or in any document submitted to, or other communication with, any Regulatory Authority.
Section 5.6   Operating Functions.   The Company and the Bank shall cooperate with Nicolet and Nicolet Bank in connection with planning for the efficient and orderly combination of the parties and the operation of the Bank and Nicolet Bank, and in preparing for the consolidation of the banks’ appropriate operating functions to be effective on upon consummation of the Bank Plan of Merger; provided, however, that the foregoing actions shall not unduly interfere with the business operations of the Company or its Subsidiaries. Without limiting the foregoing, the Company shall provide office space and support services (and other reasonably requested support and assistance) in connection with the foregoing, and senior officers of the Company and Nicolet shall meet from time to time as the Company or Nicolet may reasonably request, to review the financial and operational affairs of the Company and the Bank, and the Company shall give due consideration to Nicolet’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement: (a) neither Nicolet nor Nicolet Bank shall under any circumstance be permitted to exercise control of the Company, the Bank or any of the Company’s other Subsidiaries prior to the Effective Time; (b) neither the Company nor any of its Subsidiaries shall be under any obligation to act in a manner that could reasonably be deemed to constitute anti-competitive behavior under federal or state antitrust laws; and (c) neither the Company nor any of its Subsidiaries shall be required to agree to any material obligation that is not contingent upon the consummation of the Merger.
Section 5.7   Company Benefit Plans.
(a) At the request of Nicolet, the Company shall take all appropriate action prior to the Effective Time to amend, suspend or terminate as of the Effective Time any Company Benefit Plan; provided, however, that any amendment, suspension or termination of The First National Bank – Fox Valley Employee Stock Ownership Plan shall require the consent of the Company and the Bank, which consents shall not be unreasonably withheld.
(b) Prior to the Effective Time, the Company shall accrue the costs associated with any contingent payments due or that could become due in connection with the execution and delivery of this Agreement or the consummation of the Contemplated Transactions (including possible terminations of employment in connection therewith) under any Company Benefit Plan, including without limitation any change of control or severance agreements, retention or stay bonus programs, or other similar arrangements.
Section 5.8   Voting and Support Agreement.   Concurrently with the execution and delivery of this Agreement, the Company shall cause to be executed and delivered to Nicolet a voting and support agreement, in the form attached hereto as Exhibit B, approving this Agreement and the consummation of the Contemplated Transactions, executed by certain of its shareholders.
Section 5.9   Acquisition Proposals.
(a) The Company will immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Nicolet with respect to any Acquisition Proposal and will use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. The Company will within one (1) Business Day advise Nicolet following receipt of any Acquisition Proposal and the substance thereof  (including the identity of the Person making such Acquisition Proposal), and will keep Nicolet apprised of any related developments, discussions and negotiations (including the material terms and conditions of the Acquisition Proposal) on a reasonably current basis.
(b) The Company agrees that it will not, and will cause its Subsidiaries and its and its Subsidiaries’ officers, directors, agents, advisors and affiliates not to, initiate, solicit, encourage or knowingly facilitate inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to, any Acquisition Proposal (other than contacting a Person for the sole purpose of seeking clarification of the terms and conditions of such Acquisition Proposal); provided that, in the event the Company receives an unsolicited bona fide Acquisition Proposal, from a Person other than Nicolet, after the execution of this Agreement and prior to the receipt of the Company Shareholder Approval, and the Company Board concludes in good faith, after consultation with its financial advisor and outside counsel, that such Acquisition Proposal constitutes a Superior Proposal or would reasonably be likely to result in a Superior Proposal and, after considering the advice of outside counsel, that failure to take such actions would be reasonably likely to result in a violation of the directors’ fiduciary duties under applicable law, the Company may: (i) furnish information with respect to it to such Person making such Acquisition Proposal pursuant to a customary confidentiality agreement (subject to the requirement that any such information not previously provided to Nicolet shall be promptly furnished to Nicolet); (ii) participate in discussions or negotiations regarding such Acquisition Proposal; and (iii) terminate this Agreement in order to concurrently enter into an agreement with respect to such Acquisition Proposal; provided, however, that the Company may not terminate this Agreement pursuant to this Section 5.9 unless and until (x) five (5) Business Days have elapsed following the delivery to Nicolet of a written notice of such determination by the Company Board and, during such five (5) Business-Day period, the parties cooperate with one another with the intent of enabling the parties to engage in good faith negotiations so that the Contemplated Transactions may be effected, and (y) at the end of such five (5) Business-Day period, the Company Board continues, in good faith and after consultation with outside legal counsel and financial advisors, to believe that a Superior Proposal continues to exist.
(c) Nothing contained in this Agreement shall prevent the Company or the Company Board from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal, provided that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.
Section 5.10   Calculation of Tangible Common Equity.   The Company shall deliver the calculation of Tangible Common Equity to Nicolet, accompanied by appropriate supporting detail, no later than the close of business on the fifth (5th) Business Day preceding the Closing Date, and such calculation shall be subject to verification and approval by Nicolet and its independent auditors, which approval shall not be unreasonably withheld.
Section 5.11   Audited Financial Statements.   The Company shall deliver to Nicolet financial statements for the year ended December 31, 2016, which financial statements shall (a) be complete and correct in all material respects, (b) fairly and accurately present the respective financial position, assets, liabilities and results of operations of the Company and its Subsidiaries, (c) be prepared in conformity with GAAP, (d) comply in all material respects with all applicable Legal Requirements, and (e) be subject to and accompanied by the unmodified opinion of the Company’s independent public accountants, Wipfli LLP.
ARTICLE 6
NICOLET’S COVENANTS
Section 6.1   Operation of Nicolet and Nicolet Subsidiaries.
(a) Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Nicolet shall, and shall cause each of its Subsidiaries to: (i) conduct its business in the Ordinary Course of Business in all material respects; (ii) use commercially reasonable efforts to maintain and preserve intact its business organization and advantageous business relationships; and (iii) take no action that is intended to or would reasonably be expected to adversely affect or materially delay the ability of the Company or Nicolet to obtain any of the Requisite Regulatory Approvals, to perform its covenants and agreements under this Agreement or to consummate the Contemplated Transactions.
(b) Except as Previously Disclosed, as expressly contemplated by or permitted by this Agreement, as required by applicable Legal Requirement, or with the prior written consent of the Company, which shall not be unreasonably withheld, conditioned or delayed, during the period from the date of this Agreement to the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Nicolet will not, and will cause each of its Subsidiaries not to:
      (i) (A) make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Nicolet Capital Stock (other than: dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries); or (B) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of Nicolet Capital Stock (other than: (1) repurchases of shares of Nicolet Common Stock in the Ordinary Course of Business to satisfy obligations under the Nicolet Benefit Plans; or (2) repurchases pursuant to Nicolet’s common stock repurchase program);
      (ii) maintain an allowance for loan and lease losses which is not adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to Nicolet Loans previously charged off, on Nicolet Loans and leases outstanding (including accrued interest receivable);
      (iii) acquire (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, business, deposits or properties of any other entity except in the Ordinary Course of Business and in a transaction that, together with other such transactions, is not material to Nicolet and its Subsidiaries, taken as a whole, and does not present a material risk that the Closing Date will be materially delayed or that any approvals necessary to complete the Merger or the other Contemplated Transactions will be more difficult to obtain;
      (iv) amend its certificate of incorporation or its bylaws, or similar governing documents of any of its Subsidiaries;
      (v) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable regulatory accounting requirements;
      (vi) make or change any material Tax elections, change or consent to any change in it or its Subsidiaries’ method of accounting for Tax purposes (except as required by applicable Tax law), take any material position on any material Tax Return filed on or after the date of this Agreement, settle or compromise any material Tax liability, claim or assessment, enter into any closing agreement, waive or extend any statute of limitations with respect to a material amount of Taxes, surrender any right to claim a refund for a material amount of Taxes, or file any material amended Tax Return; or
      (vii) agree to take, make any commitment to take, or adopt any resolutions of the Nicolet Board in support of, any of the actions prohibited by this Section 6.1.
Section 6.2   Notice of Changes.   Nicolet will give prompt notice to the Company of any fact, event or circumstance known to it that: (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in a Material Adverse Effect on Nicolet; or (b) would cause or constitute a material breach of any of Nicolet’s representations, warranties, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 9 provided, however, that a failure to comply with this section shall not constitute a breach of this Agreement or the failure of any condition set forth in Article 9 to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article 9 to be satisfied.
Section 6.3   Indemnification.
(a) From and after the Effective Time, Nicolet shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless (1) any natural person who is or was a director or officer of the Company or any Subsidiary of the Company, (2) any natural person who, while a director or officer of the Company or any Subsidiary of the Company, is or was serving either pursuant to the Company’s or such Subsidiary’s specific request or as a result of the nature of such person’s duties to the Company or to such Subsidiary as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, partnership joint venture, trust or other enterprise, and (3) any natural person who, while a director or officer of the Company or any Subsidiary of the Company, is or was serving an employee benefit plan because his or her duties to the Company or to such Subsidiary also imposed duties on, or otherwise involved services by, the person to the plan or to participants in or beneficiaries of the plan (each, an “Indemnified Party”), against any and all reasonable fees (including reasonable attorneys’ fees), costs, charges, disbursements and other expenses actually and reasonably incurred by the Indemnified Party (collectively, “Expenses”) in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves federal, state or local law and which is brought by or in the right of any Person (any such action, an “Indemnification Proceeding”) to which the Indemnified Party was made a party by virtue of his or her service in any of the capacities set forth above in clauses (1) through (3) of this Section 6.3(a), to the extent that such Indemnified Party has been successful on the merits or otherwise in the defense of such Indemnification Proceeding.
(b) From and after the Effective Time, Nicolet shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless (1) any natural person who is or was an employee or agent of the Company or any Subsidiary of the Company, (2) any natural person who, while an employee or agent of the Company or any Subsidiary of the Company, is or was serving either pursuant to the Company’s or such Subsidiary’s specific request or as a result of the nature of such person’s duties to the Company or to such Subsidiary as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or foreign corporation, partnership joint venture, trust or other enterprise, and (3) any natural person who, while an employee or agent of the Company or any Subsidiary of the Company, is or was serving an employee benefit plan because his or her duties to the Company or to such Subsidiary also imposed duties on, or otherwise involved services by, the person to the plan or to participants in or beneficiaries of the plan (each, an “Indemnified Employee”), against any and all Expenses in connection with any Indemnification Proceeding to which the Indemnified Employee was made a party by virtue of his or her service in any of the capacities set forth above in clauses (1) through (3) of this Section 6.3(b), to the extent that such Indemnified Employee has been successful on the merits or otherwise in the defense of such Indemnification Proceeding.
(c) From and after the Effective Time, Nicolet shall indemnify and hold harmless any Indemnified Party against any obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, or the agreement to pay any amount in settlement of an Indemnification Proceeding, and pre- and post-judgment interest related thereto, and any Expenses incurred by such Indemnified Party in connection with an Indemnification Proceeding, unless it shall be proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Company or to any Subsidiary of the Company which constituted: (1) a willful failure to deal fairly with the Company, any Subsidiary of the Company, or the respective shareholders thereof in connection with a matter in which the Indemnified Party had a material conflict of interest, (2) a violation of the criminal law, unless the Indemnified Party had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (3) a transaction from which the Indemnified Party derived an improper personal benefit, or (4) willful misconduct.
(d) From and after the Effective Time, Nicolet may indemnify and hold harmless any Indemnified Employee against any obligation to pay a judgment, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, or the agreement to pay any amount in settlement of an Indemnification Proceeding, and pre- and post-judgment interest related thereto, and any Expenses incurred by such Indemnified Employee in connection with an Indemnification Proceeding, unless it shall be proven by final judicial adjudication that such person breached or failed to perform a duty owed to the Company or to any Subsidiary of the Company which constituted: (1) a willful failure to deal fairly with the Company, any Subsidiary of the Company, or the respective shareholders thereof in connection with a matter in which the Indemnified Employee had a material conflict of interest, (2) a violation of the criminal law, unless the Indemnified Employee had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful, (3) a transaction from which the Indemnified Employee derived an improper personal benefit, or (4) willful misconduct. Any determination of whether an Indemnified Employee shall receive indemnification pursuant to this Section 6.3(d) shall be made at the sole and exclusive discretion of Nicolet.
(e) Upon written request by an Indemnified Party who has been made party to an Indemnification Proceeding, Nicolet shall reimburse the Expenses of such Indemnified Party as incurred if the Indemnified Party provides Nicolet with all of the following: (1) a written affirmation of his or her good faith belief that he or she did not breach or fail to perform his or her duties to the Company and (2) a written undertaking, executed personally or on his or her behalf, to repay to Nicolet such reimbursements if and to the extent that it is ultimately determined that such Indemnified Party was not entitled to indemnification for such amounts under the terms of this Agreement.
(f) Upon written request by an Indemnified Employee who has been made party to an Indemnification Proceeding, Nicolet may reimburse the Expenses of such Indemnified Employee as incurred if the Indemnified Employee provides Nicolet with all of the following: (1) a written affirmation of his or her good faith belief that he or she did not breach or fail to perform his or her duties to the Company or to any Subsidiary of the Company and (2) a written undertaking, executed personally or on his or her behalf, to repay to Nicolet such reimbursements if and to the extent that it is ultimately determined that such Indemnified Employee was not entitled to indemnification for such amounts under the terms of this Agreement. Any determination of whether an Indemnified Employee shall receive reimbursement for Expenses as such Expenses are incurred pursuant to this Section 6.3(f) shall be made at the sole and exclusive discretion of Nicolet.
(g) Notwithstanding any other provision of this Agreement, in order for any Indemnified Party or Indemnified Employee to be entitled to indemnification under this Agreement, such Indemnified Party or Indemnified Employee must make a written request to Nicolet. This written request shall contain a declaration that Nicolet shall have the right to exercise all rights and remedies available to such Indemnified Party or Indemnified Employee against any other Party arising out of or related to the Indemnification Proceeding for which indemnification is being sought and that the Indemnified Party or Indemnified Employee has assigned to Nicolet all such rights and remedies. Nicolet shall have no obligation to indemnify any Indemnified Party or Indemnified Employee under this Agreement if and to the extent that such Indemnified Party or Indemnified Employee has previously received indemnification or allowance for Expenses from any Party in connection with the same Indemnification Proceeding.
(h) For a period of six (6) years after the Effective Time or, if such term coverage is not available, such other maximum period of coverage available, Nicolet shall maintain a directors’ and officers’ liability insurance policy or policies covering each Indemnified Party and Indemnified Employee covered by the Company’s directors’ and officers’ liability insurance policy in effect as of the date hereof, on and subject to terms and conditions no less advantageous to the insureds than the Company’s directors’ and officers’ liability insurance policy in effect as of the date hereof, for acts or omissions occurring prior to the Effective Time; provided, that in no event shall Nicolet be required to expend annually in the aggregate an amount in excess of 300% of the amount of the aggregate premiums paid by the Company for fiscal year 2015 for such purpose and, if Nicolet is unable to maintain such policy (or substitute policy) as a result of this proviso, Nicolet shall obtain a policy or policies of insurance with substantially similar terms and conditions as may then be available, and with an equal or lesser claims reporting time period as may then be available for payment of such amount; provided further, that in lieu of the obligations of this subsection, Nicolet may request that the Company obtain, and upon such request the Company shall obtain, such extended reporting period coverage under the Company’s existing insurance programs (to be effective as of the Effective Time).
(i) If Nicolet or any of its successors or assigns shall (i) consolidate with or merge into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all its properties and assets to any Person, then, and in each such case, Nicolet shall use commercially reasonable efforts to cause proper provision to be made so that the successor and assign of Nicolet assumes the obligations set forth in this Section 6.3.
(j) The provisions of this Section 6.3 shall survive consummation of the Merger and the Bank Merger and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, each Indemnified Employee, his or her heirs, and his or her legal representatives.
Section 6.4   Board Representation.
(a) On or prior to the Effective Time, Nicolet shall cause the number of directors that will comprise the full board of directors of the Surviving Entity and Nicolet Bank at the Effective Time to be sixteen (16), and sixteen (16), respectively. The initial board of directors of the Surviving Entity and Nicolet Bank at the

Effective Time shall include two (2) current member of the Company Board to be designated by Nicolet prior to the Effective Time (such directors, the “Company Directors”). No other directors or employees of the Company shall be designated to serve on the board of directors of the Surviving Entity or Nicolet Bank at the Effective Time. The appointment of the Company Directors to the board of directors of the Surviving Entity and Nicolet Bank shall be subject to the bylaws of the Surviving Entity and Nicolet Bank, respectively, and the Company Directors must (i) be reasonably acceptable to the Nominating Committee of the Surviving Entity or Nicolet Bank, as applicable, and (ii) satisfy and comply with the requirements regarding service as a member of the board of directors of the Surviving Entity or Nicolet Bank, as applicable, provided under applicable Legal Requirements and the practices and policies of such board that are generally applicable to its members.
(b) Subject to and in accordance with the bylaws of the Surviving Entity, effective as of the Effective Time, the officers of Nicolet in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Entity from and after the Effective Time in accordance with the bylaws of the Surviving Entity.
Section 6.5   Authorization and Reservation of Nicolet Common Stock.   Nicolet Board shall, as of the date hereof, authorize and reserve the maximum number of shares of Nicolet Common Stock to be issued pursuant to this Agreement and take all other necessary corporate action to consummate the Contemplated Transactions.
Section 6.6   Stock Exchange Listing.   Nicolet shall cause all shares of Nicolet Common Stock issuable or to be reserved for issuance under this Agreement to be approved for listing on the NASDAQ Capital Market prior to the Closing Date.
Section 6.7   Assumption of Debt Instruments.   Nicolet agrees to execute and deliver, or cause to be executed and delivered, by or on behalf of the Surviving Entity, at or prior to the Effective Time, one or more supplemental indentures, guarantees, and other instruments required for the due assumption of the Company’s outstanding debt, subordinated debentures, guarantees, securities, and other agreements to the extent required by the terms of such debt, subordinated debentures, guarantees, securities, and other agreements.
ARTICLE 7
COVENANTS OF ALL PARTIES
Section 7.1   Regulatory Approvals.   Nicolet and the Company and their respective Subsidiaries will cooperate and use all reasonable best efforts to as promptly as possible prepare, file, effect and obtain all Requisite Regulatory Approvals, and the parties will comply with the terms of such Requisite Regulatory Approvals. Each of Nicolet and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Legal Requirements relating to the exchange of information, with respect to all substantive written information submitted to any Regulatory Authority in connection with the Requisite Regulatory Approvals. In exercising the foregoing right, each of the parties will act reasonably and as promptly as practicable. Each party agrees that it will consult with the other party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the Contemplated Transactions, and each party will keep the other party apprised of the status of material matters relating to completion of the Contemplated Transactions. Nicolet and the Company will, upon request, furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries with or to any Regulatory Authority in connection with the Contemplated Transactions.
Section 7.2   SEC Registration.   As soon as practicable following the date of this Agreement, the Company and Nicolet shall prepare and file with the SEC the Proxy Statement and Nicolet shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included. Nicolet shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the Contemplated Transactions. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Nicolet will advise the Company, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of Nicolet Capital Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC to amend the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and the Company will advise Nicolet, promptly after it receives notice thereof, of any request by the SEC to amend the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The parties shall use reasonable best efforts to respond (with the assistance of the other party) as promptly as practicable to any comments of the SEC with respect thereto. If prior to the Effective Time any event occurs with respect to the Company, Nicolet or any Subsidiary of the Company or Nicolet, respectively, or any change occurs with respect to information supplied by or on behalf of the Company or Nicolet, respectively, for inclusion in the Proxy Statement or the Registration Statement that, in each case, is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, the Company or Nicolet, as applicable, shall promptly notify the other of such event, and the Company or Nicolet, as applicable, shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and the Registration Statement and, as required by applicable Legal Requirements, in disseminating the information contained in such amendment or supplement to the Company’s shareholders.
Section 7.3   Publicity.   Neither the Company nor Nicolet shall, and neither the Company nor Nicolet shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement or, except as otherwise specifically provided in this Agreement, any disclosure of nonpublic information to a third party, concerning, the Contemplated Transactions without the prior consent (which shall not be unreasonably withheld or delayed) of Nicolet, in the case of a proposed announcement, statement or disclosure by the Company, or the Company, in the case of a proposed announcement, statement or disclosure by Nicolet; provided, however, that either party may, without the prior consent of the other party (but after prior consultation with the other party to the extent practicable under the circumstances), issue or cause the publication of any press release or other public announcement to the extent required by applicable Legal Requirements or by the NASDAQ Rules. Subject to the foregoing, Nicolet and the Company agree that the press release announcing the execution and delivery of this Agreement shall be a joint press release of Nicolet and the Company, mutually agreed upon by both parties. Thereafter, and subject to the limitations of this paragraph, Nicolet and the Company shall each use their reasonable best efforts to develop a joint communications plan with respect to the Contemplated Transactions and to ensure that all press releases and other public statements with respect to the Contemplated Transactions shall be consistent with such joint communications plan.
Section 7.4   Reasonable Best Efforts; Cooperation; Takeover Statutes.   Each of Nicolet and the Company agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to consummate the Contemplated Transactions as promptly as practicable. Neither Nicolet nor the Company will intentionally take or intentionally permit to be taken any action that would be a breach of the terms or provisions of this Agreement. Between the date of this Agreement and the Closing Date, each of Nicolet and the Company will, and will cause each Subsidiary of Nicolet and the Company, respectively, and all of their respective Affiliates and Representatives to, cooperate with respect to all filings that any party is required by any applicable Legal Requirements to make in connection with the Contemplated Transactions. Subject to applicable Legal Requirements and the instructions of any Regulatory Authority, each party shall keep the other party reasonably apprised of the status of matters relating to the completion of the Contemplated Transactions, including promptly furnishing the other party with copies of notices or other written communications received by it or any of its Subsidiaries from any Regulatory Authority with respect to such transactions. Without limiting the foregoing, none of Nicolet, the Company or their respective Boards of Directors shall take any action that would cause any Takeover Statute to become applicable to this Agreement or the Contemplated Transactions, and each shall take all necessary steps to exempt (or ensure the continued exemption of) the Contemplated Transactions from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the Contemplated Transactions, each party and the members of their respective Boards of Directors will grant such approvals and take such actions as are necessary so that the Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the Contemplated Transactions, including, if necessary, challenging the validity or applicability of any such Takeover Statute.
Section 7.5   Tax Free Reorganization.
(a) The parties intend that the Merger qualify as a nontaxable reorganization within the meaning of Section 368(a) and related sections of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each of the Company and Nicolet shall use its commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. Following the Effective Time, neither Nicolet nor any Affiliate of Nicolet knowingly shall take any action, cause any action to be taken, fail to take any action, or cause any action to fail to be taken, which action or failure to act could prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(b) As of the date hereof, the Company does not know of any reason why it would not be able to deliver to Nicolet’s counsel, as of the date of the legal opinion referred to in Sections 8.8 and 9.8, a certificate substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the “IRS Guidelines”), to enable counsel to Nicolet to deliver the legal opinion contemplated by Sections 8.8 and 9.8, and the Company hereby agrees to deliver such certificate effective as of the date of such opinion to counsel to Nicolet.
(c) As of the date hereof Nicolet does not know of any reason (i) why it would not be able to deliver to its counsel, as of the date of the legal opinion referred to in Sections 8.8 and 9.8, a certificate substantially in compliance with the IRS Guidelines, to enable counsel to Nicolet to deliver the legal opinion contemplated by Sections 8.8 and 9.8, and Nicolet hereby agrees to deliver such certificates effective as of the date of such opinions; or (ii) why counsel to Nicolet would not be able to deliver the opinion required by Sections 8.8 and 9.8. Nicolet hereby agrees to deliver such certificate effective as of the date of such opinion to counsel to Nicolet.
(d) Nicolet will continue at least one significant historic business line of the Company, or use at least a significant portion of the Company’s historic business assets in a business, in each case within the meaning of Treas. Reg. Section 1.368-1(d), except that Nicolet may transfer the Company’s historic business assets (i) to a corporation that is a member of Nicolet’s “qualified group,” within the meaning of Treas. Reg. Section 1.368-1(d)(4)(ii), or (ii) to a partnership if  (A) one or more members of Nicolet’s “qualified group” have active and substantial management functions as a partner with respect to the Company’s historic business or (B) members of Nicolet’s “qualified group” in the aggregate own an interest in the partnership representing a significant interest in the Company’s historic business, in each case within the meaning of Treas. Reg. Section 1.368-1(d)(4)(iii).
Section 7.6   Employees and Employee Benefits.
(a) All individuals employed by the Company or any of its Subsidiaries immediately prior to the Closing (“Covered Employees”) shall automatically become employees of Nicolet as of the Closing. Following the Closing, Nicolet shall maintain employee benefit plans and compensation opportunities for the benefit of Covered Employees that provide employee benefits and compensation opportunities that, in the aggregate, are no less favorable than the employee benefits and compensation opportunities that are made available to similarly-situated employees of Nicolet under the Nicolet Benefit Plans; provided, however, that: (i) in no event shall any Covered Employee be eligible to participate in any closed or frozen Nicolet Benefit Plan; and (ii) until such time as Nicolet shall cause Covered Employees to participate in the Nicolet Benefit Plans, a Covered Employee’s continued participation in the Company Benefit Plans shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Nicolet Benefit Plans may commence at different times with respect to each Nicolet Benefit Plan).

(b) For all purposes (other than purposes of benefit accruals) under the Nicolet Benefit Plans providing benefits to the Covered Employees (the “New Plans”), each Covered Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors to the same extent as such Covered Employee was entitled to credit for such service under any applicable Company Benefit Plan in which such Covered Employee participated or was eligible to participate immediately prior to the Transition Date; provided, however, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits with respect to the same period of service.
(c) In addition, and without limiting the generality of the foregoing, as of the Transition Date, Nicolet shall use commercially reasonable efforts to provide that: (i) each Covered Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is similar in type to an applicable Company Benefit Plan in which such Covered Employee was participating immediately prior to the Transition Date (such Company Benefit Plans prior to the Transition Date collectively, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision or similar benefits to any Covered Employee, all pre-existing condition exclusions and actively-at-work requirements of such New Plan shall be waived for such Covered Employee and his or her covered dependents, unless such conditions would not have been waived under the Old Plan in which such Covered Employee, as applicable, participated or was eligible to participate immediately prior to the Transition Date; and (iii) any eligible expenses incurred by such Covered Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the Transition Date shall be taken into account under such New Plan to the extent such eligible expenses were incurred during the plan year of the New Plan in which the Transition Date occurs for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Covered Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.
(d) Nicolet and the Company shall determine and establish a retention bonus program for certain employees of Nicolet and the Company who remain employed through the Closing, or at Nicolet for an interim period following Closing. The Company and Nicolet shall mutually agree as to each employee eligible to receive a retention bonus and the amount of each such retention bonus.
Section 7.7   Section 16 Matters.   Prior to the Effective Time, Nicolet will take such steps as may be necessary or appropriate to cause any acquisition of Nicolet Common Stock in connection with the consummation of the Contemplated Transactions to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 7.8   Shareholder Litigation.   Each of the Company and Nicolet shall give the other the reasonable opportunity to consult concerning the defense of any shareholder litigation against the Company or Nicolet, as applicable, or any of their respective directors or officers relating to the Contemplated Transactions.
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF NICOLET
The obligations of Nicolet to consummate the Contemplated Transactions and to take the other actions required to be taken by Nicolet at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Nicolet in whole or in part):
Section 8.1   Accuracy of Representations and Warranties.   For purposes of this Section 8.1, the accuracy of the representations and warranties of the Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 3.3 and Section 3.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of the Company set forth in this Agreement (including the representations set forth in Section 3.3 and Section 3.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.

Section 8.2   Performance by the Company.   The Company shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 8.3   Shareholder Approval.   The Company Shareholder Approval shall have been obtained.
Section 8.4   No Proceedings.   Since the date of this Agreement, there must not have been commenced or be pending any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Nicolet Board to have a Material Adverse Effect on the Surviving Entity.
Section 8.5   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and there shall not be any action taken, or any Legal Requirement enacted, entered, enforced or deemed applicable to the Contemplated Transactions, by any Regulatory Authority, in connection with the grant of a Requisite Regulatory Approval, which shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Nicolet Board to have a Material Adverse Effect on the Surviving Entity.
Section 8.6   Registration Statement.   The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 8.7   Officer’s Certificate.   Nicolet shall have received a certificate signed on behalf of the Company by an executive officer of the Company certifying as to the matters set forth in Sections 8.1 and 8.2.
Section 8.8   Tax Opinion.   Nicolet shall have received a written opinion of Bryan Cave LLP, addressed to the Company and Nicolet, in form and substance reasonably satisfactory to the Company and Nicolet, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Code.
Section 8.9   Stock Exchange Listing.   Nicolet shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Nicolet Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Nicolet Common Stock.
Section 8.10   Minimum Tangible Common Equity.    As of the Closing Date, the Company shall have a Tangible Common Equity of no less than $46,000,000.
Section 8.11   Supplemental Indentures.   The Company and Nicolet shall deliver, or cause to be delivered, the Supplemental Indentures. Furthermore, the Company shall have paid, in full, all interest payments due and outstanding on the Company Trust Preferred Securities.
Section 8.12   No Material Adverse Effect.   From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of the Company or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on the Company.
Section 8.13   Consents.   The Company shall have obtained or caused to be obtained the written consents, permissions and approvals as required under any agreements, contracts, appointments, indentures, plans, trusts or other arrangements with third parties as set forth on Section 8.13 of the Company Disclosure Schedules that are required to effect the Contemplated Transactions.
Article 9
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company to consummate the Contemplated Transactions and to take the other actions required to be taken by the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

Section 9.1   Accuracy of Representations and Warranties.   For purposes of this Section 9.1, the accuracy of the representations and warranties of Nicolet set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Closing Date (or such other date(s) as specified, to the extent any representation or warranty speaks as of a specific date). The representations and warranties set forth in Section 4.3 and Section 4.5(a) shall be true and correct (except for inaccuracies which are de minimis in amount and effect). There shall not exist inaccuracies in the representations and warranties of Nicolet set forth in this Agreement (including the representations set forth in Section 4.3 and Section 4.5(a)) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect; provided, that, for purposes of this sentence only, those representations and warranties which are qualified by references to “material” or “Material Adverse Effect” or to the “Knowledge” of any Person shall be deemed not to include such qualifications.
Section 9.2   Performance by Nicolet.   Nicolet shall have performed or complied in all material respects with all of the covenants and obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.
Section 9.3   Shareholder Approval.   The Company Shareholder Approval shall have been obtained.
Section 9.4   No Proceedings.   Since the date of this Agreement, there must not have been commenced or be pending any Proceeding: (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or (b) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the Contemplated Transactions, in either case that would reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity.
Section 9.5   Regulatory Approvals.   All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated and there shall not be any action taken, or any Legal Requirement enacted, entered, enforced or deemed applicable to the Contemplated Transactions, by any Regulatory Authority, in connection with the grant of a Requisite Regulatory Approval, which shall have imposed a restriction or condition on, or requirement of, such approval that would, after the Effective Time, reasonably be expected by the Company Board to have a Material Adverse Effect on the Surviving Entity.
Section 9.6   Registration Statement.   The Registration Statement shall have become effective under the Securities Act. No stop order shall have been issued or threatened by the SEC that suspends the effectiveness of the Registration Statement, and no Proceeding shall have been commenced or be pending or threatened for such purpose.
Section 9.7   Officer’s Certificate.   The Company shall have received a certificate signed on behalf of Nicolet by an executive officer of Nicolet certifying as to the matters set forth in Sections 9.1 and 9.2.
Section 9.8   Tax Opinion.   The Company shall have received a written opinion of Bryan Cave LLP, addressed to the Company and Nicolet, in form and substance reasonably satisfactory to the Company and Nicolet, dated as of the Closing Date, to the effect that: (a) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (b) each of the Company and Nicolet will be a party to such reorganization within the meaning of Section 368(b) of the Code.
Section 9.9   Stock Exchange Listing.   Nicolet shall have filed with the NASDAQ Stock Market, LLC a notification form for the listing of all shares of Nicolet Common Stock to be delivered in the Merger, and the NASDAQ Stock Market, LLC shall not have objected to the listing of such shares of Nicolet Common Stock.
Section 9.10   Supplemental Indentures.   The Company and Nicolet shall deliver, or cause to be delivered, the Supplemental Indentures. Furthermore, Nicolet shall have paid, in full, all interest payments due and outstanding on the Nicolet Trust Preferred Securities.
Section 9.11   No Material Adverse Effect.   From the date of this Agreement to the Closing, there shall be and have been no change in the financial condition, assets or business of Nicolet or any of its Subsidiaries that has had or would reasonably be expected to have a Material Adverse Effect on Nicolet.

Article 10
TERMINATION
Section 10.1   Termination of Agreement.   This Agreement may be terminated only as set forth below, whether before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or Nicolet:
(a) by mutual consent of the Nicolet Board and the Company Board, each evidenced by appropriate written resolutions;
(b) by Nicolet, if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 8.1 and Section 8.2 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform; provided, that such breach or failure is not a result of the failure by Nicolet to perform and comply in all material respects with any of its obligations or representations and warranties under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(c) by the Company, if Nicolet shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 9.1 and Section 9.2 and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach, making such untrue representation and warranty or failing to perform, provided, that such breach or failure is not a result of the failure by the Company to perform and comply in all material respects with any of its obligations or representations and warranties under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder;
(d) by Nicolet or the Company, if: (i) any Regulatory Authority that must grant a Requisite Regulatory Approval has denied approval of any of the Contemplated Transactions and such denial has become final and nonappealable; (ii) any application, filing or notice for a Requisite Regulatory Approval has been withdrawn at the request or recommendation of the applicable Regulatory Authority; or (iii) if the Company Shareholder Approval is not obtained following the Company Shareholders Meeting; provided, however, that the right to terminate this Agreement under this Section 10.1(d) shall not be available to a party whose failure (or the failure of any of its Affiliates) to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the occurrence of any event described above;
(e) by Nicolet or the Company, if the Effective Time shall not have occurred at or before November 3, 2017 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to any party to this Agreement whose failure to fulfill any of its obligations (excluding warranties and representations) under this Agreement has been the cause of or resulted in the failure of the Effective Time to occur on or before such date;
(f) by Nicolet or the Company, if any court of competent jurisdiction or other Regulatory Authority shall have issued a judgment, Order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the Contemplated Transactions and such judgment, Order, injunction, rule, decree or other action shall have become final and nonappealable;
(g) by Nicolet, prior to receipt of the Company Shareholder Approval, if the Company Board makes an Adverse Recommendation;
(h) by the Company, prior to receipt of the Company Shareholder Approval pursuant to Section 5.9; or
(i) by Nicolet, if the holders of more than 10% in the aggregate of the outstanding shares of Company Common Stock assert dissenters’ rights in compliance with Subchapter XIII of the WBCL.

Section 10.2   Effect of Termination or Abandonment.   In the event of the termination of this Agreement and the abandonment of the Merger pursuant to Section 10.1, this Agreement shall become null and void, and there shall be no liability of one party to the other or any restrictions on the future activities on the part of any party to this Agreement, or its respective directors, officers or shareholders, except that: (i) the Confidentiality Agreement, this Section 10.2, Section 10.3 and Article 11 shall survive such termination and abandonment; and (ii) no such termination shall relieve the breaching party from liability resulting from any willful and material breach by that party of this Agreement.
Section 10.3   Fees and Expenses.
(a) Except as otherwise provided in this Section 10.3, all fees and expenses incurred in connection with this Agreement, the Merger and the other Contemplated Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses incurred in connection with the filing, printing and mailing of the Proxy Statement, and all filing and other fees paid to the SEC, in each case in connection with the Merger (other than attorneys’ fees, accountants’ fees and related expenses), shall be shared equally by Nicolet and the Company.
(b) If this Agreement is terminated by Nicolet pursuant to Section 10.1(g) or by the Company pursuant to Section 10.1(h), then the Company shall pay to Nicolet, within two (2) Business Days after such termination, the amount of  $3,250,000 (the “Termination Fee”) by wire transfer of immediately available funds to such account as Nicolet shall designate.
(c) If  (i) an Acquisition Proposal with respect to the Company shall have been communicated to or otherwise made known to the Company shareholders or the Company Board, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company after the date of this Agreement, (ii) thereafter this Agreement is terminated by the Company or Nicolet pursuant to (A) Section 10.1(e) (if the Company Shareholder Approval has not theretofore been obtained) or (B) Section 10.1(d)(iii) based on the failure to obtain the Company Shareholder Approval, and (iii) prior to the date that is twelve (12) months after the date of such termination, the Company enters into a definitive written agreement with any Person with respect to such Acquisition Proposal, then the Company shall pay to Nicolet, within two (2) Business Days after execution of such definitive written agreement, the Termination Fee by wire transfer of immediately available funds to such account as Nicolet shall designate.
(d) All payments made pursuant to this Section 10.3 shall constitute liquidated damages and the receipt thereof shall be the sole and exclusive remedy of the receiving party against the party making such payment, its Affiliates and their respective directors, officers and shareholders for any claims arising out of or relating in any way to this Agreement or the transactions contemplated herein.
Article 11
MISCELLANEOUS
Section 11.1   Survival.   Except for covenants that are expressly to be performed after the Closing, none of the representations, warranties and covenants contained herein shall survive beyond the Closing.
Section 11.2   Governing Law.   All questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Wisconsin applicable to Contracts made and wholly to be performed in such state without regard to conflicts of laws.
Section 11.3   Assignments, Successors and No Third Party Rights.   Neither party to this Agreement may assign any of its rights under this Agreement (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement and every representation, warranty, covenant, agreement and provision hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except for Section 6.3, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 11.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 11.4   Modification.   This Agreement may be amended, modified or supplemented by the parties at any time before or after the Company Shareholder Approval is obtained; provided, however, that after the Company Shareholder Approval is obtained, there may not be, without further approval of the Company’s shareholders, any amendment of this Agreement that requires further approval under applicable Legal Requirements. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties.
Section 11.5   Extension of Time; Waiver.   At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Legal Requirements: (a) extend the time for the performance of any of the obligations or other acts of the other party; (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with or amend, modify or supplement any of the agreements or conditions contained in this Agreement which are for the benefit of the waiving party. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. Except as provided in Article 10, the rights and remedies of the parties to this Agreement are cumulative and not alternative. To the maximum extent permitted by applicable Legal Requirements: (x) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (y) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (z) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
Section 11.6   Notices.   All notices, consents, waivers and other communications under this Agreement shall be in writing (which shall include electronic mail) and shall be deemed to have been duly given if delivered by hand or by nationally recognized overnight delivery service (receipt requested), mailed by registered or certified U.S. mail (return receipt requested) postage prepaid or sent by electronic mail (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to Nicolet, to:
Nicolet Bankshares, Inc. 111 N. Washington Street Green Bay, WI 54301
Telephone:	(920) 430-7317
Email:	batwell@nicoletbank.com
Attention:	Robert B. Atwell

with copies to:
Bryan Cave LLP One Atlantic Center, 14th Floor 1201 W. Peachtree Street, NW Atlanta, GA 30309-3488
Telephone:	(404) 572-6810
Email:	Robert.Klingler@bryancave.com
Attention:	Robert D. Klingler
If to the Company, to:
First Menasha Bancshares, Inc. 550 South Green Bay Road Neenah, WI 54957
Telephone:	(920) 729-6971
Email:	pprickett@fnbfoxvalley.com
Attention:	Peter J. Prickett
with copies to:
Reinhart Boerner Van Deuren, s.c. 1000 North Water Street, Suite 1700 Milwaukee, WI 53202
Telephone:	(414) 298-8445
Email:	jreichert@reinhartlaw.com
Attention:	John T. Reichert
or to such other Person or place as the Company shall furnish to Nicolet or Nicolet shall furnish to the Company in writing. Except as otherwise provided herein, all such notices, consents, waivers and other communications shall be effective: (a) if delivered by hand, when delivered; (b) if delivered by overnight delivery service, on the next Business Day after deposit with such service; and (c) if mailed in the manner provided in this Section 11.6, five (5) Business Days after deposit with the U.S. Postal Service.
Section 11.7   Entire Agreement.   This Agreement, the Schedules and any documents executed by the parties pursuant to this Agreement and referred to herein, together with the Confidentiality Agreement, constitute the entire understanding and agreement of the parties hereto and supersede all other prior agreements and understandings, written or oral, relating to such subject matter between the parties.
Section 11.8   Severability.   Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Legal Requirements, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the Contemplated Transactions is adversely affected thereby.
Section 11.9   Further Assurances.   The parties agree: (a) to furnish upon request to each other such further information; (b) to execute and deliver to each other such other documents; and (c) to do such other acts and things; all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
Section 11.10   Counterparts.   This Agreement and any amendments thereto may be executed in any number of counterparts (including by electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

Article 12
DEFINITIONS
Section 12.1   Definitions.   In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings:
(a) “Acquisition Proposal” means a tender or exchange offer to acquire more than 25% of the voting power in the Company or any of its Subsidiaries, a proposal for a merger, consolidation or other business combination involving the Company or any of its Subsidiaries or any other proposal or offer to acquire in any manner more than 25% of the voting power in, or more than 25% of the business, assets or deposits of, the Company or any of its Subsidiaries, other than the transactions contemplated hereby and other than any sale of whole loans and securitizations in the Ordinary Course of Business.
(b) “Affiliate” means, with respect to any specified Person, any other Person directly or indirectly Controlling, Controlled by or under common Control with, such specified Person.
(c) “Bank” means The First National Bank – Fox Valley, a wholly-owned subsidiary of the Company.
(d) “Bank Merger” means the merger of the Bank with and into, and under the charter of, Nicolet Bank pursuant to the Bank Plan of Merger.
(e) “Business Day” means any day except Saturday, Sunday and any day on which banks in Wisconsin are authorized or required by law or other government action to close.
(f) “Company Articles of Incorporation” means the Certificate of Incorporation of the Company, as amended.
(g) “Company Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based compensation plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other paid time off, compensation, severance, bonus, profit-sharing or incentive plan or arrangement; (vi) other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, and whether for the benefit of a single individual or more than one (1) individual; or (vii) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vii) of this definition, to which contributions have at any time been made by the Company or any of its Subsidiaries or any Company ERISA Affiliate or under which any current or former employee, director, agent or independent contractor of the Company or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has payment or other benefit rights, and for which the Company or any of its Subsidiaries has or may have liability, including by reason of having a Company ERISA Affiliate.
(h) “Company Board” means the board of directors of the Company.
(i) “Company Bylaws” means the Bylaws of the Company, as amended.
(j) “Company Capital Stock” means Company Common Stock and Company Preferred Stock.
(k) “Company Common Stock” means the common stock, $0.025 par value per share, of the Company.
(l) “Company Equity Award” means any outstanding Company Stock Option, stock appreciation right, Company Restricted Stock Award, or other equity award granted under a Company Stock Plan.
(m) “Company ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with the Company or any of its Subsidiaries for purposes of Section 414 of the Code.
(n) “Company Regulatory Reports” means (i) the Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only — FFIEC 041 of the Bank for the years ended December 31, 2015, 2014 and 2013, as filed with the FDIC; (ii) the Consolidated Reports of Condition and Income for A Bank With Domestic Offices Only — FFIEC 041 of the Bank with respect to periods ended subsequent to December 31, 2015, as filed with the FDIC; (iii) the Parent Company Only Financial Statements for Small

Holding Companies, Form FR Y-9SP, of the Company for the years ended December 31, 2015, 2014 and 2013; and (iv) the Parent Company Only Financial Statements for Small Holding Companies, Form FR Y-9SP, of the Company with respect to periods ended subsequent to December 31, 2015.
(o) “Company Shareholder Approval” means the adoption and approval of this Agreement by the shareholders of the Company, in accordance with the WBCL and the Company Articles of Incorporation.
(p) “Company Stock Plans” means the 2016 Equity Incentive Plan of First Menasha Bancshares, Inc.
(q) “Company Trusts” means First Menasha Statutory Trust I Variable and First Menasha Statutory Trust II Fixed.
(r) “Contemplated Transactions” means all of the transactions contemplated by this Agreement, including: (i) the Merger; (ii) the Bank Merger, (iii) the performance by Nicolet and the Company of their respective covenants and obligations under this Agreement; and (iv) Nicolet’s issuance of shares of Nicolet Common Stock pursuant to the Registration Statement and cash in exchange for shares of Company Common Stock.
(s) “Contract” means any agreement, contract, obligation, promise or understanding (whether written or oral and whether express or implied) that is legally binding: (i) under which a Person has or may acquire any rights; (ii) under which such Person has or may become subject to any obligation or liability; or (iii) by which such Person or any of the assets owned or used by such Person is or may become bound.
(t) “Control,” “Controlling” or “Controlled” when used with respect to any specified Person, means the power to vote 25 percent (25%) or more of any class of voting securities of a Person, the power to control in any manner the election of a majority of the directors or partners of such Person, or the power to exercise a controlling influence over the management or policies of such Person.
(u) “CRA” means the Community Reinvestment Act, as amended.
(v) “Deposit Insurance Fund” means the fund that is maintained by the FDIC to allow it to make up for any shortfalls from a failed depository institution’s assets.
(w) “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale, transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity, securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
(x) “Dissenting Shares” shall mean shares with respect to which the holders thereof have perfected dissenters’ rights under Subchapter XIII of the WBCL.
(y) “DOL” means the U.S. Department of Labor.
(z) “Environment” means surface or subsurface soil or strata, surface waters and sediments, navigable waters, groundwater, drinking water supply and ambient air.
(aa) “Environmental Laws” means any federal, state or local law, statute, ordinance, rule, regulation, code, order, permit or other legally binding requirement applicable to the business or assets of Nicolet, the Company or any of their respective Subsidiaries that imposes liability or standards of conduct with respect to the Environment and/or Hazardous Materials.
(bb) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(cc) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(dd) “FDIC” means the Federal Deposit Insurance Corporation.
(ee) “Federal Reserve” means the Board of Governors of the Federal Reserve System.
(ff) “GAAP” means generally accepted accounting principles in the U.S., consistently applied.

(gg) “Hazardous Materials” means any hazardous, toxic or dangerous substance, waste, contaminant, pollutant, gas or other material that is classified as such under Environmental Laws or is otherwise regulated under Environmental Laws.
(hh) “Intangible Assets” means any asset that is considered an intangible asset under GAAP, including, without limitation, any goodwill and any other identifiable intangible assets recorded in accordance with GAAP, but excluding any mortgage servicing assets recorded as an intangible asset.
(ii) “IRS” means the U.S. Internal Revenue Service.
(jj) “Knowledge” means, assuming due inquiry under the facts or circumstances, the actual knowledge of the chief executive officer, president, chief financial officer, chief credit officer or general counsel of Nicolet or the Company, as the context requires.
(kk) “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational or other Order, constitution, law, ordinance, regulation, rule, policy statement, directive, statute or treaty.
(ll) “Material Adverse Effect” as used with respect to a party, means an event, circumstance, change, effect or occurrence which, individually or together with any other event, circumstance, change, effect or occurrence: (i) is materially adverse to the business, condition (financial or otherwise), assets, liabilities or results of operations of such party and its Subsidiaries, taken as a whole; or (ii) materially impairs the ability of such party to perform its obligations under this Agreement or to consummate the Merger and the other Contemplated Transactions on a timely basis; provided that, in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent attributable to or resulting from: (A) changes in Legal Requirements and the interpretation of such Legal Requirements by courts or governmental authorities; (B) changes in GAAP or regulatory accounting requirements; (C) changes or events generally affecting banks, bank holding companies or financial holding companies, or the economy or the financial, securities or credit markets, including changes in prevailing interest rates, liquidity and quality, currency exchange rates, price levels or trading volumes in the U.S. or foreign securities markets; (D) changes in national or international political or social conditions including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon or within the United States; and (E) the effects of the actions expressly permitted or required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the Contemplated Transactions, including the costs and expenses associated therewith, including Transaction Costs, Severance Costs, and the response of customers, vendors, licensors, investors, or employees; except with respect to clauses (A), (B), (C) and (D), to the extent that the effects of such change are materially disproportionately adverse to the financial condition, results of operations or business of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate.
(mm) “NASDAQ Rules” means the listing rules of the NASDAQ Capital Market.
(nn) “Nicolet Articles of Incorporation” means the Amended and Restated Articles of Incorporation of Nicolet, as amended.
(oo) “Nicolet Bank” means Nicolet National Bank, and a wholly-owned subsidiary of Nicolet.
(pp) “Nicolet Benefit Plan” means any: (i) qualified or nonqualified “employee pension benefit plan” (as defined in Section 3(2) of ERISA) or other deferred compensation or retirement plan or arrangement; (ii) “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) or other health, welfare or similar plan or arrangement; (iii) “employee benefit plan” (as defined in Section 3(3) of ERISA); (iv) equity-based plan or arrangement (including any stock option, stock purchase, stock ownership, stock appreciation, restricted stock, restricted stock unit, phantom stock or similar plan, agreement or award); (v) other paid time off, compensation, severance, bonus, profit-sharing or incentive plan or arrangement; (vi) other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, and whether for the benefit of a single individual or more than one (1) individual; or (vii) change in control agreement or employment or severance agreement, in each case with respect to clauses (i) through (vii) of this definition, to which contributions have at any time been made by Nicolet or any of its Subsidiaries or any Nicolet

ERISA Affiliate or under which any employee, former employee, director, agent or independent contractor of Nicolet or any of its Subsidiaries or any beneficiary thereof is covered, is eligible for coverage or has benefit rights, and for which Nicolet or any of its Subsidiaries has or may have liability, including by reason of having a Nicolet ERISA Affiliate.
(qq) “Nicolet Board” means the board of directors of Nicolet.
(rr) “Nicolet Bylaws” means the Nicolet Amended and Restated Bylaws, as amended.
(ss) “Nicolet Capital Stock” means Nicolet Common Stock and Nicolet Preferred Stock, collectively.
(tt) “Nicolet Common Stock” means the common stock, $0.01 par value per share, of Nicolet.
(uu) “Nicolet Common Stock Price” means the volume weighted average closing price of Nicolet Common Stock on the NASDAQ Capital Market over the twenty (20) trading day period ending on the third (3rd) trading day prior to the Closing Date.
(vv) “Nicolet Equity Award” means any outstanding stock option, stock appreciation right, restricted stock award, restricted stock unit, or other equity award granted under a Nicolet Stock Plan.
(ww) “Nicolet ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) that is treated as a single employer with Nicolet or any of its Subsidiaries for purposes of Section 414 of the Code.
(xx) “Nicolet Material Contract” means any contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act).
(yy) “Nicolet SEC Reports” means the annual, quarterly and other reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed or furnished by Nicolet with the SEC under the Securities Act, the Exchange Act, or the regulations thereunder, since January 1, 2013.
(zz) “Nicolet Stock Plans” means any of the following:
Nicolet Bankshares, Inc. 2002 Stock Incentive Plan.
Nicolet Bankshares, Inc. 2010 Equity Incentive Plan.
Nicolet Bankshares, Inc. 2011 Long-Term Incentive Plan, as amended.
(aaa) “Order” means any award, decision, injunction, judgment, order, ruling, extraordinary supervisory letter, policy statement, memorandum of understanding, resolution, agreement, directive, subpoena or verdict entered, issued, made, rendered or required by any court, administrative or other governmental agency, including any Regulatory Authority, or by any arbitrator.
(bbb) “Ordinary Course of Business” shall include any action taken by a Person only if such action is consistent with the past practices of such Person and is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.
(ccc) “OREO” means real estate owned by a Person and designated as “other real estate owned.”
(ddd) “Outstanding Company Shares” means the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time.
(eee) “PBGC” means the U.S. Pension Benefit Guaranty Corporation.
(fff) “Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, foundation, joint venture, estate, trust, association, organization, labor union or other entity or Regulatory Authority.
(ggg) “Proceeding” means any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any judicial or governmental authority, including a Regulatory Authority, or arbitrator.

(hhh) “Proxy Statement” means a proxy statement prepared by Nicolet and the Company for use in connection with the Company Shareholders Meeting in accordance with the rules and regulations of the SEC.
(iii) “Registration Statement” means a registration statement on Form S-4 or other applicable form under the Securities Act covering the shares of Nicolet Common Stock to be issued pursuant to this Agreement, which shall include the Proxy Statement.
(jjj) “Regulatory Authority” means any federal, state or local governmental body, agency, court or authority that, under applicable Legal Requirements: (i) has supervisory, judicial, administrative, police, enforcement, taxing or other power or authority over the Company, Nicolet, or any of their respective Subsidiaries; (ii) is required to approve, or give its consent to, the Contemplated Transactions; or (iii) with which a filing must be made in connection therewith.
(kkk) “Representative” means with respect to a particular Person, any director, officer, manager, employee, agent, consultant, advisor or other representative of such Person, including legal counsel, accountants and financial advisors.
(lll) “Requisite Regulatory Approvals” means all necessary documentation, applications, notices, petitions, filings, permits, consents, approvals and authorizations from all applicable Regulatory Authorities for approval of the Contemplated Transactions.
(mmm) “SEC” means the Securities and Exchange Commission.
(nnn) “Securities Act” means the Securities Act of 1933, as amended.
(ooo) “Severance Costs” shall mean any and all amounts in the nature of compensation paid or payable pursuant to any agreement with any employee of the Company, the Bank or any other Subsidiary, as determined on an after-tax basis, that is contingent upon a change in control of the Company or a sale of a substantial portion of the assets of the Company, regardless of whether such payment is due or made before, on or after the Closing Date, and regardless of whether such payments are subject to termination of employment or other events that may occur after the Closing Date. For the avoidance of doubt, all such payments that could become due after a change in ownership upon voluntary termination of employment of an executive under any employment agreement would be considered a Severance Cost.
(ppp) “Subsidiary” with respect to any Person means an affiliate controlled by such Person directly or indirectly through one or more intermediaries.
(qqq) “Superior Proposal” means a bona fide written Acquisition Proposal which the Company Board concludes in good faith to be more favorable from a financial point of view to the Company shareholders than the Merger and the other transactions contemplated hereby, (i) after receiving the advice of its financial advisors (which shall be Stephens, Inc., or any nationally recognized investment banking firm), (ii) after taking into account the likelihood and timing of consummation of the proposed transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein) and (iii) after taking into account all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory (including the advice of outside counsel regarding the potential for regulatory approval of any such proposal) and other aspects of such proposal and any other relevant factors permitted under applicable law.
(rrr) “Takeover Statutes” means any provisions of any potentially applicable “moratorium,” “control share,” “fair price,” “business combination,” “takeover” or “interested shareholder” law.
(sss) “Tangible Assets” means, as of the Closing Date, the total assets of the Company, calculated in accordance with GAAP, consistently applied, less any Intangible Assets.
(ttt) “Tangible Common Equity” means the excess of Tangible Assets over the total liabilities of the Company, calculated in accordance with GAAP as of the Closing Date, as adjusted to exclude Transaction Costs and Severance Costs and as set forth in Section 12.1(ttt) of the Company Disclosure Schedules.
(uuu) “Tax” means any tax (including any income tax, franchise tax, capital gains tax, value-added tax, sales tax, property tax, escheat tax, use tax, payroll tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Regulatory Authority or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.
(vvv) “Tax Return” means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to, or required to be filed with or submitted to, any Regulatory Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.
(www) “Transaction Costs” shall mean any and all amounts incurred by the Company or Nicolet, as determined on an after-tax basis, whether or not paid by the Company or Nicolet and whether incurred before, on or after the date of this Agreement, that arise out of or in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby.
(xxx) “Transition Date” means, with respect to any Covered Employee, the date Nicolet commences providing benefits to such employee with respect to each New Plan.
(yyy) “U.S.” means the United States of America.
(zzz) “WBCL” means the Wisconsin Business Corporation Law, as amended.
Section 12.2   Principles of Construction.
(a) In this Agreement, unless otherwise stated or the context otherwise requires, the following uses apply: (i) actions permitted under this Agreement may be taken at any time and from time to time in the actor’s sole discretion; (ii) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time; (iii) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”; (iv) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (v) indications of time of day mean Central Time; (vi) ”including” means “including, but not limited to”; (vii) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified; (viii) all words used in this Agreement will be construed to be of such gender or number as the circumstances and context require; (ix) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Agreement have been inserted solely for convenience of reference and shall not be considered a part of this Agreement nor shall any of them affect the meaning or interpretation of this Agreement or any of its provisions; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, means such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.
(b) The schedules of each of the Company and Nicolet referred to in this Agreement (the “Company Disclosure Schedules” and the “Nicolet Disclosure Schedules,” respectively, and collectively the “Schedules”) shall consist of items, the disclosure of which with respect to a specific party is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained herein or to one or more covenants contained herein, which Schedules were delivered by each of the Company and Nicolet to the other before the date of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control. For purposes of this Agreement, “Previously Disclosed” means information set forth by the Company or Nicolet in the applicable paragraph of its Schedules, or any other paragraph of its Schedules (so long as it is reasonably clear from the context that the disclosure in such other paragraph of its Schedule is also applicable to the section of this Agreement in question).
(c) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

(d) With regard to each and every term and condition of this Agreement and any and all agreements and instruments subject to the terms hereof, the parties hereto understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.
(e) No disclosure, representation, or warranty shall be required to be made (or any other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information of any Regulatory Authority by any party hereto to the extent prohibited by a Legal Requirement, and, to the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of this sentence apply.
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[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the day and year first written above.
Nicolet:	Company:
Nicolet Bankshares, Inc.	First Menasha Bancshares, Inc.
By: /s/ Robert B. Atwell	By: /s/ Peter J. Prickett
Name: Robert B. Atwell	Name: Peter J. Prickett
Title: Chairman, President and Chief Executive Officer	Title: President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
FORM OF
PLAN OF MERGER
BY AND BETWEEN
NICOLET NATIONAL BANK
AND
THE FIRST NATIONAL BANK - FOX VALLEY
This Plan of Merger (the “Plan”) is made and entered into as of the _____ day of ____________, 201__, by and between Nicolet National Bank, a bank organized under the laws of the United States of America and located in Green Bay, Wisconsin, and The First National Bank - Fox Valley, a bank organized under the laws of the United States of America and located in Neenah, Wisconsin (“FNB”).
W I T N E S S E T H:
WHEREAS, Nicolet Bankshares, Inc. (“Nicolet”) and First Menasha Bancshares, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) dated November 3, 2016, pursuant to which the Company will merge with and into Nicolet;
WHEREAS, pursuant to the Agreement and the terms of this Plan, FNB will merge with and into Nicolet National Bank (the “Bank Merger”);
NOW, THEREFORE, in consideration of the above premises and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:
1. Merger.   Pursuant to the provisions of Section 215a of the National Bank Act, FNB shall be merged with and into Nicolet National Bank. Nicolet National Bank shall be the survivor of the Merger (the “Resulting Bank”), and shall operate with the name “Nicolet National Bank.”
2. Effective Date of the Merger.   The Bank Merger shall become effective on the date that Articles of Merger reflecting the Bank Merger become effective with the Office of the Comptroller of the Currency (the “Effective Date”).
3. Location, Articles and Bylaws and Directors and Executive Officers of the Resulting Bank.   On the Effective Date of the Bank Merger:
(a) The main office of the Resulting Bank shall be located at the main office of Nicolet National Bank immediately prior to the Effective Date.
(b) The Articles of Association of the Resulting Bank shall be the Articles of Association of Nicolet National Bank in effect immediately prior to the Effective Date. The Bylaws of the Resulting Bank shall be the Bylaws of Nicolet National Bank in effect immediately prior to the Effective Date of the Merger.
(c) From and after the Effective Date, the executive officers of the Resulting Bank shall be the executive officers of Nicolet National Bank immediately prior to the Effective Date of the Merger. From and after the Effective Date, the directors of the Resulting Bank shall be as set forth on Schedule 1 attached hereto. Such directors and executive officers shall serve until their resignation, removal or until their successors shall have been elected or appointed and shall have been qualified in accordance with Articles of Association and Bylaws of Nicolet National Bank.
4. Manner of Converting Shares.
(a) By virtue of the Bank Merger, automatically and without any action on the part of the holder thereof, each of the shares of FNB common stock issued and outstanding immediately prior to the Effective Date shall be cancelled and retired at the Effective Date and no consideration shall be issued in exchange therefor.
(b) Upon and after the Effective Date, each issued and outstanding share of Nicolet National Bank common stock shall remain unchanged and shall continue to evidence the same number of shares of Nicolet National Bank common stock.

Exhibit A-1

5. Conditions Precedent to Consummation.   Consummation of the Bank Merger herein provided for is conditioned upon (a) receipt of all necessary consents to the Bank Merger from applicable regulatory authorities, (b) approval of the Plan by the Company, as sole shareholder of FNB, (c) approval of the Plan by Nicolet, as sole shareholder of Nicolet National Bank, and (d) closing of the merger of the Company and Nicolet.
6. Termination.   This Plan may be terminated by the mutual consent of the Parties at any time prior to the Effective Date. The Plan shall also be terminated automatically in the event the Agreement is terminated pursuant to the provisions of Article 10 thereof.
7. Counterparts, Headings, Governing Law.   This Plan may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The title of this Plan and the headings herein are for convenience or reference only and shall not be deemed a part of this Plan. This Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin and the National Bank Act.
[Signatures on Next Page]

Exhibit A-2

IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed by their duly authorized officers and their seals to be affixed hereto, all as of the day and year first above written.
NICOLET NATIONAL BANK
[BANK SEAL]	By:
Name:
Title:
ATTEST:
________________________ Secretary
THE FIRST NATIONAL BANK - FOX VALLEY
[BANK SEAL]	By:
Name:
Title:
ATTEST:
________________________ Secretary
[Signature Page to Bank Plan of Merger]

Schedule 1
Directors of the Surviving Bank
[Schedule 1 to Bank Plan of Merger]

EXHIBIT B
FORM OF VOTING AND SUPPORT AGREEMENT
Nicolet Bankshares, Inc.
Attention: Chief Executive Officer
Ladies and Gentlemen:
The undersigned is a shareholder of First Menasha Bancshares, Inc. (the “Company”), a Wisconsin corporation and a registered bank holding company under the BHC Act. This Voting and Support Agreement relates to the Agreement and Plan of Merger, dated as of November 3, 2016 (the “Agreement”), between the Company and Nicolet Bankshares, Inc., a Wisconsin corporation (“Nicolet”). Under the terms of the Agreement, the Company will be merged into and with Nicolet (the “Merger”), and the shares of the Company’s common stock, $0.025 par value per share (the “Company Common Stock”) will be converted into and exchanged for the merger consideration and cash in lieu of any fractional shares pursuant to the Agreement. This Voting and Support Agreement represents an agreement between the undersigned and Nicolet regarding certain rights and obligations of the undersigned in connection with the Merger.
In consideration of the execution and delivery by Nicolet of the Agreement and the mutual covenants, conditions and agreements contained herein and therein, the receipt and sufficiency of which is hereby acknowledged, the undersigned and Nicolet, intending to be legally bound, hereby agree as follows:
1. Vote on the Merger.   The undersigned agrees to vote all shares of Company Common Stock that the undersigned owns beneficially or of record in favor of approving the Agreement and the transactions contemplated thereby, unless Nicolet is then in breach or default in any material respect as regards any covenant, agreement, representation or warranty as to it contained in the Agreement; provided, however, that nothing in this sentence shall be deemed to require the undersigned to vote any shares of Company Common Stock over which the undersigned has or shares voting power solely in a fiduciary capacity on behalf of any person other than the Company, if the undersigned determines, in good faith after consultation with legal counsel, that such a vote would cause a breach of fiduciary duty to such other person.
2. Restriction on Transfer.   The undersigned further agrees that the undersigned will not, without the prior written consent of Nicolet, transfer any shares of Company Common Stock prior to the earlier of the Effective Time or the Termination Date, each such term as set forth in the Agreement, except (a) by operation of law, (b) by will, (c) under the laws of descent and distribution, (d) with the prior written consent of Nicolet, which consent shall not be unreasonably withheld, for any sales, assignments, transfers or other dispositions necessitated by hardship, or (e) as Nicolet may otherwise agree in writing.
3. No Agreement as Director or Officer.   The undersigned makes no agreement or understanding in this Voting and Support Agreement in the undersigned’s capacity as a director or officer of the Company or any of its Subsidiaries, and nothing in this Voting and Support Agreement: (a) will limit or affect any actions or omissions taken by the undersigned in the undersigned’s capacity as such a director or officer, including exercising rights under the Agreement, and no such actions or omissions shall be deemed a breach of this Voting and Support Agreement, or (b) will be construed to prohibit, limit or restrict the undersigned from exercising the undersigned’s fiduciary duties as an officer or director to the Company or its shareholders.
4. Miscellaneous.   This Voting and Support Agreement is the complete agreement between Nicolet and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Voting and Support Agreement shall be governed by the laws of the State of Wisconsin.
5. Capitalized Terms.   Unless otherwise defined herein, all capitalized terms in this Voting and Support Agreement shall have the same meaning as given such terms in the Agreement.
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[Signature Page Follows]
Exhibit B-1

This Voting and Support Agreement is executed as of the 3rd day of November, 2016.
Very truly yours,
Signature
Print Name

Address Telephone No.
AGREED TO AND ACCEPTED as of
November 3, 2016
NICOLET BANKSHARES, INC.
By:
Name:
Its:
[Signature Page to Voting and Support Agreement]

Appendix B
November 2, 2016
Board of Directors
First Menasha Bancshares, Inc.
550 S. Green Bay Road
Neenah, WI 54596
Dear Members of the Board:
We have acted as your financial advisor in connection with the proposed merger of First Menasha Bancshares, Inc. (the “Company”) with and into Nicolet Bankshares, Inc. (the “Buyer”) (collectively, the “Transaction”) and you have requested that we provide our opinion (the “Opinion”) as to whether the Transaction is fair to the Company and its public stockholders from a financial point of view. For purposes of this letter, the public stockholders of the Company means the holders of outstanding shares of the Company’s common stock, other than the Buyer and its directors, officers and affiliates and the directors, officers, managers and affiliates of the Company.
The terms and conditions of the Transaction are more fully set forth in an Agreement and Plan of Merger (the “Agreement”) expected to be dated November 3, 2016. Pursuant to the Agreement and for purposes of our Opinion, we understand that the consideration expected to be exchanged by the Buyer for the outstanding common stock and common stock awards of the Company, has an aggregate value of approximately $77.2 million. The consideration consists of either 3.411 (the “Exchange Ratio”) shares of Buyer common stock per share of Company common stock or $131.50 in cash per share (the “Cash Consideration”), or a combination thereof; provided, however, that the amount of cash issued by the Buyer is not less than twenty-five-percent (25%) of the aggregate value of the Transaction and not greater than forty-percent (40%) of the aggregate value of the Transaction. Furthermore, and pursuant to the Agreement and for purposes of our Opinion, we understand that if the Buyer Common Stock Price (as defined in the Agreement) plus $5.00 is greater than $43.55 per share, the adjusted Exchange Ratio shall equal the quotient (rounded to the nearest thousandth of a share) obtained by dividing $148.55 by the Buyer Common Stock Price and if the Buyer Common Stock Price minus $5.00 is less than $33.55 per share, the adjusted Exchange Ratio shall equal the quotient (rounded to the nearest thousandth of a share) obtained by dividing $114.44 by the Buyer Common Stock Price. We understand that the Cash Consideration is fixed at $131.50 per share; regardless, of the adjustments, if any, to the Exchange Ratio.
In connection with rendering our Opinion we have:
(i)
analyzed certain publicly available financial statements and reports regarding the Company and the Buyer;

(ii)
analyzed certain audited financial statements and management reports regarding the Company and the Buyer;

(iii)
analyzed certain internal financial statements and other financial and operating data concerning the Company and the Buyer prepared by management of the Company and Buyer, respectively;

(iv)
analyzed, on a pro forma basis, the effect of the Transaction on the balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis of the Buyer;

(v)
reviewed the reported prices and trading activity for the common stock of the Company and the Buyer;

November 2, 2016
(vi)
compared the financial performance of the Company and the Buyer with that of certain other publicly-traded companies and their securities that we deemed relevant to our analysis of the Transaction;

(vii)
reviewed the financial terms, to the extent publicly available, of certain merger or acquisition transactions that we deemed relevant to our analysis of the Transaction;

(viii)
reviewed the most recent draft of the Agreement and related documents provided to us by the Company;

(ix)
discussed with management of the Company and the Buyer the operations of and future business prospects for the Company and the Buyer and the anticipated financial consequences of the Transaction to the Company and the Buyer;

(x)
assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Buyer; and

(xi)
performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and the Buyer and of the other information reviewed by us in connection with the preparation of our Opinion, and our Opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The managements of the Company and the Buyer have assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company or of the Buyer, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or of the Buyer under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company or Buyer. With respect to the financial forecasts prepared by the Company, including the forecasts of potential cost savings and potential synergies, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the financial results reflected by such projections will be realized as predicted. We have not received or reviewed any individual credit files nor have we made an independent evaluation of the adequacy of the allowance for loan losses of the Company or the Buyer. We have not assumed any responsibility for making or undertaking an independent evaluation or analysis of the Employee Stock Ownership Plan (the “ESOP”) of the Company and we have not been furnished with any such evaluation or analysis and we have relied solely on the information provided to us by the Company regarding the ESOP. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.
As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and the Buyer, but we have not provided investment banking services in connection with any other transactions to, or received investment banking fees from, the Company or the Buyer within the past two years. We serve as financial adviser to the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our Opinion to the Board of Directors of the Company. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this Opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

November 2, 2016
We are not legal, accounting, regulatory or tax experts, and we have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in adverse tax consequences for the public stockholders of the Company.
The Opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of the date hereof. It should be understood that subsequent developments may affect this Opinion and that we do not have any obligation to update, revise or reaffirm this Opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the public stockholders of the Company. We are not expressing any opinion herein as to the price at which the common stock or any other securities of the Company will trade following the announcement of the Transaction.
This Opinion is for the use and benefit of the Board of Directors of the Company for purposes of its evaluation of the Transaction. Our Opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to any specific action that should be taken in connection with the Transaction. This Opinion is not intended to confer any rights or remedies upon any other person. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other stockholders of the Company. Our Fairness Opinion Committee has approved the Opinion set forth in this letter. Neither this Opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission. Notwithstanding the foregoing, this Opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to stockholders of the Company, provided that we approve of the content of such disclosures prior to any filing or publication of such stockholder communications.
Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion, on the date hereof, that the consideration to be received by the public stockholders of the Company in the Transaction is fair to them from a financial point of view.
Very truly yours,
STEPHENS INC.
By:   /s/ Stephens Inc.

Appendix C
SUBCHAPTER XIII OF THE
WISCONSIN BUSINESS CORPORATION LAW
180.1301   Definitions.
In ss. 180.1301 to 180.1331:
(1)
“Beneficial shareholder” means a person who is a beneficial owner of shares held by a nominee as the shareholder.

(1m)
“Business combination” has the meaning given in s. 180.1130 (3).

(2)
“Corporation” means the issuer corporation or, if the corporate action giving rise to dissenters’ rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.

(3)
“Dissenter” means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.

(4)
“Fair value”, with respect to a dissenter’s shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. “Fair value”, with respect to a dissenter’s shares in a business combination, means market value, as defined in s. 180.1130 (9) (a) 1. to 4.

(5)
“Interest” means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.

(6)
“Issuer corporation” means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.

History: 1989 a. 303; 1991 a. 16.
“Date of payment” in sub. (5) refers to the actual payment date by a corporation following a special proceeding, even if the payment occurs after a “verdict, decision or report,” within the meaning of s. 814.04 (4), or after “judgment,” within the meaning of s. 815.05 (8). Thus the definition of interest contained in sub. (5) applies to the time period following a court decision on fair value until final payment is made. HMO-W Incorporated v. SSM Health Care System, 2003 WI App 137, 266 Wis. 2d 69, 667 N.W.2d 733, 02-0042.
The phrase “rate that is fair and equitable under all of the circumstances” in sub. (5) directs the circuit court to consider the circumstances of the particular case in determining the interest rate to be paid. It was appropriate under this standard to look at the borrowing power of a parent corporation to determine if the rate the subsidiary would obtain would be the rate the parent could obtain. HMO-W Incorporated v. SSM Health Care System, 2003 WI App 137, 266 Wis. 2d 69, 667 N.W.2d 733, 02-0042.
180.1302   Right to dissent.
(1)
Except as provided in sub. (4) and s. 180.1008 (3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(a)
Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:

1.
Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.

2.
The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.

3.
The issuer corporation is a parent that is merged with its subsidiary under s. 180.1104. This subdivision does not apply if all of the following are true:

a.
The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in s. 180.1002 (1) to (9).

b.
Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.

c.
The number of voting shares, as defined in s. 180.1103 (5) (a) 2., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of voting shares of the parent outstanding immediately before the merger.

d.
The number of participating shares, as defined in s. 180.1103 (5) (a) 1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of participating shares of the parent outstanding immediately before the merger.

(b)
Consummation of a plan of share exchange if the issuer corporation’s shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.

(c)
Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:

1.
A sale pursuant to court order.

2.
A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

(cm)
Consummation of a plan of conversion.

(d)
Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.

(2)
Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter’s shares because it does any of the following:

(a)
Alters or abolishes a preferential right of the shares.

(b)
Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.

(c)
Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.

(d)
Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.

(e)
Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.

(3)
Notwithstanding sub. (1) (a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1) (d) or (2) or s. 180.1803, 180.1813 (1) (d) or (2) (b), 180.1815 (3) or 180.1829 (1) (c).

(4)
Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.

(5)
Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.

History: 1989 a. 303; 1991 a. 16; 2001 a. 44; 2005 a. 476.
Minority discounts are inappropriate under dissenters’ rights statutes and will not be applied in determining “fair value” under sub. (1). Each dissenting shareholder should be assigned the proportionate interest of his or her shares in the going interest in the entire company. HMO-W Incorporated v. SSM Health Care System, 2000 WI 46, 234 Wis. 2d 707, 611 N.W.2d 250, 98-2834.
The Role of Discounts in Determining “Fair Value” Under Wisconsin’s Dissenters’ Rights Statutes: The Case for Discounts. Emory. 1995 WLR 1155.
180.1303   Dissent by shareholders and beneficial shareholders.
(1)
A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a shareholder who under this subsection asserts dissenters’ rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

(2)
A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:

(a)
Submits to the corporation the shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights.

(b)
Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.

History: 1989 a. 303.
180.1320   Notice of dissenters’ rights.
(1)
If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.

(2)
If corporate action creating dissenters’ rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters’ rights that the action was authorized and send them the dissenters’ notice described in s. 180.1322.

History: 1989 a. 303.
When the plaintiff was not a shareholder at the time of the complained of acts, it had no right to vote in dissent to a plan of liquidation and dissolution, and it could not be a dissenter entitled to notice of dissenters’ rights, as only one who can vote in dissent is entitled to such notice under this section. Borne v. Gonstead Advanced Techniques, Inc. 2003 WI App 135, 266 Wis. 2d 253, 667 N.W.2d 709, 01-2624.
180.1321   Notice of intent to demand payment.
(1)
If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, a shareholder or beneficial shareholder who wishes to assert dissenters’ rights shall do all of the following:

(a)
Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated.

(b)
Not vote his or her shares in favor of the proposed action.

(2)
A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

History: 1989 a. 303.
180.1322   Dissenters’ notice.
(1)
If proposed corporate action creating dissenters’ rights under s. 180.1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.

(2)
The dissenters’ notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders’ meeting or without a vote of shareholders, whichever is applicable. The dissenters’ notice shall comply with s. 180.0141 and shall include or have attached all of the following:

(a)
A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.

(b)
For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.

(c)
A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date.

(d)
A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters’ notice is delivered.

(e)
A copy of ss. 180.1301 to 180.1331.

History: 1989 a. 303.
180.1323   Duty to demand payment.
(1)
A shareholder or beneficial shareholder who is sent a dissenters’ notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.
(2)
A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.

(3)
A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters’ notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

History: 1989 a. 303.
180.1324   Restrictions on uncertificated shares.
(1)
The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.

(2)
The shareholder or beneficial shareholder who asserts dissenters’ rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.

History: 1989 a. 303.
180.1325   Payment.
(1)
Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2)
The payment shall be accompanied by all of the following:

(a)
The corporation’s latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.

(b)
A statement of the corporation’s estimate of the fair value of the shares.

(c)
An explanation of how the interest was calculated.

(d)
A statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.

(e)
A copy of ss. 180.1301 to 180.1331.

History: 1989 a. 303.
180.1326   Failure to take action.
(1)
If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)
If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters’ notice under s. 180.1322 and repeat the payment demand procedure.

History: 1989 a. 303.
180.1327   After-acquired shares.
(1)
A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2)
To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer.

History: 1989 a. 303.
180.1328   Procedure if dissenter dissatisfied with payment or offer.
(1)
A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter’s estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:

(a)
The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.

(b)
The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.

(c)
The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.

(2)
A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

History: 1989 a. 303.
When payment is made by check, the payment date under sub. (2) is the date the payee receives the check. Kohler Co. v. Sogen International Fund, Inc. 2000 WI App 60, 233 Wis. 2d 592, 608 N.W.2d 746, 99-0960.
180.1330   Court action.
(1)
If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2)
The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.
(3)
The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.

(4)
The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(5)
Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:

(a)
The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.

(b)
The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter’s notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.

History: 1989 a. 303.
Because this section does not provide for different procedures, all procedural mechanisms under chs. 801 to 847 are available in an action under this section. Kohler Co. v. Sogen International Fund, Inc. 2000 WI App 60, 233 Wis. 2d 592, 608 N.W.2d 746, 99-0960.
Subs. (2) and (4) establish a rule of venue applicable within Wisconsin’s judicial system and do not attempt to block corporations from using federal diversity jurisdiction. Albert Trostel & Son v. Edward Notz, 679 F.3d 627 (2012).
180.1331   Court costs and counsel fees.
(1)
(a)
Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).

(b)
Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.

(2)
The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:

(a)
Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.

(b)
Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

(3)
Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

History: 1989 a. 303.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
The Registrant’s bylaws provide for the mandatory indemnification of a director, officer, employee or agent of the Registrant (or a person concurrently serving in such a capacity with another entity at the Registrant’s request), to the extent such person has been successful on the merits or otherwise in the defense of any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding brought by or in the right of the Registrant or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent, for all reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred in connection with proceeding. In all other cases, the Registrant shall indemnify a director or officer, and may indemnify an employee or agent, of the Registrant against all liability and reasonable fees, costs, charges, disbursements, attorneys’ fees and other expenses incurred by such person in any proceeding brought by or in the right of the Registrant or by any other person or entity to which such person is a party because he or she is a director, officer, employee or agent, unless it has been proven by final adjudication that such person breached or failed to perform a duty owed to Nicolet that constituted:
•
a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director, officer, employee or agent has a material conflict of interest;

•
a violation of criminal law, unless the director, officer, employee or agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

•
a transaction from which the director, officer, employee or agent derived an improper personal profit; or

•
willful misconduct.

Unless modified by written agreement, the determination as to whether indemnification is proper shall be made in accordance with the Wisconsin Business Corporation Law. The right to indemnification under the Registrant’s bylaws may only be amended by the vote of two-thirds of the outstanding shares of the Registrant’s capital stock entitled to vote on the matter. The Registrant is authorized to purchase and maintain insurance on behalf of its directors, officers, employees or agents in connection with the foregoing indemnification obligations.
Item 21.   Exhibits and Financial Statement Schedules
(a)   List of Exhibits
Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Nicolet Bankshares, Inc. and First Menasha Bancshares, Inc., dated November 3, 2016 (attached as Appendix A to the proxy statement-prospectus, which is part of this registration statement and incorporated herein by reference).+
5.1	Opinion of Godfrey & Kahn, S.C. regarding legality of securities being registered (including its consent).**
8.1	Opinion of Bryan Cave LLP regarding certain tax matters (including its consent).**
23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1).**
23.2	Consent of Bryan Cave LLP (included as part of Exhibit 8.1).**
23.3	Consent of Porter Keadle Moore, LLC.
23.4	Consent of Baker Tilly Virchow Krause, LLP.
24.1	Power of Attorney (included in the signature pages to the Registration Statement on Form S-4).**

Exhibit No.	Description
99.1	Consent of Stephens Inc.
99.2	Form of Proxy Card of First Menasha.
99.3	Form of Election Form and Letter of Transmittal.

+
Certain schedules and attachments to the merger agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Nicolet Bankshares, Inc. agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

**
Previously filed.

(b)   Financial Statement Schedules
None. All other schedules for which provision is made in Regulation S-X of the Securities and Exchange Commission are either not required under the related restrictions, are inapplicable or the required information has been incorporated by reference into the proxy statement-prospectus, and, therefore, have been omitted.
(c)   Opinion of Stephens Inc. has been furnished as Appendix B to the proxy statement-prospectus.
Item 22.   Undertakings
The undersigned registrant hereby undertakes:
(a)   (1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(g)   (1)
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)
The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has filed this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Green Bay, State of Wisconsin, on February 21, 2017.
NICOLET BANKSHARES, INC.
By:	/s/ Robert B. Atwell
Robert B. Atwell, Chairman, President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated and on the 21st day of February, 2017.
/s/ Robert B. Atwell Robert B. Atwell Chairman, President and Chief Executive Officer (Principal Executive Officer)
* Ann K. Lawson Chief Financial Officer (Principal Financial and Accounting Officer)
* Michael E. Daniels Executive Vice President and Secretary, Director
Robert W. Agnew Director
John N. Dykema Director
Terrence R. Fulwiler Director
* Christopher Ghidorzi Director
* Thomas L. Herlache Director
* Louis J. Jeanquart Director
Donald J. Long, Jr. Director

* Susan L. Merkatoris Director
* William D. Murphy Director
* Randy J. Rose Director
Elyse Mollner Stackhouse Director
* Robert J. Weyers Director
By: /s/ Robert B. Atwell Robert B. Atwell As Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Nicolet Bankshares, Inc. and First Menasha Bancshares, Inc., dated November 3, 2016 (attached as Appendix A to the proxy statement-prospectus, which is part of this registration statement and incorporated herein by reference).+
5.1	Opinion of Godfrey & Kahn, S.C. regarding legality of securities being registered (including its consent).**
8.1	Opinion of Bryan Cave LLP regarding certain tax matters (including its consent).**
23.1	Consent of Godfrey & Kahn, S.C. (included as part of Exhibit 5.1).**
23.2	Consent of Bryan Cave LLP (included as part of Exhibit 8.1).**
23.3	Consent of Porter Keadle Moore, LLC.
23.4	Consent of Baker Tilly Virchow Krause, LLP.
24.1	Power of Attorney (included in the signature pages to the Registration Statement on Form S-4).**
99.1	Consent of Stephens Inc.
99.2	Form of Proxy Card of First Menasha.
99.3	Form of Election Form and Letter of Transmittal.

+
Certain schedules and attachments to the merger agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Nicolet Bankshares, Inc. agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

**
Previously filed.